 Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

                                                                   Exhibit 10.10

                     SOFTWARE DEVELOPMENT AND OEM AGREEMENT

         THIS SOFTWARE DEVELOPMENT AND OEM AGREEMENT (this "Agreement") is entered into as of December 28, 1999 (the "Effective Date"), by and between MICROSTRATEGY INCORPORATED, a Delaware corporation ("MicroStrategy") and EXCHANGE APPLICATIONS, INC., a Delaware corporation ("EA").

                                    RECITALS

         1. EA has developed certain proprietary customer relations management ("CRM") software, including, without limitation, VALEX(TM) and eXstatic(TM), all as described in greater detail herein.

         2. MicroStrategy desires to develop certain industry-specific data models for a set of vertical industries, as described in greater detail herein, and certain CRM applications which will function in connection with such data models and with the EA Products (as defined below).

         3. EA desires to integrate the MicroStrategy Software (as defined herein) with the data models and CRM applications and/or with the EA Products (as defined herein) and to sublicense such Exchange Applications Solutions directly to end users.

         4. EA and MicroStrategy believe that it is in their respective best interests that the foregoing data models, CRM applications, development environments and certain other developed software (collectively, the "Developed Products", as defined and described in greater detail in Section 1), be developed.

         5. To achieve the development of the Developed Products, EA and MicroStrategy have agreed to engage in certain joint development work and to grant certain technology licenses as set forth in this Agreement.

         6. To facilitate the development of the Developed Products and integration of the Developed Products with the EA Products and the MicroStrategy Software, MicroStrategy has agreed to create a business unit dedicated to the development and maintenance of the foregoing.

         7. EA and MicroStrategy have also agreed on the basis on which they will engage in certain joint marketing efforts to achieve commercial success for the Developed Products.

         ACCORDINGLY, EA and MicroStrategy agree as follows:

                                    AGREEMENT

1. Definitions. In addition to those terms that are defined where first used, the following definitions shall apply:

         "Applications" means the CRM applications developed by MicroStrategy pursuant to this Agreement, which will consist of a set of analytic CRM functionalities for certain horizontal and/or vertical industries as applied to the Data Models. The Applications may include, without limitation, customer and segment analysis, sales and channel analysis, campaign and offer analysis and market basket analysis.

         "Confidential   Information"  means  any  confidential  or  proprietary
information, including without limitation any source code, software tools, designs, schematics, plans or any other information relating to any research project, work in process, future development, scientific, engineering, manufacturing, marketing or business plan, or financial or personnel matter relating to either party, its present or future products, sales, suppliers, customers, employees, investors or business, identified by the disclosing party as Confidential Information, whether in oral form, or in written, graphic or electronic form and marked as confidential or disclosed under circumstances that would lead a reasonable person to conclude that the information was confidential, including without limitation, the source code related to the EA Products, the MicroStrategy Software and the Developed Products.

         "Data Models" means the industry-specific models for the storage of information developed by MicroStrategy pursuant to this Agreement, which may include, without limitation, the following vertical industries: banking, mutual fund and brokerage, telecommunications, transportation, automotive, retail catalogue, business-to-business high technology and business-to-consumer Internet.

         "Derivative Work" means a work which is based on the Developed Products, such as a revision, enhancement, modification, translation, abridgement, condensation, expansion, or any other form in which the Developed Products may be recast, transformed, or adapted, and which, if prepared without authorization of the owner of the copyright in such product, would constitute a copyright infringement. For purposes hereof, Derivative Work shall also include any compilation that incorporates a Developed Product.

         "Developed Products" means, collectively, the Data Models, Applications and certain other developed software developed pursuant to the Work Plan (as defined in Section 2.1(a)) as such Work Plan may be amended and/or modified from time to time pursuant to the terms of the Work Plan.

         "EA Know-How" means the techniques, inventions, practices, methods, knowledge, designs, skill and experience relating to the EA Products that are to be disclosed by EA to MicroStrategy pursuant to this Agreement and that are proprietary to EA.

         "EA Patents" means patents related to the EA Products, including without limitation, all foreign counterparts, all substitutions, extensions, reissues, renewals, divisions, continuations and continuations in part relating to such patents and their foreign counterparts, and which are owned or controlled by EA (where "controlled" means licensed by EA with a royalty-free right to grant sublicenses).

         "EA Products" means EA's proprietary CRM and email software products and other CRM products and CRM applications, currently existing or which may be later developed by EA, including, without limitation, VALEX(TM) and eXstatic(TM) and which may include third party licensed software products as an integrated component thereof.

                                      2.

         "EA Technology" means (i) the inventions, designs, discoveries and processes claimed in the EA Patents and (ii) the EA Know-How.

         "Evaluation" means an installation of an Exchange Applications Solution (as defined herein) for a period of sixty (60) days or less under the terms and conditions specified herein during which an end user may evaluate the Exchange Applications Solution for its internal use.

         "Improvements"  means  any  improvements,   discoveries,  developments,
modifications or derivative works, whether or not patentable.

         "Intellectual Property Rights" means all current and future trade secrets, copyrights, patents and other patent rights, trademark rights, service mark rights, mask work rights and any and all other intellectual property or proprietary rights now known or hereafter recognized in any jurisdiction.

         "MicroStrategy Know-How" means the techniques, inventions, practices, methods, knowledge, designs, skill and experience that are proprietary to MicroStrategy and that were employed by MicroStrategy in the development of the MicroStrategy Software or will be employed by MicroStrategy in the development of the Developed Products, pursuant to this Agreement.

         "MicroStrategy Patents" means patents related to the MicroStrategy Software, including without limitation, all foreign counterparts, all substitutions, extensions, reissues, renewals, divisions, continuations and continuations in part relating to such patents and their foreign counterparts, and which are owned or controlled by MicroStrategy (where "controlled" means licensed by MicroStrategy with a royalty-free right to grant sublicenses).

         "MicroStrategy Software" means the entire MicroStrategy product suite which is made generally available to end users during the term of this Agreement and which is set forth in Exhibit A in the form in which such product suite exists as of the Effective Date and as such may be amended by MicroStrategy from time to time during the term hereof, subject to the requirements set forth in
Section 4.9(g)(ii).

         "MicroStrategy   Technology"   means  (i)  the   inventions,   designs,
discoveries and processes claimed in the MicroStrategy Patents and (ii) the MicroStrategy Know-how.

         "Operative Agreements" means, collectively, this Agreement, the Payment and Registration Rights Agreement, the Joint Marketing Agreement, the License Agreement and the Strategy.com Master Affiliation Agreement.

         "Qualified Event" means the sale of all or a substantial part of a party's assets or a stock sale where pre-event shareholders hold less than a majority of the capital stock of the party after such event, whether by acquisition, merger or otherwise.

         "Territory" means the World.

                                      3.

         "Testing" means the testing of the G. A. version of the Developed Products contemplated by Section 2.4 to ensure compatibility, in all material respects, with the Specifications to be developed by the Steering Committee (as defined in Section 2.1).

         "User Documentation" means all instructional and technical materials and related literature provided by MicroStrategy which is to be distributed to end users in connection with the Developed Products and/or the MicroStrategy Software.

         "VAR Agreement" means the value-added reseller agreement between the parties that will exist upon conversion of this Agreement in accordance with the provisions herein which shall be substantially in the form set forth in Exhibit B hereto.

2. Development of Developed Products; License Fee; VAR Agreement Superseded.

        2.1 Development Program; Creation of Business Unit and Steering Committee; Ongoing Obligations.

        (a) Promptly following the execution of this Agreement, MicroStrategy will create a business unit (the "Business Unit"), which will include an engineering team, dedicated to the development and maintenance, support, integration and testing of the Developed Products pursuant to the terms of this Agreement. The composition of the Business Unit, development overview and the development objectives are set forth in Exhibit C, which shall be subject to modification as set forth in the Work Plan. The parties will establish a steering committee (the "Steering Committee") promptly following the Effective Date, which committee will be dedicated to setting the direction for development of the Developed Products and the other development obligations of the Business Unit as set forth in the Work Plan, including, without limitation, the establishment of quarterly milestones ("Milestones"). The composition, process-related responsibilities and operations of the Steering Committee are set forth in Exhibit D (collectively, with Exhibit C, the "Work Plan"). MicroStrategy will allow EA complete access to the Business Unit at all times during normal business hours, and all reasonable efforts shall be made by EA so that such access does not interfere with the development responsibilities of the Business Unit and/or the achievement of Milestones. EA will have the option, at its discretion, to locate up to ten (10) members of its own engineering and development team at the site established by MicroStrategy for the location of the Business Unit, and MicroStrategy will provide EA with adequate space to accommodate the foregoing. The Steering Committee shall develop the specifications for the Developed Products (the "Specifications"). Upon termination of the Business Unit duties by EA as provided in this Agreement or upon termination of this Agreement for any reason, excluding material breach by EA, MicroStrategy shall promptly deliver to EA the source code to all Developed Products which have been completed and/or are in process as of the termination date, product and design specifications, User Documentation, test data, and other related information reasonably requested by EA (collectively, the "Deliveries"). From time-to-time as the Developed Products are completed and tested pursuant to Work Plan and/or upon the request of EA, MicroStrategy shall make the Deliveries (or that portion thereof requested by EA) to EA.

        (b) MicroStrategy shall maintain and support (by providing research and development support and bug fixes to EA) the Developed Products and all software licensed by
                                      4.

MicroStategy hereunder during the term of this Agreement and any renewal periods thereof as such software is actually used by the end user. The foregoing support shall be provided in accordance, in all material respects, with MicroStrategy's standard technical support procedures. In addition, MicroStrategy will provide testing and quality engineering support for the Developed Products utilizing its Quality Engineering and Beta Programs groups, which group will provide the results of their tests to EA. MicroStrategy will designate a dedicated product manager for the Developed Products, create demonstrations of the Applications and develop pre-sales consulting materials for the Applications.

        (c) Subject to the right of either party under Section 10 to terminate this Agreement, the Business Unit will develop the Developed Products in accordance with the Specifications in all material respects, and will perform the tasks and furnish the deliverables described in the Work Plan, as such may be modified pursuant to the procedures set forth therein. The parties shall meet on a periodic basis in connection with the establishment of deliverables pursuant to the Work Plan to identify with specificity and in writing the Developed Products.

        (d) The parties shall work in good faith to finalize the form of VAR Agreement within thirty (30) days after the Effective Date.

        2.2 License Fee.

        (a) EA will pay MicroStrategy a license fee (the "License Fee") of sixty five million dollars ($65,000,000) in cash and EA common stock in the respective amounts and in accordance with the payment schedule set forth in the Payment and Registration Rights Agreement by and between the parties dated as of the Effective Date and attached hereto as Exhibit E (the "Payment and Registration Rights Agreement"), in consideration of the rights, licenses and obligations of the parties under this Agreement and the Exhibits hereto.

        (b) Except as set forth in the foregoing paragraphs of this subsection
2.2 or as otherwise expressly provided in this Agreement, each party will bear its own costs incurred by it to accomplish its responsibilities in the development effort.

        2.3 Business Unit Changes. The parties' respective project managers shall participate in project review meetings as mutually agreed. MicroStrategy may change or substitute members of the Business Unit at its discretion from time to time. Notwithstanding the foregoing, MicroStrategy shall adhere to the then-current requirements of the Work Plan regarding the skill levels and other qualifications of the Business Unit members.

        2.4 Conformance Testing. MicroStrategy will complete development and delivery of the deliverable items set forth in the Work Plan in accordance with the Milestones set forth therein. Upon completion of the Milestones, including, without limitation, final completion of the Developed Products and the performance of product quality and conformance testing of the G.A. version of the Developed Products by MicroStrategy based upon testing criteria and Specifications established by the Steering Committee, EA have the right to confirm the results of such product quality and performance testing.

        2.5 Demonstration Environment. MicroStrategy agrees to allocate a portion of the Business Unit toward the development of a demonstration environment for the Exchange
                                      5.

Applications Solution and the Developed Products at EA's site. In connection with the foregoing, MicroStrategy shall provide the MicroStrategy Software, the Developed products and certain Business Unit personnel as selected by MicroStrategy (collectively, the "MicroStrategy Resources"), and EA shall be responsible for all third party software, all hardware and all costs related to the demonstration environment, excluding those directly related to the MicroStrategy Resources, or as otherwise specifically provided for in the Work Plan.

        2.6 Termination of VAR Agreement. The parties acknowledge and agree that this Agreement supersedes and replaces that DSS Partner Value-Added Reseller Agreement between the parties dated June 1, 1999, which is hereby terminated pursuant to Section 15.9 thereof. All licenses to end users granted under the foregoing agreement will survive such termination, all obligations set forth in
Section 14.6 shall survive, and MicroStrategy's obligations under Section 9.2 thereof for support shall be pursuant to this Agreement in lieu of its support obligations thereunder.

        2.7 Source Code Escrow. Within ten (10) days after the Effective Date, the parties shall enter into a Source Code Escrow Addendum in respect of the MicroStrategy Software in substantially the form provided to MicroStrategy's other customers (the "Source Code Escrow Addendum").

3. Joint Marketing And Sales; Joint Marketing Agreement. The parties' respective obligations regarding marketing and promotion of the Developed Products and certain mutually agreed upon details regarding their relationship as embodied in this Agreement shall be as set forth in a Joint Marketing Agreement in the form attached hereto as Exhibit F.

4. Joint Ownership of Developed Products; OEM License Grants to MicroStrategy Software.

        4.1 Joint Ownership; Restriction on Sale. MicroStrategy and EA shall jointly own all right, title and interest worldwide in and to the Developed Products including, without limitation, patents, copyrights, trade secrets and any other Intellectual Property Rights (including trademarks and trade names related to the Developed Products, but excluding any trademarks and trade names owned individually by either party) incorporated in the Developed Products, whether in the United States or abroad, which ownership rights shall be subject to the restrictions set forth in Sections 4.7, 4.8 and elsewhere in this Agreement. EA acknowledges that MicroStrategy has not filed any patent applications nor obtained any issued patents on the Developed Products as of the Effective Date. It is the intention of the parties that all the Intellectual Property Rights (including any related trademarks and trade names, but excluding those owned individually by either party) in the Developed Products shall be jointly owned without any duty to account (except in the event of infringement as provided in Section 4.12 or share any royalties (except as provided in Section 11.1) based on the licensing or use of the Developed Products by the other party. Notwithstanding the foregoing and except pursuant to Section 10.3, during the period of time that the Business Unit obligations are continuing hereunder and for a period of six (6) months thereafter (the "Lockup Period"), neither party may sell, assign, transfer or encumber its ownership interest in the Developed Products (a "Transfer of Ownership") without the other party's prior written consent, which may be granted or withheld in such party's sole discretion. After the Lockup Period, either party shall have the

                                      6.

right to engage in a Transfer of Ownership, provided that such transfer shall shall be a transfer of the transferring party's joint ownership interest in the Developed Products only (subject to the restrictions set forth in this Agreement), and shall not entail a transfer or assignment of any license or other rights granted by MicroStrategy pursuant to this Agreement or of any obligations of MicroStrategy hereunder.

        4.2 Enforcement of Intellectual Property Rights. Upon reasonable request, each party (the "Assisting Party") will assist the other party (the "Requesting Party") in every proper way to obtain and from time to time enforce, United States and foreign Intellectual Property Rights related to the Developed Products in any and all countries. To that end, the Assisting Party will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Requesting Party may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Intellectual Property Rights and the Requesting Party's joint ownership interest therein. The Assisting Party's obligation to assist the Requesting Party with respect to such Intellectual Property Rights relating to the Developed Products in any and all countries shall continue for a period of five (5) years after expiration or termination of this Agreement, which expenses shall be shared by the parties as they may mutually agree. In addition, the Assisting Party will execute any license agreement which is consistent with the rights granted and the terms set forth in this Agreement requiring the names of both co-owners to make the license granted therein enforceable.

        4.3 Execution of Documents. In the event the Requesting Party is unable for any reason, after reasonable effort (which shall include the issuance of a final notice pursuant to the notice provisions hereof), to secure the Assisting Party's signature on any document needed in connection with the actions specified in Section 4.2 above, the Assisting Party hereby irrevocably designates and appoints the Requesting Party and its duly authorized officers and agents as its agent and attorney in fact, which appointment is coupled with an interest, to act for and in its behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by the Assisting Party.

        4.4 Copyright Notices on Developed Products. EA and MicroStrategy agree that all copies of the Developed Products and any Derivative Works, whether or not modified, made by EA or MicroStrategy, or their respective licensees or sublicensees, will contain applicable proprietary notices as described in greater detail in Exhibit G. In addition, EA and MicroStrategy agree to include an applicable copyright notice, as described in greater detail in Exhibit G, in or on the media of all copies of the Developed Products or any Derivative Work.

        4.5 Derivative Works. Neither party shall have the obligation to share or disclose its own respective Derivative Works to the other party. Notwithstanding the provisions of Section 8, either party may prepare and file a patent application for its own Derivative Work in any country; provided that such party (i) notifies the other party, in writing, at least sixty (60) days prior to submitting such patent application; and (ii) describes the scope of the proposed patent application and the countries in which it desires to seek patent protection. The ownership of the patent on the Derivative Work and the application therefor, excluding any patent or other intellectual property rights related to the Developed Product underlying the Derivative Work or upon which such Derivative Work is based, shall be vested in the party which is the developer of

                                      7.

such Derivative Work. Notwithstanding any of the foregoing, in no event shall either party (the "Non-Creating Party") bring an action to enforce any rights to seek remedies against the other party (the "Creating Party"), its customers or licensees based upon a claim that the Creating Party's Derivative Works infringe upon the Non-Creating Party's Intellectual Property Rights. Notwithstanding the foregoing, nothing stated herein shall allow either party to create Derivative Works in violation of its obligations with respect to Confidential Information contained in Section 8 or to create Derivative Works which infringe upon the other party's intellectual property rights related to the MicroStrategy Software or the EA Products, as applicable.

        4.6 Trademark License. MicroStrategy hereby grants to EA an unrestricted, terminable (pursuant to Section 10), non-exclusive, royalty-free, world-wide license (without the right of sublicense) to use all trademarks and trade names owned by MicroStrategy and associated with the Developed Products and the MicroStrategy Software (herein the "Trademarks") in conjunction with any licensing and/or sublicensing, as applicable, of such products to end users in accordance with the terms of this Agreement. EA agrees to state in appropriate places, as designated by MicroStrategy and described in greater detail in Exhibit H, that the Trademarks are the trademarks of MicroStrategy and to include the symbols TM and (R) as appropriate. EA agrees to maintain the quality of the EA Products licensed in connection with the use of the Trademarks, to use the Trademarks in accordance with guidelines and instructions as may be reasonably promulgated by MicroStrategy from time to time, and to provide to MicroStrategy, upon reasonable request, representative samples of product packaging using the Trademarks. EA agrees to take all actions reasonably necessary or requested by MicroStrategy to protect MicroStrategy's rights in the Trademarks.

        4.7 Channel Distribution. Both parties agree to only license the Developed Products directly to end users. Neither MicroStrategy nor EA will sell or license the Developed Products to any third party distributor, subdistributor, multiple tiers of subdistributors, any value-added reseller, resellers or original equipment manufacturers (a "Channel") without the express written consent of the other party. In the event that the non-transferring party consents to the proposed sublicensing or distribution of the Developed Products by a Channel, the parties will negotiate in good faith the terms of a three-party agreement providing, among other things as negotiated by the parties, that MicroStrategy and EA would share in the revenue generated from the sublicensing and/or distribution by the Channel of the integrated solutions that include Developed Products, any EA Products and/or MicroStrategy Software bundled therewith. Notwithstanding the foregoing, nothing stated herein shall prohibit EA from sublicensing and/or distributing the Developed Products and/or the MicroStrategy Software (subject to the other restrictions and obligations set forth in this Agreement) using Axiom Corporation ("Axiom") as a Channel, provided that Axiom sublicenses and/or distributes the foregoing software products directly to End Users and not by means of a Channel. In the event of the foregoing, the parties shall negotiate in good faith and mutually agree in advance upon a revenue sharing arrangement that compensates MicroStrategy adequately based upon the amount of MicroStrategy Software embedded or integrated with each product sublicensed or distributed by Axiom.

        4.8 Additional Usage Restrictions. Both parties acknowledge and agree that either party may license the object code of the Developed Products and/or its own respective Derivative Works (in object code format only) to end users in accordance with its standard licensing practices, provided that such license includes adequate prohibitions on obtaining Source Code

                                      8.

through reverse engineering. For the purposes of this Agreement, the term "Source Code" shall mean the human-readable coded version of the Developed Products and all related program documentation such that a programmer reasonably skilled in the relevant programming language could read, understand and modify the Developed Products. For the avoidance of doubt, the parties acknowledge and agree that the Developed Products may be used by the parties (but not their licensees) to provide time sharing, service bureau and/or ASP services.

        4.9 MicroStrategy OEM License Grants to MicroStrategy Software; OEM License Restrictions.

        (a) Internal Use License. Subject to the fees payable hereunder, MicroStrategy hereby agrees to grant to EA a royalty-free (except as provided in Section 10), worldwide, limited (as provided in the License Agreement, as defined below), non-exclusive and non-transferable license to use the MicroStrategy Software in accordance with the terms and conditions set forth in the form of License Agreement attached hereto as Exhibit I and hereby incorporated by reference into this Agreement (the "License Agreement"). The foregoing license grant shall be coterminous with this Agreement and the VAR Agreement. For the avoidance of doubt, EA may use the MicroStrategy Software in connection with providing time sharing, service bureau and/or ASP services.

        (b) Development License. MicroStrategy hereby grants EA a non-exclusive, non-transferable license to use the MicroStrategy Software in a non-production environment for the limited purpose of establishing the compatibility of the products included in the MicroStrategy Software with the EA Products.

        (c) License to Market, Sublicense and Distribute. MicroStrategy hereby grants EA a license to copy (in object code form only), market, sublicense and distribute the MicroStrategy Software and related User Documentation, including any updates thereto provided to EA pursuant to this Agreement, in conjunction with an Exchange Applications Solution and/or a Developed Product in the Territory. All licenses to the MicroStrategy Software granted hereunder shall be "ramped" or granted on a staggered basis in accordance with the delivery schedule set forth in Exhibit J. This is not a license to market, sublicense or distribute the MicroStrategy Software or User Documentation separately or to copy the MicroStrategy Software for such purposes, and such action shall be a material breach of this Agreement. EA shall sublicense and distribute the MicroStrategy Software and User Documentation directly to end users solely through a written sublicense agreement ("End User License Agreement") that includes, at a minimum, contractual provisions that:

                (i) Restrict use of the MicroStrategy Software solely to use with an Exchange Applications Solution and/or a Developed Product. For purposes of this provision, an "Exchange Applications Solution" is the combination of the EA Products with the MicroStrategy Software in order to create a "CRM/eCRM Application." For purposes of this subsection, a CRM/eCRM Application means an application that contains a substantial customer-centric data model with at least 100 elements and a reasonable number of packaged analytical reports (i.e., 10 or more such reports). MicroStrategy acknowledges and agrees that there may be more than one Exchange Applications Solution.

                                      9.

                (ii) Restrict use of the MicroStrategy Software to use in object code form.

                (iii) License the MicroStrategy Software on a named user basis exclusively for each named end user's internal business purposes.

                (iv) Prohibit transfer or duplication of the MicroStrategy Software except for temporary transfer in the event of computer malfunction and duplication as part of routine back-up procedures.

                (v) Prohibit assignment of the MicroStrategy Software without the prior written consent of EA.

                (vi) Prohibit the use of the MicroStrategy Software by any third party except agents and consultants of end users who have signed a confidentiality agreement that requires at least a reasonable standard of care in the protection of MicroStrategy Confidential Information.

                (vii) Prohibit causing or permitting the reverse engineering, disassembly or decompilation of the MicroStrategy Software.

                (viii) Prohibit title to the MicroStrategy Software from passing to end users.

                (ix) Disclaim MicroStrategy's liability for damages, whether direct or indirect, incidental or consequential, arising in connection with the End User License Agreement.

                (x) State that MicroStrategy makes no direct warranty of any kind to end users under the End User License Agreement.

                (xi) Prohibit disclosure to any third party of any results of any benchmark tests or quantitative analyses of the MicroStrategy Software.

                (xii) Require end users to use a commercially reasonable degree of care to protect the Confidential Information of MicroStrategy and prohibit end users from, directly or indirectly, (a) using any Confidential Information of MicroStrategy to create any computer software program or user documentation that is substantially similar to any MicroStrategy product or user documentation, or (b) using or disclosing Confidential Information of MicroStrategy, except as authorized by this Agreement.

                (xiii) Disclaim MicroStrategy's liability for any taxes or duties, however designated or levied (including, but not limited to sales, use and personal property taxes).

        (d) License to Demonstrate. MicroStrategy hereby grants to EA a license to demonstrate the MicroStrategy Software in conjunction with an Exchange Applications Solution and/or a Developed Product in the Territory. MicroStrategy shall provide EA copies of the MicroStrategy Software for demonstration purposes. EA shall take all reasonable precautions

                                      10.

against unauthorized disclosure or copying of MicroStrategy Software while the Exchange Applications Solution is being demonstrated. EA shall take all reasonable steps to ensure that the MicroStrategy Software is inaccessible during inactive demonstration times, delete any demonstration copies of the MicroStrategy Software installed on the potential customer's computers upon completion of any demonstration at a customer site and further exercise commercially reasonable efforts to ensure the security of the MicroStrategy Software.

        (e) License to Grant Evaluation Licenses. MicroStrategy grants to EA a license to allow Evaluations of the MicroStrategy Software in conjunction with the EA Products in the Territory, but only pursuant to a written agreement that contains the restrictions set forth in this Section. MicroStrategy shall provide EA with copies of the MicroStrategy Software for Evaluations. EA shall take all reasonable precautions against unauthorized disclosure or copying of MicroStrategy Software during Evaluations. When an Evaluation ends, if an End User does not license the Exchange Applications Solutions, EA shall require that all copies of the Exchange Applications Solutions be promptly removed from such end user's facilities and returned to EA.

        (f) EA covenants. In connection with the license granted in this Section 4.9, EA covenants and agrees: (i) not to distribute the MicroStrategy Software, except as part of an Exchange Applications Solution (as defined in Section 4.9(c)(i)); (ii) not to distribute the MicroStrategy Software electronically; and (iii) not to distribute the MicroStrategy Software through Channels of distribution, except as permitted under Section 4.7.

        (g) MicroStrategy Software OEM License Restrictions and EA Covenants. The rights granted in this Section 4.9 are expressly limited to and restricted by the following:

                (i) No copies may be made of MicroStrategy Software except as explicitly authorized by this Agreement or the applicable End User License Agreement. EA shall have no right to manufacture, modify, or copy User Documentation. Notwithstanding the foregoing, EA shall have the right to make a reasonable number of copies of the User Documentation for purposes consistent with this Agreement, provided that such copies are of the same quality as the originals as provided by MicroStrategy.

                (ii) MicroStrategy reserves the right to amend, modify, enhance, add to or delete from the list of MicroStrategy Software upon thirty (30) days' written notice to EA so long as the list includes at all times any software product then actively marketed by MicroStrategy in the United States, provided, however, that such modifications to the list of MicroStrategy Software shall not apply to proposals to end users outstanding on the notice date of such modifications until the earlier of (i) the proposal expiration date or (ii) sixty (60) days from the notice date, provided that EA provides a list of such end users to MicroStrategy within thirty (30) days of the notice date. The list of end users shall include (i) the name of the end user, (ii) the date of the proposal, and (iii) the expiration date of the proposal. This Agreement shall automatically cover all such amendments, modifications, or enhancements to the list of MicroStrategy Software. MicroStrategy's support obligations for MicroStrategy Software (for End Users and EA) that is phased out in accordance with this subsection shall be handled pursuant to MicroStrategy's standard support policies and procedures then in effect, but in no event, shall EA or its end users be accorded less favorable treatment than MicroStategy's direct


                                      11.

customers. Notwithstanding the foregoing, EA shall continue to retain its license rights under this Section 4.9 for all MicroStrategy Software, including those products that are phased out or discontinued as provided above (collectively, the "Discontinued Products"), provided, however, that, notwithstanding the foregoing, MicroStrategy shall have no warranty, support, indemnification or other obligations whatsoever with respect to the Discontinued Products, which shall be licensed on an "AS IS" basis as of the date which is thirty (30) days after the date of written notice to EA as provided herein. EA shall be entitled to the source code to a Discontinued Product pursuant to the terms and restrictions of the Source Code Escrow Addendum at such time, if ever, that MicroStrategy ceases to provide Technical Support Services (as defined in the Source Code Escrow Addendum) for that particular Discontinued Product.

                (iii) EA agrees that it will not, either directly or through a third party, use MicroStrategy Software, the source code, or a derivative thereof, or any Confidential Information of MicroStrategy, to create, modify or enhance any computer software programs or user documentation which is functionally, visually, or otherwise identical or substantially similar to any MicroStrategy Software.

                (iv) EA agrees that it will not, either directly or through a third party, reverse engineer, disassemble or decompile any of the MicroStrategy Software, or make any attempt to obtain or derive the source code from any MicroStrategy Software, whether or not such product is listed in Exhibit A.

                (v) EA agrees that it will not permit any End Users to rent or lease MicroStrategy Software or use of MicroStrategy Software (i.e., timeshares or service bureaus).

                (vi) Regardless of any disclosure by EA to MicroStrategy of an ultimate destination of MicroStrategy Software, EA shall not transfer or re-export MicroStrategy Software, any goods created with MicroStrategy Software, related documentation, or other related proprietary information, to anyone outside the United States as to which export may be in violation of the United States export laws or regulations, without first obtaining the appropriate license from the U.S. Department of Commerce and/or any other agency or department of the U.S. Government, as required.

        4.10 Reserved Rights. Any rights to or under MicroStrategy's Intellectual Property Rights or the MicroStrategy Software not expressly granted in this Agreement are expressly reserved by MicroStrategy. In addition, MicroStrategy reserves the right to amend the list of provisions that must appear in the End User License Agreement as set forth in Section 4.9(c)(ii) through (xiii) upon ninety (90) days' advance, written notice; provided, however, that such amended provisions shall be commercially reasonable and apply only to End User License Agreements executed by EA subsequent to the expiration of the ninety (90) day notice period.

        4.11 Intellectual Property Markings on MicroStrategy Software. EA will comply with MicroStrategy's instructions regarding the marking of the MicroStrategy Software and accompanying User Documentation with a notice reflecting MicroStrategy's ownership of certain Intellectual Property Rights embodied therein.

                                      12.

        4.12 Infringement by Third Parties. If either party learns of any possible infringement or misappropriation of the other party's Intellectual Property Rights, it shall immediately give notice thereof to the other party. Each party agrees to cooperate with the other party's reasonable efforts to seek legal remedies for such infringements and misappropriations. In the event of any successful claim of infringement (a "Claim") of the Intellectual Property Rights embodied in the Developed Products against a third party or any settlement thereof involving a monetary recovery, MicroStrategy and EA agree to share equally the net proceeds derived from the disposition or settlement of such Claim after deducting from such proceeds each party's costs in connection therewith to the extent that such costs are not otherwise directly covered by the settlement amount or court award.

5. WARRANTY; DISCLAIMER OF WARRANTIES.

        5.1 Warranty. MicroStrategy warrants to EA for a period of ninety (90) days from the date of delivery of the MicroStrategy Software to EA that each unmodified MicroStrategy Software product will perform in substantial conformance with the functions described in the User Documentation. In addition, MicroStrategy warrants to EA through December 31, 2001 that the unmodified MicroStrategy Software products will not fail or produce incorrect results when processing with four (4)- digit dates for the year 2000; provided, however, that MicroStrategy makes no warranty with respect to any such failure or incorrect result that may arise due to: (i) the quality of the data sought to be processed with the MicroStrategy Software; (ii) the effect of other software not licensed by MicroStrategy to EA or developed by MicroStrategy for EA; or (iii) the use of the MicroStrategy Software in an operating environment or on a platform not specified by MicroStrategy. MicroStrategy Software warranty claims must be brought within the warranty period. For any breach of the warranties contained herein, EA's exclusive remedy and MicroStrategy's entire liability shall be, at MicroStrategy's sole discretion, the correction of the MicroStrategy Software errors that cause breach of the warranty, replacement of the MicroStrategy Software which is experiencing the error or return of the License Fees allocable to the non-conforming MicroStrategy Software product (or in the case of a breach of the warranty contained in the second sentence of this Section 5.1, a pro-rated portion of such license fees) upon EA's return of such MicroStrategy Software product to MicroStrategy.

        5.2 MICROSTRATEGY DISCLAIMER. EXCEPT AS PROVIDED HEREIN, THE MICROSTRATEGY SOFTWARE IS BEING LICENSED "AS IS" WITHOUT WARRANTY OF ANY KIND. EXCEPT FOR THE RIGHT OF EA TO CONFIRM THE RESULTS OF MICROSTRATEGY'S CONFORMANCE TESTS PURSUANT TO SECTION 2.4, THE DEVELOPED PRODUCTS ARE BEING FURNISHED "AS IS" WITHOUT WARRANTY OF ANY KIND. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 5, MICROSTRATEGY MAKES NO WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AS TO ANY MATTER WHATSOEVER. IN PARTICULAR, ANY AND ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED.

        5.3 EA DISCLAIMER. EXCEPT AS PROVIDED IN THIS AGREEMENT, EA MAKES NO WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AS TO THE DEVELOPED PRODUCTS AND/OR ITS DERIVATIVE WORKS.

                                      13.

6. Support, Maintenance And Consulting.

        6.1 EA Support Options. EA will have the option of either: (i) providing level I support to end users ("End Users") ("Level 1 Support") for all EA-branded offerings of the Developed Products with MicroStrategy providing level 2 support ("Level 2 Support"), or (ii) MicroStrategy providing both Level 1 and Level 2 Support for such offerings. Level 1 Support will consist of (i) initial contact with the End User to define a code or documentation problem; (ii) provision of answers to questions about product functionality to the extent reasonably possible; and (iii) an attempt to resolve the call. Level 2 Support will consist of (i) receipt of problem definition and scope and all related data and materials from first level support personnel of EA; (ii) an attempt to provide solutions or workarounds for the problem; (iii) formulation of plans for collection of additional data relating to the problem; (iv) the collection of additional data relating to the problem, and (v) the provision of bug fixes and/or patches for problems in conformance with MicroStrategy's standard support procedures then in effect.

        6.2 Support Royalties. Regardless of which of the options set forth in
Section 6.1 that EA chooses, EA shall pay to MicroStrategy a royalty of eight percent (8%) of the license fees (assuming a maintenance rate of 16% of the applicable end user license fees) EA receives for, or that are attributable to, the MicroStrategy Software component of the product licensed by EA. The MicroStrategy Software component value shall be calculated based on the lesser of: (a) thirty percent (30%) of the MicroStrategy list price then in effect for the MicroStrategy Software which is bundled with, or included in, the Exchange Applications Solution, or (b) fifty percent (50%) of the actual price for the Exchange Application Solution. This arrangement will be reciprocal for support provided by EA (i.e., MicroStrategy will pay EA an 8% royalty) in connection with MicroStrategy-branded offerings of the Developed Products. In connection with the foregoing, each party agrees to charge End Users an amount equal to sixteen percent (16%) of the applicable product license fees for maintenance and support services. The royalty payment terms in Section 11.1 shall apply to the payment of all royalties hereunder.

7. Indemnities.

        7.1      Indemnification.

        (a) MicroStrategy shall indemnify, defend and hold EA harmless from and against any and all liabilities, losses, damages, fees, costs and expenses, including without limitation reasonable attorneys' fees, incurred by EA resulting from a third party claim, suit, action or proceeding (a "Claim") alleging that the MicroStrategy Software, the Developed Products or MicroStrategy's Derivative Works (collectively, the "Indemnified Products") infringes or misappropriates a third party U.S. patent, copyright, trade secret or other intellectual property right; provided that EA (i) promptly notifies MicroStrategy in writing of such Claim; (ii) provides MicroStrategy sole control of the defense or settlement of such claim; and (iii) provides MicroStrategy assistance at MicroStrategy's request and reasonable expense. EA may participate in the defense or settlement of the Claim at its own expense. If a final injunction is obtained against EA for use of the MicroStrategy Software or the Developed Products or licensing of the Developed Products in accordance with the terms of this Agreement, or if MicroStrategy reasonably believes that such injunction is likely, MicroStrategy may, at its option and its expense, either
(i) procure for EA the right to continue using and/or licensing the


                                      14.

MicroStrategy Software or the Developed Products, as applicable, or (ii) modify the MicroStrategy Software or the Developed Products, as applicable, or the infringing portions thereof so that they become non-infringing. If in MicroStrategy's opinion neither of the above is commercially feasible, EA shall promptly cease licensing the infringing MicroStrategy Software, or the Developed Products, as applicable, and MicroStrategy shall pay to EA an amount equal to the License Fee, reasonably attributable to such component as a fraction of all licenses granted hereunder depreciated on a three-and-one-half (3 1/2) year straight line basis, calculated backwards from the date of infringing event to the Effective Date. MicroStrategy will have no liability or obligation to indemnify for any claim arising from (i) the combination of the Indemnified Products with EA or third party materials or intellectual property, unless such infringement would have occurred without such combination; (ii) the modification or translation of the Indemnified Products or any portion of the MicroStrategy Technology by EA or any third party not authorized to do so by MicroStrategy (collectively, "EA Modifications"); (iii) any use by EA of the Indemnified Products after directed by MicroStrategy to discontinue use thereof; or (iv) any Improvements to the Indemnified Products created by a party other than, or not specifically authorized by, MicroStrategy.

        (b) EA shall indemnify, defend and hold MicroStrategy harmless from and against any and all liabilities, losses, damages, fees, costs and expenses, including without limitation reasonable attorneys' fees, incurred by MicroStrategy resulting from the EA Modifications or from a Claim that the manufacture, use or licensing by EA of the MicroStrategy Software and/or the Developed Products other than in accordance with the terms of this Agreement or that EA's Derivative Works infringes any patent, copyright or other proprietary rights of any third party or misappropriates any trade secret of any third party; provided that such Claim is not a Claim based on the Indemnified Products for which MicroStrategy indemnifies EA pursuant to Section 7.1(a); and provided further that MicroStrategy (i) promptly notifies EA in writing of such Claim;
(ii) provides EA sole control of the defense or settlement of such claim; and
(iii) provides EA reasonable assistance at EA's request and expense.

        (c) Any failure by either party to promptly notify the other of a claim for which indemnification may be sought or to cooperate in such claim shall only relieve the other of its indemnity obligations hereunder to the extent that it is prejudiced by the delay or failure to cooperate.

        7.2 Entire Liability. The foregoing provisions of this Section 7 state the entire liability and obligations of each party and the exclusive remedy of each party with respect to any alleged Intellectual Property Rights infringement or misappropriation by the MicroStrategy Software, the Developed Products, the Derivative Works or the parties' respective Technology incorporated in the Developed Products. Neither party shall be liable for claims by the other party's end users relating to the Developed Products, the EA Products and/or the Exchange Applications Solution.

8. Confidentiality.

        8.1 Confidentiality. Each party hereto will maintain in confidence all Confidential Information disclosed by the other party hereto. Neither party will use, disclose or grant use of such Confidential Information except as expressly authorized by this Agreement. To the extent

                                      15.

that disclosure is authorized by this Agreement, the disclosing party will obtain prior written agreement from its employees, agents or consultants to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those permitted by this Agreement, and each party shall be liable for the unauthorized disclosure of the other party's Confidential Information by such employees, agents or consultants. Each party will use at least the same standard of care as it uses to protect its own most confidential information to ensure that such employees, agents or consultants do not disclose or make any unauthorized use of such Confidential Information. Each party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information. In no event shall either party disclose the other party's confidential information to the disclosing party's competitors as defined in Exhibit K (the "Competitors") even if such Competitor is a consultant or contractor of the receiving party.

        8.2 Exceptions. The obligations of confidentiality contained in Section
8.1 will not apply to the extent that such Confidential Information:

        (a) was already known to the receiving party, other than under an obligation of confidentiality to the disclosing party, at the time of disclosure by the other party;

        (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the other party;

        (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement;

        (d) was disclosed to the receiving party, by a third party who had no obligation to the disclosing party not to disclose such information to others;

        (e) is independently developed by the receiving party without reference to the Confidential Information;

        (f) was the subject of a court- or government-ordered disclosure, provided that the disclosing party gives reasonable prior notice to the non-disclosing party and limits the scope and the instances of the disclosure to that required by the relevant order and cooperates and assists the disclosing party in obtaining a protective order relating to such disclosure, if applicable.

9. Limitation Of Liability. EXCLUDING EACH PARTY'S INDEMNIFICATION OBLIGATIONS FOR DAMAGES PAYABLE TO A THIRD PARTY FOR INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS AND BREACHES OF THE CONFIDENTIALITY OBLIGATIONS SET FORTH IN SECTION 8, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR TO ANY ENTITY CLAIMING THROUGH OR UNDER THE OTHER PARTY FOR ANY LOSS OF USE, PROFIT OR INCOME, ANY LOST DATA, ANY WORK STOPPAGE, ANY EQUIPMENT DOWNTIME, OR FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE, OR SPECIAL DAMAGES, WHETHER IN AN ACTION FOR CONTRACT OR TORT OR BASED ON A WARRANTY, IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUCH PARTY HAS

                                      16.

BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCLUDING EACH PARTY'S INDEMNIFICATION OBLIGATIONS FOR DAMAGES PAYABLE TO A THIRD PARTY FOR INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS AND BREACHES OF THE CONFIDENTIALITY OBLIGATIONS SET FORTH IN SECTION 8, IN NO EVENT SHALL EITHER PARTY'S LIABILITY TO THE OTHER HEREUNDER EXCEED THE LICENSE FEES PAID TO MICROSTRATEGY PURSUANT TO THIS AGREEMENT. The foregoing limitations are independent from all other terms and provisions of this Agreement and shall apply notwithstanding the failure of any remedy provided herein.

10. Term; Termination Based Upon Certain Occurrences.

        10.1 Term; Effect of Termination by EA. This Agreement shall commence upon the Effective Date and shall continue for an initial term of three-and-one-half (3 1/2) years. Notwithstanding the foregoing, EA may terminate the obligations of the Business Unit set forth in Section 2.1 and Exhibit C at any time during the initial term upon (i) 30 days' prior notice if such notice occurs prior to June 30, 2000, or (ii) 60 days' prior notice if such notice occurs at any time thereafter. If EA elects to terminate the Business Unit obligations as provided above, EA will be relieved of any payment not yet due and payable to MicroStrategy pursuant to the Payment and Registration Rights Agreement. If EA elects to terminate the Business Unit obligations during the first four (4) quarters of this Agreement, then MicroStrategy shall have the right to immediately terminate the Strategy.com Master Affiliation Agreement described in greater detail in Section 13 hereof and to immediately cease all development, engineering and related work hereunder, provided that MicroStrategy shall make the Deliveries as specified in this Agreement. In addition, if EA elects to terminate the Business Unit obligations, then this Agreement shall terminate and be superseded by the VAR Agreement, and the Credit as defined and described in Section 10.3 shall apply. If EA terminates this Agreement based upon a material breach by MicroStrategy pursuant to Section 11.4, then this Agreement shall be superseded and converted into the VAR Agreement. In addition, in the event that this Agreement is converted into a VAR Agreement as described in the preceding sentence, then the Credit defined and described in Section 10.3 shall apply.

        10.2 Renewal Options. EA shall have the right to extend the OEM license rights contained in Section 4.9 of this Agreement for an additional three (3) year term for a fee of $30,000,000, provided that EA has not exercised its termination rights pursuant to Section 10.1 prior to the expiration of the initial term. In addition, EA shall have the right to extend the Business Unit commitment set forth in Section 2.1(a) for an additional three (3) year term for a fee of $30,000,000, provided that EA has not exercised its termination rights pursuant to Section 10.1 prior to the expiration of the initial term. Alternatively, the parties agree that EA may extend the term of the OEM license rights hereunder pursuant to the VAR Agreement for additional one (1) year terms in consideration of the payment of incremental per unit royalties for the MicroStrategy Software (as bundled with the EA Products) equal to the thirty percent (30%) of the then-current list prices for such software. The renewal option described in the immediately preceding sentence shall not be exercisable by EA in the event that MicroStrategy terminates this Agreement pursuant to
Section 11.4 based upon a material breach by EA.

                                      17.

        10.3 Termination Based Upon the Occurrence of a Qualified Event. In the event of a Qualified Event, the party which is not the subject of such event may terminate this Agreement, provided that such termination occurs within ninety
(90) days after the closing date of the Qualified Event. Upon any such termination, this Agreement shall be superseded by the VAR Agreement, including, without limitation, a provision for a credit toward future royalties payable to MicroStrategy in an amount equal to $30 million less 30% of the list price for all MicroStrategy Software licensed by EA prior to the date of termination/conversion (the "Credit"). In the event of the foregoing, the royalty for the MicroStrategy Software payable to MicroStrategy will be 30% of the then-current list prices for such products until the credit is exhausted and, thereafter, shall be 35% of the then-current list prices for such products.

11. Royalties; Taxes; Audit; Termination for Breach; Additional Effects of Termination.

        11.1 Maintenance Royalty Payment Terms. All royalties accruing in a particular calendar quarter shall be paid within thirty (30) days after the end of each such calendar quarter and shall be accompanied by a report detailing the number of Exchange Applications Solutions licensed (or the nature of support provided, if applicable pursuant to Section 6.2) during the quarter to which the royalty payment set forth above applies, the rates at which royalties were computed, the amount of royalties due, and all additional details reasonably necessary to show how these amounts were determined.

        11.2 Taxes. The license fees specified in this Agreement are exclusive of any sales, use, excise, or similar taxes, and of any export and import duties, which may be levied upon or collectible by either party as a result of the licensing or shipment of products to end users, any services performed under this Agreement and use of products by end users. Each party agrees to pay and otherwise be fully responsible for, and indemnify and hold the other harmless from and against any and all such taxes and duties, unless in lieu thereof the party responsible for collecting such taxes provides to the other an exemption certificate acceptable to the relevant governmental authorities. Notwithstanding the foregoing, each party, to the extent permitted by applicable law, shall have the right to claim any and all costs expended pursuant to this Agreement for qualified research and development per Internal Revenue Code Section 41, research tax credit.

        11.3 Audit.

        (a) Records. EA shall keep complete and accurate records pertaining to the licensing of the Exchange Applications Solutions. Such records will be maintained for a five (5) year period following the year in which any license fee and/or maintenance fee payments are made by customers pertaining to the licensing of Exchange Applications Solutions or the provision of services related thereto.

        (b) Audit Request. MicroStrategy will have the right to engage, at its own expense, an independent auditor reasonably acceptable to EA, to examine EA's records not more than twice per calendar year to determine, with respect to any calendar year, the correctness of any report or payment made under this Agreement. If any such audit reveals an underpayment of more than five percent (5%) of the correct amount of royalties due hereunder, such audit will be

                                      18.

at the expense of EA. If any audit shall show that EA underpaid any royalties due to MicroStrategy as to the period subject to the audit, then EA shall immediately pay to MicroStrategy any such deficiency with interest thereon at a rate equal to the lower of one and a half percent per month or the highest rate allowed by law from the date due until paid.

        11.4 Termination for Breach. If either party materially defaults in the performance of its obligations hereunder or under the other Operative Agreements, the defaulting party agrees to use its commercially reasonable efforts to correct the default within thirty (30) days after written notice of default from the non-defaulting party. If any such default is not corrected within the cure period, then the non-defaulting party at its option may, in addition to any other remedies it may have, terminate this Agreement at the end of such cure period.

        11.5 Additional Effects of Termination.

        (a) Return of Documentation and Confidential Information. Upon any termination of this Agreement, each party shall immediately return to the other party all documentation, Confidential Information and any other tangible items in its possession or under its control evidencing the know-how of the other party, except as provided in the VAR Agreement and except with respect to Confidential Information related to the Developed Products.

        (b) License Termination, MicroStrategy Deliveries. Except as set forth in this Agreement, upon any termination of this Agreement, all licenses granted by either party under this Agreement shall be terminated. In the event of a termination of this Agreement for any reason, excluding termination based on a material breach by EA in the form of a failure to make payment as required by the Payment and Registration Rights Agreement, MicroStrategy shall promptly make the Deliveries (as defined in Section 2.1(a)).

        (c) Inventory. Upon termination of this Agreement resulting from a breach by EA, EA shall cease all marketing efforts for the Product and shall return any and all copies of the Product to MicroStrategy. In the case of the foregoing, MicroStrategy shall have no ongoing obligations with respect to delivery of the Product to end user customers. Upon termination of this Agreement resulting from a breach by MicroStrategy, MicroStrategy shall be obligated to fulfill all orders for the delivery of Products which were licensed to end user customers prior to the termination date of this Agreement.

        (d) Ongoing Support. Upon termination of this Agreement, MicroStrategy and/or EA shall be entitled to provide reasonable support to customers as set forth in this Agreement; provided, however, that such support shall not include any updates or upgrades to the Product other than minor error corrections or repairs.

        (e) Survival. Except as otherwise set forth in the applicable section, the following sections shall survive a termination or expiration of this Agreement : 4 (other than 4.9), 5, 7, 8, 9, 10, 11, 12 and 14.

12. Equitable Relief. Neither party shall be precluded hereby from securing equitable remedies in courts of any jurisdiction, including, but not limited to, temporary restraining orders

                                      19.

and preliminary injunctions to protect its rights and interests but such relief shall not be sought as a means to avoid or stay mediation or arbitration.

13. Strategy.com Master Affiliation. On the Effective Date and upon the execution by EA of a Strategy.com Master Affiliation Agreement in the form set forth in Exhibit L, MicroStrategy shall grant EA "Master Affiliate" status for Strategy.com as provided in such agreement.

14. General Provisions.

        14.1 Assignment. Neither party may assign this Agreement or any right under this Agreement (except as provided in Section 10.3 or Section 4.1), nor delegate any obligation under this Agreement, without the other party's prior written consent. The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any attempted assignment or delegation in contravention of this Section 14.1 shall be null and void.

        14.2 Force Majeure. Neither party shall be liable to the other party, under this Agreement or otherwise, for any delay or lack of performance (other than non-payment) resulting from an event of Force Majeure (as defined below). If a Force Majeure event occurs, the party prevented from performing its obligations under this Agreement shall inform the other party as soon as possible and the time period for performance shall be extended by a period equivalent to the delay caused by the Force Majeure event plus any additional period reasonably necessary to allow the prevented party to resume performance of its obligations. The prevented party shall inform the other party as soon as possible after the Force Majeure event ends. If the Force Majeure event lasts for more than one hundred and twenty (120) consecutive days after the initial notice of such event, the parties shall attempt in good faith to solve the problem of further performance of this Agreement through friendly consultation. If the parties cannot solve the problem of further performance within an additional sixty (60) days, either party may terminate this Agreement without penalty. As used above, an event of "Force Majeure" means any act of God, war, fire, typhoon, flood, earthquake, natural disasters, governmental action, labor disruptions, materials shortages, or any other event beyond the reasonable control of the prevented party.

        14.3 Notices. All notices and other communications provided for hereunder shall be in writing and shall be mailed by first-class, registered or certified mail, postage paid, or delivered personally, by overnight delivery service or by facsimile, with confirmation of receipt, addressed as follows:

If to MicroStrategy:                                MicroStrategy Incorporated
                                                    8000 Towers Crescent Drive
                                                    Vienna, VA  22182
                                                    Attn: Adam Ruttenberg, Esq.

                                                    Fax No.: (703)848-8748

With a copy to:                                     David M. Janet, Esq.
                                                    Cooley Godward LLP
                                                    2002 Edmund Halley Drive

                                      20.

                                                    Suite 300
                                                    Reston, VA  20191-3436

                                                    Fax No.: (703)262-8100

If to EA:                                           Exchange Applications
                                                    One Lincoln Plaza
                                                    89 South Street
                                                    Boston, MA  02111
                                                    Attn:  Andrew Frawley,
                                                           President and
                                                    Wayne Townsend, Vice
                                                           President

                                                    Fax No.: (617)790-2849

With a copy to:                                     Neil Townsend, Esq.
                                                    Bingham, Dana LLP
                                                    150 Federal Street
                                                    Boston, MA  02110

                                                    Fax No. (617) 951-8736

Either party may, by like notice, specify or change an address to which notices and communications shall thereafter be sent. Notices sent by facsimile shall be effective upon confirmation of receipt, notices sent by mail or overnight delivery service shall be effective upon receipt or upon refusal of delivery, and notices given personally shall be effective when delivered or when delivery is refused.

        14.4 Governing Law and Venue. All matters arising in connection with this Agreement or the enforcement or construction thereof shall be governed by and resolved in accordance with the laws of State of New York, without regard to conflict-of-laws provisions. Service of process in any suit, action or proceeding may be made in any manner permitted by law.

        14.5 Construction. The headings of sections and subsections of this Agreement are for convenience only and shall not be construed to affect the meaning of any provision of this Agreement. Any inconsistency between provisions in this Agreement and the exhibits shall be resolved in favor of the main body of this Agreement.

        14.6 Relationship of the Parties. Except as expressly provided herein, neither party is, nor will be deemed to be, an agent or legal representative of the other party for any purpose. Neither party will be entitled to enter into any contracts in the name of or on behalf of the other party, and neither party will be entitled to pledge the credit of the other party in any way or hold itself out as having authority to do so. Neither party will incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

        14.7 Waiver. No provision of the Agreement, unless such provision otherwise provides, will be waived by any act, omission or knowledge of a party or its agents or employees

                                      21.

except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving party.

        14.8 Severability. Whenever possible, each provision of the Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Agreement.

        14.9 Entire Agreement; Modifications. This Agreement, together with the Exhibits attached hereto and the Operative Agreements, constitutes the entire agreement between the parties and supersedes all prior oral or written negotiations and agreements between the parties with respect to the subject matter hereof. Any and all representations and warranties set forth in the Exhibits and/or Schedules hereto shall be incorporated herein by reference and be deemed a material part of this Agreement. No modification, variation or amendment of this Agreement shall be effective unless made in writing and signed by the parties. Any additional or different terms stated in any purchase order or other document delivered to EA by MicroStrategy in connection with this Agreement shall have no effect.

         IN WITNESS WHEREOF, EA and MicroStrategy have each caused this Agreement to be executed by their duly authorized representatives.

MICROSTRATEGY INCORPORATED                  EXCHANGE APPLICATIONS, INC.

By:      /s/ Sanju Bansal                   By:               [illegible]
   -----------------------------------         ---------------------------

Name:    Sanju Bansal                       Name:
     ---------------------------------      ------------------------------

Title:   COO                                Title:
      --------------------------------      ------------------------------

                                   Exhibit A
                             MicroStrategy Software

SOFTWARE DESCRIPTION

MicroStrategy's Current Product Offerings

Client/Workstation Based Software (Windows 3.11, Windows NT, Windows 95)

     Software Product                                    Description
--------------------------------------------------------------------------------------------------

MicroStrategy Agent         End-user OLAP tool which gives knowledge workers access to data for analysis, presentation, integration, and action.
--------------------------------------------------------------------------------------------------

MicroStrategy Objects       Relational OLAP OLE API for custom application development.
--------------------------------------------------------------------------------------------------

MicroStrategy Architect     Administration tool used to automatically populate and modify metadata, create dimensions, attributes, hierarchies, facts, metrics, as well as connections to the data warehouse.
--------------------------------------------------------------------------------------------------

MicroStrategy Executive     Application design tool for building Executive Information Systems
                            (EIS) on top of a multidimensional object library.  Provides developers with a tool to define key components of and EIS (screens, buttons, analyses, images, and navigation paths).
--------------------------------------------------------------------------------------------------

MicroStrategy Broadcaster   Broadcaster interface capable of delivering personalized messages to
 (Requires MicroStrategy    many thousands of recipients via E-mail, Fax, Pager and Mobile Phone.
 Broadcaster Server)        Using exception conditions and recurring schedules as triggers.
                            MicroStrategy Broadcaster helps maximize the value of data warehouses by delivering critical information to end-users as part of the normal business process.
--------------------------------------------------------------------------------------------------

MicroStrategy Web           Identical features set to that of MicroStrategy Web Professional
 Standard Edition (SE);     Edition (PE) with three exceptions:
 Requires MicroStrategy     o  Drill Down only
 Web Server                 o  No Surfing
                            o  No Report Creation
                            o  No Report Save


--------------------------------------------------------------------------------------------------

MicroStrategy Web           Allows users to connect to the data warehouse via an intranet or the
 Professional Edition       internet and use HTML hyperlinks and Java applets to perform dynamic
 (PE): Requires             OLAP queries in real time.  MicroStrategy Web works with any WWW
 MicroStrategy Web Server   browser and supports adhoc reporting, drill down, drill across, drill within, drill up, multidimensional reports, reports with ranking, advanced comparisons, and metric qualifications.
--------------------------------------------------------------------------------------------------

DOCUMENTATION

Documentation consists of the user guides and manuals for use that Licensor normally distributes with the Software.

                   MicroStrategy Confidential And Proprietary
       Unauthorized use, disclosure or duplication is strictly prohibited.

--------------------------------------------------------------------------------------------------

MicroStrategy               Monitoring, management, and tuning toolset for decision support
 Administrator              projects built using the MicroStrategy ROLAP architecture, initial fee includes license for two named users.
--------------------------------------------------------------------------------------------------

MicroStrategy Web Server    Allows users to connect to the data warehouse via an intranet or the
 (Requires MicroStrategy    internet and use HTML hyperlinks and Java applets to perform dynamic
 Server)                    OLAP queries in real time.  MicroStrategy Web works with any WWW browser and supports adhoc reporting, drill down, multidimensional reports, reports with ranking, advanced comparisons, and metric qualifications.
--------------------------------------------------------------------------------------------------

MicroStrategy Broadcaster   Information broadcast server capable of delivering personalized
 Server (Requires           messages to many thousands of recipients via E-mail, Fax, Pager and
 MicroStrategy Server and   Mobile Phone.
 Microsoft SQL Server,
 which is not provided)
--------------------------------------------------------------------------------------------------

Telecast Server (Requires
 third party hardware and
 software, not provided)
--------------------------------------------------------------------------------------------------

MicroStrategy Info Center   Information subscription server capable of allowing individuals to
 Server (Requires           subscribe for content from MicroStrategy Web and MicroStrategy
 MicroStrategy              Broadcaster Products.
 Intelligence Server,
 MicroStrategy
 Broadcaster Server and
 Microsoft SQL Server,
 which is not provided)
--------------------------------------------------------------------------------------------------

MicroStrategy               The middle tier in MicroStrategy's three tier architecture.
 Intelligence Server        MicroStrategy Intelligence Server is an OLAP server that enables complex, analytically-intensive requests to be issued against the data warehouse.  It supports asynchronous query processing, permitting execution of both interactive and scheduled batch analysis.
--------------------------------------------------------------------------------------------------


DOCUMENTATION

Documentation consists of the user guides and manuals for use that Licensor normally distributes with the Software.

                   MicroStrategy Confidential And Proprietary
       Unauthorized use, disclosure or duplication is strictly prohibited.

                                   EXHIBIT B
                                   ---------

                                   DSSPARTNER
                           MICROSTRATEGY INCORPORATED
                         VALUE-ADDED RESELLER AGREEMENT

This Value-Added Reseller Agreement (the "Agreement") is entered into as of this first day of June 1999 (the "EffectiveDate"), by and between MicroStrategy Incorporated ("MicroStrategy"), a Delaware corporation, having its principal place of business at 8000 Towers Crescent Drive, Vienna, Virginia 22182, and Exchange Applications, Inc. ("VAR"), a Delaware corporation, having its principal place of business at One Lincoln Plaza, 89 South Street, Boston, Massachusetts 02111.

1.   DEFINITIONS

1.1 "Affiliate" means any firm, individual, corporation or other business entity that directly, indirectly or through one or more intermediaries Controls or is Controlled by VAR or End User, as appropriate, but only as long as such Control exists. For purposes of this definition, "Control" shall mean ownership of more than fifty (50) percent of voting securities, or otherwise having the power to cause the direction of the management and policies of the controlled entity.

1.2  "Benchmark Test" means any quantitative analysis of the Products.
      --------------

1.3  "Collateral" means any marketing, trade press, product sales, education,
      ----------
consulting and support material publicly used by MicroStrategy in the United States.

1.4  "Confidential Information" means any information disclosed by one party to
      ------------------------
the other party marked `confidential" or disclosed under circumstances that would lead a reasonable person to conclude that the information was confidential. Notwithstanding the foregoing, regardless of whether they are marked "confidential" and regardless of the circumstances under which they are disclosed, the following shall be considered the Confidential Information of the disclosing party: software products, user documentation, inventions, technical specifications, technical know-how, product development plans, program flowcharts, file layouts, educational materials (other than Collateral), pricing and marketing plans.

1.5  "Development Package" means the MicroStrategy products specified in Exhibit
      -------------------
A for use by the number of Named Users set forth therein in accordance with the terms of this Agreement.

1.6  "End User" means any customer of VAR that purchases or may purchase the
      --------
Software Package for use in accordance with the End User License Agreement.

1.7  "Evaluation" means an installation of the VALEX Response Analyzer product
      ----------
along with the Software Package for a period of time during which an End User may evaluate the VALEX Response Analyzer product and Software Package together for its internal use. VAR shall exercise best efforts to restrict Evaluation periods to thirty (30) days. In no event, however, shall an Evaluation period exceed sixty (60) days.

1.8  "Named User" means an individual to whom the End User has assigned an
      ----------
identification number for purposes of tracking use of a Product included in the Software Package. If and when a Named User no longer has access to the Product, the End User may allow an alternate Named User to assume the initial Named User's identification number and use the Product in place of the initial Named User. Typically, the Named User will be an employee of the End User.

1.9  "Products" means the software included in the Software Package.
      --------

1.10 "Software Package" means the English-language version of the following
       ----------------
software for use by the specified number of Named Users: DSS Server for 10 Named Users, DSS Web PE (with the drill up, drill across, drill within, report wizard, and saving features disabled) for 10 Named Users, and DSS Architect for one Named User.

1.11 "Territory" means the world.
      ---------

1.12 "User Documentation" means the MicroStrategy user manual(s) and other
      ------------------
written materials on proper installation and use of the Products that are normally distributed with the Products.



2.   LICENSES

2.1  Rights Granted

A. Development License. Subject to the fees payable hereunder, MicroStrategy hereby grants VAR a non-exclusive, non-transferable license to use the Development Package in a non-production environment for the limited purpose of establishing the compatibility of the Products included in the Development Package with VAR's VALEX Response Analyzer product.

B. License to Market, Sublicense and Distribute. Subject to the fees payable hereunder, MicroStrategy hereby grants VAR a license to market, sublicense and distribute the Software Package and related User Documentation, including any updates thereto provided to VAR as part of technical support services, in conjunction with its VALEX Response Analyzer product in the Territory. One Software Package (but no more than one) shall be sublicensed by VAR with each copy of the VALEX Response Analyzer product licensed by VAR. This is not a license to market, sublicense or distribute the Software Package or User Documentation separately, and such action shall be a material breach of this agreement. VAR shall sublicense and distribute the Software Package and User

Documentation solely through a written sublicense agreement ("End user License Agreement") that includes, at a minimum, contractual provisions that:

     (i) Restrict use of the Products to use for response attribution analysis in the Response Analyzer module with the VALEX response-attribution related data.

     (ii) Restrict use of the Products to use in object code form.

     (iii) License the Products on a Named User basis exclusively for End User's internal business purposes.

     (iv) Prohibit transfer or duplication of the Products except for temporary transfer in the event of computer malfunction and duplication as part of routine back-up procedures.

     (v) Prohibit assignment of the Products without prior, written consent of VAR.

     (vi) Prohibit the sue of the Products by any third party except agents and consultants of End User who have signed a confidentiality agreement that requires at least a reasonable standard of care in the protection of MicroStrategy Confidential Information.

     (vii) Prohibit causing or permitting the reverse engineering, disassembly or decompilation of the Products.

     (viii) Prohibit title to the Products from passing to the End User.

     (ix) Disclaim MicroStrategy's liability for damages, whether direct or indirect, incidental or consequential, arising in connection with the End User License Agreement.

     (x) State that MicroStrategy makes no direct warranty of any kind to End User under the End User License Agreement.

     (xi) Prohibit disclosure to any third party of any results of any Benchmark Tests of the Products.

     (xii) Require End User to use a commercially reasonable degree of care to protect the Confidential Information of MicroStrategy and prohibit End Users from, directly or indirectly, (a) using any Confidential Information of MicroStrategy to create any computer software program or user documentation that is substantially similar to any MicroStrategy product or user documentation, or
(b) using or disclosing Confidential Information of MicroStrategy, except as authorized by this Agreement.

     (xiii) Disclaim MicroStrategy's liability for any taxes or duties, however designated or levied (including, but not limited to, sales, use and personal property taxes).

C. License to Demonstrate. MicroStrategy hereby grants to VAR a license to demonstrate the Products in conjunction with the VALEX Response Analyzer Product (the "Value-Added Solution") in the Territory. MicroStrategy shall provide VAR copies of the Products for demonstration purposes as provided in Exhibit C. VAR shall take all reasonable precautions against unauthorized disclosure or copying of Products while the Value-Added Solution is being demonstrated. VAR shall take all reasonable steps to ensure that the Products are inaccessible during inactive demonstration times, delete any demonstration copies of the Products installed on the potential customer's computers upon completion of any demonstration at a customer site and further exercise commercially reasonable efforts to ensure the security of the Products.

D. License to Grant Evaluation Licenses. MicroStrategy grants to VAR a license to allow Evaluations of the Products in conjunction with the VALEX Response Analyzer Product in the Territory, but only pursuant to a written agreement that contains the restrictions set forth in Section 2.1. MicroStrategy shall provide VAR with copies of the Products for Evaluations provided in Exhibit C. VAR shall take al reasonable precautions against unauthorized disclosure or copying of Products during Evaluations. When an Evaluation ends, if an End User does not license the VALEX Response Analyzer Product and the Software Package, VAR shall require that all copies of the Products be promptly removed from End User's facilities and returned to VAR.

2.2  Restrictions

A. Copying of Products and User Documentation. VAR shall not make any copies of the Products except as explicitly authorized by the Agreement. VAR shall have no right to manufacture, modify or copy User Documentation unless explicitly set forth herein.

B. Reverse Engineering. VAR shall not, either directly or through a third party, reverse engineer, disassemble, or decompile any of the Products.

C. Unauthorized Use. VAR shall not rent the Products, provide third parties with access to the Products through a service bureau or commercial time-sharing arrangement or use the Products for outsourcing. VAR shall not use the Products for third-party training, except as may be authorized herein.

3.  RESERVATION OF RIGHTS

3.1 Right to Amend End User License Agreement Requirements. MicroStrategy reserves the right to amend the list of provisions that must appear in the End User License Agreement as set forth in Section 2.1 upon ninety (90) days' advance, written notice; provided, however that such amended provisions shall apply only to End User license Agreements executed by VAR subsequent to the expiration of the ninety (90)-day notice period.

3.2 Other Rights. MicroStrategy reserves all rights not expressly granted in this Agreement. Use of the terms "resell," "purchase" and "price" shall not connote transfer of title or ownership.

4.  PAYMENT AND PRICING

4.1  Volume Commitment and Fees.   VAR hereby commits to purchase thirty (30)
Software Packages for a fee of $212,868. The parties acknowledge that VAR has paid and MicroStrategy has received $150,000 of such fee. VAR shall wire the balance of $62,868 to MicroStrategy by July 30, 1999. Additional copies of the Software Package are available to VAR for sublicensing under this Agreement for a fee of $5,575 each. When purchasing additional Software Package licenses, VAR may substitute other-than-English-language versions of a Product or double-byte versions of a Product, if available, for the English-language-version of Product included in the Software Package for a fee equal to $1,673.

4.2  Payment Terms.

A. Payment in United States Dollars. All payments by VAR under this Agreement shall be made to MicroStrategy in United States dollars and shall be drawn on a United States bank. No payment is refundable, except as may be provided herein.

B. Payment Due Date. Except as set forth in Section 4.1, payment is due within thirty (30) days of receipt by VAR of the MicroStrategy invoice, which invoice shall be sent concurrently with Product shipment.

C. Taxes. MicroStrategy's license fees do not include any national , state or local sales, use, value-added or other taxes, customs duties or similar tariffs and fees that MicroStrategy may be required to pay upon delivery of the Products or upon collection of the license fees or otherwise. Should any tax, levy or other fees be assessed, VAR agrees to pay such tax or levy and indemnify MicroStrategy for any claim for such tax or levy demanded. VAR shall provide MicroStrategy with copies of all VAR certificates.


5.   ORDER FULFILLMENT AND DELIVERY

5.0 Delivery of Products. Immediately after execution of this Agreement, MicroStrategy shall deliver to VAR the current versions of the Products in respect of (a) the Development Package, (b) the demonstration license set forth in Section 2.1(C), (c) the evaluation licenses set forth in Section 2.1 (D) and
(d) the initial thirty (30) Software Packages.

5.1 Placement of Orders. VAR shall submit orders to the attention of the Contracts Analyst at the address provided in the MicroStrategy signature block.

5.2 MicroStrategy Acceptance. All orders for Products by VAR shall be considered accepted unless MicroStrategy notifies VAR in writing of the reason(s) for non-acceptance of such order within five (5) business days of receipt of the order; provided, however, that MicroStrategy's acceptance shall not be unreasonably with held. MicroStrategy shall deliver the then-current version of the Products as specified in VAR's order (in the quantity, to the ship-to address and by the delivery date, all as specified in such order).

5.3 Controlling Terms. The provisions of VAR's purchase order or other ordering document, except those provisions relating to such matters as quantity of Products being ordered, ship-to address and delivery date, shall not apply to any order, regardless of whether MicroStrategy accepts the purchase order, unless VAR's purchase order is signed by both VAR and MicroStrategy.

5.4 Cancellation. MicroStrategy reserves the right to cancel any orders placed by VAR and accepted by MicroStrategy as set forth above, or to refuse or delay shipment thereof, if VAR fails to make any payment as provided in this Agreement or under the invoice payment terms or as otherwise agreed to in writing by the parties; provided, however, that MicroStrategy shall not cancel orders or refuse or delay shipment thereof for failure to pay unless MicroStrategy has first provided VAR with written notice of its failure to pay and allowed VAR a cure period of thirty (30) days.

5.5 Collateral. MicroStrategy shall provide reasonable quantities of Collateral to VAR at no cost except shipping charges.


6.   OBLIGATIONS AND COVENANTS

6.1  VAR's Obligations

A. Promotion Efforts. VAR shall promote and coordinate the distribution of the Products in conjunction with the VALEX Response Analyzer product in the Territory. Such promotion shall include, within six (6) months of the execution of this Agreement, reference to the Products as being "best of breed" during press/analyst briefings.

B. Sales and Consulting Staff. VAR shall train a sufficient number of technical and sales personnel, including any VAR distributors, so that they are able to: (I) inform End Users of the features and capabilities of the Products;
(ii) service and support the Products in accordance with VAR's obligations under this Agreement; and (iii) otherwise carry out the obligations and responsibilities of VAR under this Agreement.

C. Technical Expertise. VAR's staff shall be conversant with the technical language conventional to MicroStrategy Products (including specifications, features and benefits) so as to be able to explain in detail the use of the Products in conjunction with the VALEX Response Analyzer product to End Users.

D. Sales Forecasts. VAR shall provide MicroStrategy with a forecast of license sales for the Products upon reasonable request.

E. Prospect Account Information. VAR shall share prospect account information with MicroStrategy sales professionals as reasonably requested.

F. Compliance with the Law. VAR shall comply with all applicable international, national, state, regional and local laws and regulations in performing its duties hereunder and in any of its undertakings with respect to the Products. VAR acknowledges that all MicroStrategy Products and other technical data, may be subject to export controls imposed by the U.S. Export

Administration Act of 1979, as amended (the "Act"), and the applicable regulations. VAR shall not export or re-export (directly or indirectly) any Products without complying with the act and the regulations thereunder. VAR shall not sign any End User License Agreement that would authorize use of the Products in any location where use of the Products is restricted by the Act.

G. Costs and Expenses. Except as expressly provided herein or agreed to in writing by MicroStrategy and VAR, VAR shall pay all costs and expenses incurred in the performance of VAR's obligations under this Agreement.

H. Use of MicroStrategy Technology. VAR shall communicate to each End User that the VALEX Response Analyzer utilizes MicroStrategy technology. VAR shall also communicate to each End User that MicroStrategy technology can be sued to create enterprise decision support applications, and encourage each End User to meet with a MicroStrategy account executive to discuss additional uses of and licensing opportunities for MicroStrategy technology.

I. Feature Restriction in DSS Web PE. VAR shall be responsible for disabling the drill up, drill across, drill within, report wizard and saving features of DSS Web PE when using DSS Web PE under its development, evaluation, demonstration and sublicensing licenses solely through use of a methodology, provided by MicroStrategy as set forth in Section 6.3(C) below. So long as VAR properly applies the methodology, VAR shall have no responsibility or liability in respect of any failure of the methodology to disable such features properly or fully.

6.2 VAR Covenants. VAR shall : (I) refrain from deceptive, misleading or unethical practices related to the Products; (ii) make no false or misleading representations with regard to the Products; and (iii) refrain from publishing or employing, or cooperating in the publication or employment of, any misleading or deceptive advertising material with regard to the Products. Further, VAR shall not knowingly take any action in conflict with the terms of this Agreement or its obligations hereunder. In addition, during the term of this Agreement, VAR shall not enter into any agreements that are substantially similar to this one with Oracle, Arbor, Cognos, Business Objects or Information Advantage for the right to sublicense business intelligence product competitive to the Products in conjunction with the VALEX Response Analyzer module.

6.3  MicroStrategy Obligations.

A. Promotion of VAR. Within six (6) months of the execution of this Agreement, MicroStrategy shall promote VAR as a preferred and best breed of CRM solution partner during press/analyst briefings.

B. Compliance with Law. V shall comply with all applicable international, national, state, regional and local laws and regulations in performing its duties hereunder and in any of its undertakings with respect to the Products.

C. Feature-Disabling Methodology for DSS Web PE. MicroStrategy shall provide VAR with a methodology for disabling the drill up, drill across, drill within, report wizard and saving features of DSS Web PE by June 14, 1999.

6.4 MicroStrategy Covenants. MicroStrategy shall not knowingly take any action in conflict with the terms of this Agreement or its obligations hereunder.

6.5 Joint Marketing Obligations. Within six (6) months of execution of this Agreement, the parties (each at its own expense) shall : issue a joint press release, jointly develop collateral on the MicroStrategy/VALEX solution, jointly develop web-site information and links, jointly attend regional and national sales meetings, jointly develop a solution overview white paper that discusses the benefits of integrating DSS Analysis into a CRM solution and coordinate a multi-city joint seminar series on the value of an integrated business intelligence/CRM solution.

7.   INTENTIONALLY OMITTED

8.   TRAINING

8.1 Partner Certification Program. Within ninety (90) days of the execution of this Agreement and at all times thereafter, VAR shall have on staff at least two
(2) employees who have completed the Gold Level Certification course ("Certification"). Tuition for the first two (2) VAR employees to undergo Certification is included in the fee for the first thirty (30) Software Packages set forth in Section 4.1. Tuition for additional VAR employees who undergo Certification is not included in such fee. The fee for each additional VAR employee who undergoes Certification shall be the fee for the Gold Level Certification course set forth in Exhibit B, and shall be paid by VAR in accordance with the payment terms set forth in Section 4.2. VAR shall be responsible for all expenses incurred by its employees in connection with Certification.

8.2 Training Consultants. Given reasonable advance notice, MicroStrategy shall make its training consultants available to VAR to provide training on the Products to VAR's employees. VAR shall pay MicroStrategy for such services at the rates set forth in Exhibit B, plus reasonable travel and living expenses.

8.3 Professional Services. MicroStrategy shall make its consultants available to provide professional services to VAR on mutually-agreeable terms at the rates set forth in Exhibit B. MicroStrategy agrees to provide an associate consultant to VAR for thirty(30), eight (8)-hour days to assist with matters related to the use of the Products in conjunction with the VALEX Response Analyzer under the terms and conditions of this Agreement, the fee for which is included in the fee for the first thirty (30) Software Packages set forth in Section 4.1.

9.   MAINTENANCE

9.1 MicroStrategy's Technical Support Services. The fee for first-year technical support with respect to each Software Package is included in the fee for each Software Package. The initial technical support period for each Software Package shall begin upon delivery of the Software Package to the applicable End User. Such technical support services, including maintenance and upgrade releases of the Products, shall be provided in accordance with MicroStrategy's current Technical Support Policies and Procedures (attached hereto as Exhibit D) or policies and procedures that are at least as favorable to VAR ad those set forth in Exhibit D. Thereafter, VAR may elect to contract for additional yearly technical support services. The annual fee for subsequent periods of Technical Support shall be equal to eighteen percent (18%) of the net price paid for the Software Package. Upon release of a new Product version, VAR may request, and upon request from AR MicroStrategy shall provide, technical support for the immediately preceding version of such Product for up to one (1) year after the release of the new version at no additional cost so long as VAR is current in payment of its technical support fees.

9.2 Support Services in the Event of Termination. In the case of termination of this Agreement, so long as VAR has paid for technical support services, MicroStrategy shall continue to provide technical support services to VAR for the balance of any existing technical support period. After termination of this Agreement, VAR may choose to purchase technical support from MicroStrategy under a separate agreement for a period of up to one (1) year. Subsequently, MicroStrategy shall make technical support services available directly to the End User. MicroStrategy agrees that the fee it charges for technical support it provides directly to End Users shall not increase by more than twenty percent (20%) per year in the first two years during which it provides support directly to End Users.

9.3 Support Services to End Users of VAR. VAR shall provide any maintenance and support services required by its End Users, including telephone and, if provided to End Users for VAR's VALEX software, Internet-based support. Unless otherwise agreed between MicroStrategy and VAR, VAR shall not place its End Users in direct contact with MicroStrategy for support and/or maintenance of either the Products or the VAR Solution.

10.  FEES, RECORDS AND AUDIT

10.1 Records. VAR shall keep complete and accurate records of all Product licenses sold. These records shall include, without limitation, the name of the Product, date of licensing, the number of licenses sold and the complete name, address and other contact information for each End User of the Products (the "Records"). VAR shall maintain, for at least two (2) years after expiration or termination of this Agreement, its Records, contracts and accounts reasonably relating to the sale or license of the Products under this Agreement. VAR shall permit examination thereof by authorized representatives of MicroStrategy upon reasonable notice, during VAR's normal business hours, at all reasonable times during the term of this Agreement and for such two (2) year period thereafter. MicroStrategy may not audit VAR more than once annually, unless irregularities are discovered.

10.2 Reporting Obligations. Within five (5) business days after the end of each month, VAR shall provide MicroStrategy with a written report summarizing the Records related to sublicensing transactions concluded during such month.

10.3 Notification. VAR shall: (i) report promptly to MicroStrategy all claimed or suspected defects in the Products and (ii) notify MicroStrategy in writing of any change in VAR's voting control or transfer of all or substantially all of VAR's assets within thirty (30) days of such occurrence.

11.  LIMITATION OF WARRANTY AND LIABILITY

11.1.1  LIMITED WARRANTY

A. Media Warranty. MicroStrategy warrants to VAR that the media containing the Products sublicensed to a particular End User is free from defects in material and workmanship for a period of ninety (90) days from the date of delivery to such End User. MicroStrategy also warrants to VAR that the media containing the Products licensed to VAR for use in respect of the Development Package, evaluation license and demonstration license is free from defects in material and workmanship for a period for ninety (90) days from the date of delivery to VAR. For any breach of these warranties, VAR's exclusive remedy and MicroStrategy's entire liability shall be replacement of defective media returned within the warranty period.

B. Product Warranty. MicroStrategy warrants to VAR for a period of ninety (90) days from the date of delivery of the Products to a particular End User that, with respect to such End User, each unmodified Product sublicensed to such End User will perform in substantial conformance with the functions described in the User Documentation. In addition, MicroStrategy warrants to VAR through June 30, 2000 that the unmodified Products will not fail or produce incorrect results when processing with four (4)-digit dates for the year 2000 and later years; provided, however, that MicroStrategy makes no warranty with respect to any such failure or incorrect result that may arise due to: (i) the quality of the data sought to be processed with the Software; (ii) the effect of other software not licensed by MicroStrategy to VAR or developed by MicroStrategy for VAR; or (iii) the use of the software in an operating environment or on a platform not specified by MicroStrategy. Product warranty claims must be brought within the warranty period. For any breach of this warranty, VAR's exclusive remedy and MicroStrategy's entire liability shall be, at MicroStrategy's sole discretion, the correction of the Product errors that cause breach of warranty, replacement of the Product, or return of the fees paid to MicroStrategy for the Product upon VAR's return of the Product to MicroStrategy.

C. Disclaimer of Other Warranties. THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. MICROSTRATEGY DOES NOT WARRANT THAT USE OF PRODUCTS WILL BE UNINTERRUPTED OR ERROR FREE, OR THAT THE FUNCTIONS CONTAINED IN PRODUCTS WILL MEET THE USERS' REQUIREMENTS.

11.2 Limitation of Liability. EXCEPT AS SET FORTH IN SECTION 12 BELOW, MICROSTRATEGY'S LIABILITY FOR DAMAGES UNDER THIS AGREEMENT SHALL BE LIMITED TO MONETARY DAMAGES, AND THE AGGREGATE AMOUNT THEREOF FOR ALL CLAIMS RELATING TO ANY PARTICULAR PRODUCT SHALL IN NO EVENT EXCEED AN AMOUNT EQUAL TO THE AGGREGATE FEES PAID BY VAR FOR SUCH PRODUCT. THE WARRANTIES GRANTED TO VAR HEREIN ARE PERSONAL TO VAR AND SHALL NOT ACCRUE TO ANY THIRD PARTY INCLUDING ANY END USER. UNDER NO CIRCUMSTANCES SHALL MICROSTRATEGY BE LIABLE FOR WARRANTIES GRANTED BY VAR IN EXCESS OF THOSE GRANTED TO VAR HEREIN. EXCEPT WITH RESPECT TO ANY THIRD-PARTY CLAIM FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR AMAGES FOR LOSS FO PROFITS, REVENUE, DATA OR USE, THAT IS PART OF A CLAIM FOR WHICH A PARTY HAS AN INDEMNIFICATION OPLIGAGION UNDER SECTION 12, NEITHER PARTY SHALL BE LIABLE TO THE OTHER OR TO ANY THIRD PARTY UNDER ANY CIRCUMSTANCES FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOSS OF PROFITS, RVENUE, DATA OR SUE, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11.3 Reliance on Disclaimers. Each party acknowledges that the other party has set its prices and/or entered into this Agreement in reliance on the disclaimers of liability, the disclaimers of warranty and the limitations of liability set forth in this Agreement and that the same form an essential basis of the bargain between the parties.

12.  INDEMNIFICATION

12.1 Indemnification of VAR. MicroStrategy shall defend and indemnify VAR (including paying all reasonable attorney's fees and costs of litigation) against and hold VAR harmless from any and all third-party claims that the Products infringe a patent, trade secret or copyright of any third party in the Territory, provided that VAR: (i) promptly notifies MicroStrategy in writing such a claim, (ii) allows MicroStrategy to have sole control of the defense and all related settlement negotiations, and (iii) provides MicroStrategy with the information, authority and assistance, at MicroStrategy's expense, necessary to perform MicroStrategy's obligations under this Section. In the event the Products are held or believed to infringe, MicroStrategy may, at its sole option, (I) obtain for VAR a license to continue using the Product, (ii) replace or modify the Product so that it becomes noninfringing and is substantially similar in functionality and operation or (iii) if neither (I) nor (ii) can be reasonably effected by MicroStrategy, refund to VAR an amount equal to the prices paid for the Products less twenty percent (20%) of the prices paid for each year that has passed since the Products were delivered to VAR, provided that such Products are returned to MicroStrategy in an undamaged condition and all licenses to such Products are terminated. MicroStrategy acknowledges and agrees that its indemnity obligations as set forth above shall apply to any End User claim to VAR for indemnity under the End User License Agreement; provided that MicroStrategy shall not be liable to VAR for VAR's losses, damages, liabilities, or expenses in respect of any End User claim to the extent VAR's indemnity obligation to such End User exceeds MicroStrategy's indemnity obligations hereunder.

12.2 Excluded Claims. Notwithstanding Section 12.1 above, MicroStrategy shall not be liable to VAR for any claim caused by the combination, operation or sue of any Product with equipment, data or programming not supplied by MicroStrategy (including the VALEX Response Analyzer product) or for other than an intended purpose as set forth in the User Documentation, or arising from any alteration or modification of the Products.

12.3 Limitation. THE PROVISIONS OF THIS SECTION SET FORTH THE ENTIRE LIABILITY OF MICROSTRATEGY AND THE SOLE REMEDIES OF VAR WITH RESPECT TO INFRINGEMENT AND ALLEGATIONS OF INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OR OTHER PROPRIETARY RIGHTS OF ANY KIND IN CONNECTION WITH THE INSTALLATION, OPERATION, DESIGN, DISTRIBUTION OR SUE OF MICROSTRATEGY PRODUCTS.

12.4 Indemnification of MicroStrategy.

VAR shall defend and indemnify MicroStrategy (including paying all reasonable attorney's fees and costs of litigation) against and hold MicroStrategy harmless from any and all claims by any other party resulting from VAR's negligent or tortious acts, omissions or misrepresentations relating to the marketing, sublicensing, distribution, demonstration, evaluation or use of the Products, and any and all claims by any other party resulting from VAR's warranty of the Products in a manner that is more favorable than the manner in which MicroStrategy warrants the Products to VAR in Section 11 of this Agreement, regardless of the form of action of provided that MicroStrategy : (i) promptly notifies VAR in writing of any such claim, (ii) allows VAR to have sole control of the defense and all related settlement negotiations, and (iii) provides VAR with the information, authority and assistance necessary to perform VAR's obligations under this Section.

13.   CONFIDENTIAL AND PROPRIETARY INFORMATION

13.1 Confidentiality. The parties agree to hold each other's Confidential Information in confidence during the term of this Agreement and for a period of
five (5) years after termination of this Agreement.    The parties agree that,
unless required by law, they shall not make each other's Confidential Information available in any form to any third party or use each other's Confidential Information for any purpose other than the implementation of this Agreement. The receiving party shall not, either directly or through any third party, use any Confidential Information of the disclosing party to create, modify or enhance any computer software program or user documentation that is substantially similar to any Confidential Information of the disclosing party. The obligation of the parties not to disclose information shall not apply to information that: (i) is or becomes a part of the public domain through not act or omission of the other party; (ii) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; (iii) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (iv) is independently developed by the other party as demonstrated by documentary evidence. In the event that the receiving party becomes aware of an unauthorized use or disclosure of Confidential Information of the disclosing party, the receiving party shall promptly inform the disclosing party and provide reasonable assistance to the disclosing party, at the disclosing party's expense, in the investigation and prosecution of any such unauthorized disclosure.

13.2 Authorized Disclosure. Either party may disclose the existence of this Agreement, but not its content, without the prior consent of the other party.

13.3 Copyright and Trademark Notices. The use of MicroStrategy's trademark(s), brand-names, and other notices of proprietary rights shall be in the manner reasonably specified by MicroStrategy from time to time. VAR agrees not to alter, erase, deface or overprint any such notice on anything provided by MicroStrategy VAR shall include the appropriate trademark notices when referring to any MicroStrategy Product in advertising and promotional materials.

13.4 Limited Trademark License. Subject to the restrictions herein, MicroStrategy hereby grants to VAR a limited, revocable license to us the trade names, trademarks, service marks, logos and designations associated with the Products solely in connection with the activities of VAR that are permitted under this Agreement. VAR shall submit to MicroStrategy for approval, such approval not to be unreasonably withheld, prior to use, distribution, or disclosure, any advertising, promotion or publicity in which the trade names, trademarks, service marks, logos or designations of MicroStrategy are used. MicroStrategy shall have the right to require, at its sole reasonable discretion, the correction or deletion of any misleading, false or objectionable material from any such advertising, promotion or publicity.

13.5 No Proprietary Rights. VAR has paid no consideration for the use of MicroStrategy's trade names, trademarks, logos or designations, and nothing contained in this Agreement will give VAR any ownership right, title or interest in any of them other than as explicitly set forth in Section 13.4. VAR acknowledges that MicroStrategy owns and retains all trade names, trademarks, service marks, logos, designations, copyrights, and patent and moral rights in or associated with the Products. VAR shall not have or acquire by virtue of this Agreement or otherwise any vested, proprietary or other right in the promotion of MicroStrategy Products or in "goodwill" created by its efforts hereunder. All such "goodwill" shall accrue to MicroStrategy.

13.6 No Continuing Rights. Upon expiration or termination of this Agreement, VAR shall, within fifteen (15) days of the effective date of such expiration or termination, cease all display, advertising and use of all MicroStrategy trademarks, trade names, logos or designation that are, or any part of which are, similar to or confusing with any trademarks, trade names, logos or designations associated with MicroStrategy.

13.7 Obligation to Protest. VAR agrees to use commercially reasonable efforts to protect MicroStrategy's proprietary rights and to cooperate with MicroStrategy in MicroStrategy's efforts to protect its proprietary rights. VAR agrees to notify MicroStrategy promptly of any known or suspected breach or infringement of MicroStrategy's proprietary rights that comes to VAR's attention.

14.   TERM AND TERMINATION

14.1 Term. This Agreement shall be effective as of the Effective Date, and shall have a term of one (1) year.

14.2 Termination for Cause. A party may terminate this Agreement upon written notice at any time prior to the expiration of its stated tern if: (i) intentionally omitted; (ii) a receiver is appointed for the other party or any of its property; (iii) the other party makes an assignment for the benefit of its creditors; (iv) any proceedings are commenced by, for or against the other party under any bankruptcy, insolvency or debtor's relief law; (v) the other party is liquidated or dissolved; or (vi) the other party is in default with respect to any material term or condition of this Agreement or any other agreement between the parties and such failure or default continues unremedied for a period of thirty (30) days following the defaulting party's receipt of written notice of such failure or default.

14.3 Orders After Termination Notice. If any notice of termination of this Agreement is given by MicroStrategy, MicroStrategy shall be entitled to reject all or part of any orders received from VAR after notice but prior to the effective date of termination if availability of Products is insufficient at that time to fully meet the needs of MicroStrategy and its customers. If any notice of termination of this Agreement is given by VAR, MicroStrategy shall fulfill all orders received from VAR up to and including the effective date of termination, subject to Section 5.2.

14.4 Effect of Termination or Expiration. Upon termination of this Agreement, VAR shall return to MicroStrategy, or destroy and certify in writing to MicroStrategy the destruction of, all MicroStrategy Confidential Information (including inventory) and all Collateral in VAR's possession.

14.5 No Damages for Termination or Expiration. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR DAMAGES OF ANY KIND, INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGES, SOLELY BECAUSE OF TERMINATION OR EXPIRATION. VAR acknowledges that (i) VAR has no expectation and has received no assurances that any investment by VAR in the promotion of MicroStrategy Products will be recovered or recouped or that VAR will obtain any anticipated amount of profits by virtue of this Agreement. THE PARTIES ACKNOWLEDGE THAT THIS SECTION HAS BEEN INCLUDED AS A MATERIAL INDUCEMENT FOR THEM TO ENTER INTO THIS AGREEMENT AND THAT THE PARTIES WOULD NOT HAVE ENTERED INTO THIS AGREEMENT BUT FOR THE LIMITATIONS OF LIABILITY AS SET FORTH HEREIN.

14.6 Survival. MicroStrategy's rights to payment of, and VAR's obligations to pay MicroStrategy, all amounts due hereunder, as well as VAR's obligations under Sections 10.1, 12,13,14, and 15 and MicroStrategy's obligations under Sections 9.2, 11, 12, 13, 14 and 15 shall survive termination or expiration of this Agreement.

15.   GENERAL

15.1 Independent Contractors. Both parties to this Agreement are independent contractors, and shall so represent themselves to all other parties. There is no relationship of partnership, agency, employment, franchise, or joint venture between the parties. Neither party has any express or implied right or authority to bind the other or incur any obligation on behalf of the other. In particular, nothing herein shall be interpreted as making VAR the commercial agent of Micro Strategy.

15.2 Assignment. This Agreement shall not be assigned by either party without the prior, written consent of the other party; provided, however, that neither party shall unreasonably withhold its consent to the assignment of this Agreement to the successor-in-interest of the other party. VAR may only consent to the assignment of the Products by an End User who has licensed the Products under an End User License Agreement if the party to whom the assignment is made agrees in writing to be bound by the terms of the End User License Agreement. VAR shall provided written notice of any assignment by an End User to MicroStrategy.

15.3 Force Majeure. Neither party shall be responsible for failure of performance due to causes beyond its control, including, but not limited to, acts of God or nature, labor disputes, actions of any Government agency, and shortage of materials. This provision shall not apply to any obligation to pay money to the other party under this Agreement.

15.4 Notices. All notices, including notices of address change, required to be sent under this Agreement shall deemed to have been given when mailed by first class mail to the relevant address listed in the signature block of this Agreement or the address stated in any applicable notice of change of address. To expedite order processing, VAR agrees that MicroStrategy may treat documents faxed by VAR to MicroStrategy as original documents; nevertheless, either party may require the other to exchange original, signed documents.

15.5 Waiver. The waiver by either party of any default or breach of this Agreement (a) shall be in a writing signed by the waiving party and (b) shall not constitute a waiver of any other or subsequent default or breach. Except for actions for nonpayment or material breach of MicroStrategy's proprietary rights in the Products or for indemnification of VAR by MicroStrategy for infringement by the Products, no action, regardless of form, arising out of the Agreement may be brought by either party more than one (1) year after the cause of action has accrued.

15.6 Severability. If any provision of this Agreement is held to be invalid or unenforceable, the remaining portions of this Agreement shall remain in full force.

15.9 Entire Agreement. This Agreement constitutes the complete agreement between the parties and supersedes all prior agreements and representations, written or oral, concerning the subject matter of this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly-authorized representative of each party. No other act, document, usage or custom shall be deemed to amend or modify this Agreement.

15.10 Section Headings. Section headings are for purposes of convenience and shall not be considered part of this Agreement.

15.11 Governing Laws. This Agreement, and all matters arising out of or relating to this Agreement, shall be governed by the laws of the Commonwealth of Virginia, excluding its conflicts laws. In the event of any conflict between foreign laws, rules and regulations and those of the United States, the laws, rules and regulations of the United States shall govern. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

15.12 Due Executions. The signatory executing this Agreement on behalf of each party represents and warrants that he or she is duly-authorized to do so.

MICROSTRATEGY INCORPORATED  EXCHANGE APPLICATIONS, INC.

By: _____________________________  By:     [Illegible]
                                         -------------------------
Name: ___________________________  Name: _________________________

Title: __________________________  Title: ________________________

Date: ___________________________   Date: ________________________

                                   EXHIBIT A

                       DEVELOPMENT PACKAGE AND TERRITORY

o Development Package. The Development Package includes the following MicroStrategy products, along with related User Documentation, for the number ofNamed Users specified.

        DSS Web PE (data surf feature only) for 10 Named Users
        DSS Server for 10 Named Users
        DSS Architect for 10 Named Users
        DSS Agent for 10 Named Users

        MicroStrategy shall waive the license fee for the Development Package and the annual maintenance fee for the Development Package for the first technical support period (April 1, 1999 through March 31, 2000). The annual maintenance fee for the Development Package for the technical support period beginning on April 1, 2000 and running through March 31, 2001, as well as for subsequent technical support periods, shall be $11,792.

        During the term of the Agreement, MicroStrategy shall offer VAR the option of participating in any beta programs run by MicroStrategy with respect to the software included in the Development Package.

                                   EXHIBIT B

                                      FEES

Education Price Schedule

STANDARD COURSES


Course                    Price Per Student     Price Per Day at         Duration
                           at MicroStrategy       Customer Site
                                 Site          (limit 15 students)
---------------------------------------------------------------------------------
Introduction to DSS              $1,495           Not Available            2 days
and Data
Warehousing
---------------------------------------------------------------------------------
Fundamentals of                  $1,495              $4,000 plus           2 days
DSS Agent and                                           expenses
Architect
---------------------------------------------------------------------------------
Data Warehousing                 $1,495              $4,000 plus           2 days
Data Modeling                                           expenses
and Design
---------------------------------------------------------------------------------
Enterprise DSS--                 $2,095              $4,000 plus           3 days
Managing Your                                           expenses
Environment
---------------------------------------------------------------------------------
Advanced DSS                     $1,495              $4,000 plus           2 days
Agent and Architect                                     expenses
---------------------------------------------------------------------------------
DSS Fast Track                   $2,995              $4,000 plus           5 days
                                                        expenses
---------------------------------------------------------------------------------
Building                         $1,495               $4000 plus           2 days
Applications Using                                      expenses
DSS Objects
---------------------------------------------------------------------------------
Building                         $2,095              $4,000 plus           3 days
Applications Using                                      expenses
the DSS Web API
---------------------------------------------------------------------------------
DSS                              $1,495              $4,000 plus           2 days
Implementation                                          expenses
Methodoloy and
Risk Management
---------------------------------------------------------------------------------
DSS Engine SQL                   $1,495              $4,000 plus           2 days
Generation                                             expenses
---------------------------------------------------------------------------------
DSS                              $  750              $4,000 plus            1 day
Troubleshooting                                         expenses
---------------------------------------------------------------------------------



CERTIFICATION COURSES


Course                     Price Per Student      Price Per Day at       Duration
                            at MicroStrategy        Customer Site
                                  Site           (limit 15 students)
---------------------------------------------------------------------------------
Train the Trainer                $2,095              $4,000 plus           3 days
for DSS Agent                                           expenses
---------------------------------------------------------------------------------
Gold Level                       $3,000              $4,000 plus           5 days
Certification                                           expenses
---------------------------------------------------------------------------------
MCDSE*                           $5,000              $4,000 plus          15 days
(Platinum Level)                                        expenses
Certification
---------------------------------------------------------------------------------
*MCDSE-MicroStrategy Certified Decision Support Engineer


For detailed descriptions of all education courses and certifications contact your Account Manager.

VAR is entitled to a thirty percent (30%) discount off the prices identified under the Standard Course Listings in the Education Price Schedule. This is the only discount that applies to Standard Course Listings and is in lieu of any other discounts offered to VAR. Certification Courses are not subject to any VAR discount.

Courseware Licensing

VAR has the option to license MicroStrategy courseware, both instructor-led and web-based templates. Licensing courseware includes electronic versions of course manual or web-based tutorial, exercises, and databases where applicable. MicroStrategy courseware is subject to product discounts. Courseware is licensed on a Named User basis and subject to the MicroStrategy Product licensing restrictions set forth in the VAR Agreement.

COURSEWARE CUSTOMIZATION

MircroStrategy Education Courses, including instructor-led and web-based training applications, can be customized by a MicroStrategy training consultant at a fee of $2,500 per day, plus reasonable travel and living expenses. This price is not subject to VAR discount.

2.0 User Documentation Pricing. The User Documentation is included with each copy of the software. Additional copies of the User Documentation may be purchased by VAR for $49 per manual.

3.0 Consulting Price Schedule

Assoc. Consultant           $200    per hour
--------------------------------------------
Sr. Consultant or           $225    per hour
Manager
--------------------------------------------
Senior Manager              $250    per hour
--------------------------------------------

VAR is entitled to a twenty present (20%) discount off the prices identified in the Consulting Price Schedule.

                                   EXHIBIT C

                   VAR DEMONSTRATION AND EVALUATION LICENSES

MicroStrategy authorizes VAR to use up to twenty (20) copies of the Products in connection with its license to demonstrate the Products. MicroStrategy shall provide VAR with up to one (1) copy of each Product for demonstration use. VAR may make copies of the Products for demonstration use so long as the total number of copies of each Product being used in connection with the license to demonstrate the Products does not exceed twenty (20).

MicroStrategy authorizes VAR to use up to ten (10) copies of the Products in connection with its license to grant evaluation licenses. MicroStrategy shall provide VAR with up to one (1) copy of each Product for evaluation use. VAR may make copies of the Products for evaluation use so long as the total number of copies of each Product being used in connection with the license to grant evaluation licenses does not exceed ten (10).

                                   EXHIBIT D

                    TECHNICAL SUPPORT POLICES AND PROCEDURES

For customers who purchase Technical Support services for software products it has licensed from MicroStrategy (the "Products"), MicroStrategy provides maintenance and support, and free Product Updates (as such term is defined in the Software License Agreement between the customer and MicroStrategy). Support services include answering questions with regard to the operation of the software and troubleshooting. Support services do not include services which, in the usual course of MicroStrategy's business, are provided to customers as consulting services. Such consulting services include, but are not limited to, custom application development, date warehouse design, requirements analysis, and database design.

TECHNICAL SUPPORT
Telephone support from the United States office may be obtained by a Customer's Support Liaison (as defined below) in the following ways:


      o     Phone:          (703) 848-8700
                            9:00 A.M. - 7:00 P.M. EST;
                            1400-000 GMT
                            Monday through Friday on non-holidays
      o     Fax:            (703) 848-8710
      o     E-mail:         support@strategy.com
      o     Message:        (703) 848-8709


If a customer is unable to reach MicroStrategy Technical Support by phone, a voice mail message may be left. When leaving a voice mail message, the following information should be stated:

      o     Name
      o     Company
      o     Phone Number
      o MicroStrategy software Product(s) being used, including software version and Product registration numbers
      o     Fax Number
      o     E-mail Address

Upon logging an issue, a customer will receive an issue identification number for future reference.

A "Support Liaison" is defined as a person whom Customer has designated as a point-of-contact with MicroStrategy's support personnel. The Customer must designate a single employee to serve as the Support Liaison. Customer may change its Support Liaison on occasion, if necessary, so long as it provides written notice to MicroStrategy of such change.

TECHNICAL SUPPORT OBJECTIVES

MicroStrategy's Technical Support staff is committed to responding to and resolving customer issues in a manner which satisfies our customers. The objectives of Technical Support are the following:

      o Keeping customers informed of the status of their issues as those issues are being resolved.

      o Keeping customers informed of the status of upcoming production releases and maintenance versions.

      o     Providing customers with a mechanism for escalating issues.

 Our policy is to meet the following response objectives:

      o Answering customer contacts directly, whenever possible; otherwise, acknowledging all contacts within 2 hours.

      o Responding to each issue immediately whenever possible; and otherwise, responding to the customer within 1 business day, with details on MicroStrategy's progress in resolving the issue and/or intended plan of action.

      o Notifying each customer within 1 business day when the status of any of that customer's feature requests or ongoing issues changes, or when a fix for any of the customer's issues or feature requests is ready in a new version of the software;

      o Consider an issue to be resolved only when the customer understands and agrees with the actions that have been taken and the consequences of those actions.

PRIORITIZATION OF ISSUES

Priority levels are assigned to each issue during the initial call, whenever possible. Our objective is to assign a prioritization level to all issues within one business day. These prioritization levels are used to ensure that important issues are resolved quickly and determine the escalation procedures for an issue.

Priority 1: A production system is down or severely impacted as a result of a MicroStrategy software Product. Examples include, General Protection Faults (crashes), corrupted or incorrect data, or connection problems due to the software.

Priority 2: Customer has a serious issue with a feature necessary to its work for which it has discovered no workaround and which completely prevents the feature from being used.

Priority 3: Customer has a serious issue with a feature for which a work-around exists, a minor issue with a feature for which no work-around exists or a critical usage question.

Priority 4: Customer has a minor issue with a feature for which a work-around exists, a usage question or a high priority enhancement request.

Priority 5: Customer has a minor question, issue or enhancement request.

ESCALATION PROCEDURES

MicroStrategy Technical Support will attempt to resolve, as quickly as possible, all technical support issues and questions regarding the Products. If, however, the customer is not satisfied with the responsiveness or the quality of the Support received, it may indicate a desire to escalate the priority level of an issue.

Escalation Level 1:          Incoming customer call is received by MicroStrategy
Technical Support and logged. A Technical Support Representative attempts to resolve the issue. Feature requests, questions, and known bugs may be immediately resolved.

Escalation Level 2:          A Technical Support Engineer is assigned
responsibility for the issue and attempts to resolve the issue to the satisfaction of the customer.

Escalation Level 3:          The issue is escalated to the Technical Support
Team Lead.

Escalation Level 4:          The issue is escalated to either the Field
Engineering, Development or Consulting departments for resolution.

Escalation Response
MicroStrategy's goal is to meet the following response times:

Priority 1 Issues:
      Escalated to Level 1 within 2 Hours.
      Escalated to Level 2 within 4 Hours.
      Escalated to Level 3 within 24 Hours.
      Escalated to Level 4 within 48 Hours.

Priority 2 Issues:
     Escalated to Level 1 within 2 Hours.
     Escalated to Level 2 within 24 Hours.
     Escalated to Level 3 within 48 Hours.
     Escalated to Level 4 within 5 Days.

Priority 3 Issues:
     Escalated to Level 1 within 2 Hours.
     Escalated to Level 2 within 48 Hours.
     Escalated to Level 3 within 5 Days.
     Escalated to Level 4 during monthly status report.

Priority 4 Issues:
     Escalated to Level 1 within 2 Hours.
     Escalated to Level 2 within 5 Days.
     Escalated to Level 3 during monthly status report.
     Escalated to Level 4 during monthly status report.

Priority 5 Issues:
     Escalated to Level 1 within 2 Hours.
     Escalated to Level 2 within 10 Days
     Escalated to Level 3 during monthly status report.
     Escalated to Level 4 during monthly status report.

A customer may request escalation of an issue to a higher priority level if any of the following occurs:

     o  The MicroStrategy Technical Support
        staff is not adhering to the policies outlined in this Technical Support Policy.

     o Customer feels that an issue was assigned a lower priority than it deserves,

     o  Customer feels that escalation is warranted by special circumstances.

Customer may request escalation of an issue to a higher priority level by calling the support line and asking to discuss the matter with the Technical Support Manager.

PRODUCT UPGRADES

Technical Support includes free Product Updates (as such term is defined in the Software License Agreement between the customer and MicroStrategy).

 Confidential Materials ommitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omission.

                                    Exhibit C
                                    Work Plan

This Exhibit A sets forth the development objectives and resource commitments of the parties.

A.  Resource Commitments

As part of this Agreement, MicroStrategy will provide an average over any six
(6) month period, of at least [**] the Developed Products. Exchange Applications will provide at least [**] and [**] to ensure relevant and successful product releases. The parties acknowledge and agree that there will be some time (not to exceed 30 days) to get all the personnel on board and working.

While the skill profile may vary over the term of the agreement, MicroStrategy initially will supply people with the following skills breakdown:

        [**]
        [**]
        [**]
        [**]
        [**]
        [**]
        [**]


B.  Product Development Overview

The dedicated resources outlined above will strive to develop world class CRM applications that can be distributed independently of or in combination with [**] products. The product development process will be prioritized to achieve the following objectives:

   1. Creation [**] and applications to the following [**]. The data models will include schemas to support the [**] to include [**] and standard industry customer data. The applications will include (without limitation) [**] and [**] and [**] and [**], and [**].
   2. Provide a full demonstration software environment to be run at Exchange Applications facilities and demonstrated by remote sales personnel.
   3. Provide platform support for [**].
   4. Ensure Internationalization of the full application code base (including MicroStrategy applications) which will include [**] Provide resources to localize the application as required.
   5. Provide the following eCRM specific functionality:
          -  Develop [**] between [**] and [**].

          - Provide [**] control. This capability will allow for [**]; and must also be [**].

 Confidential Materials ommitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

          - Create [**] campaigns. This would allow for fitting of a [**] to the [**].

          -  Provide [**]
   6. Define [**] or incorporate a [**] for [**] between this application, [**].
   7. Integrate [**] with that of [**].
   8. Complete [**] that is [**] to provide [**] for a [**]. The [**] definition and report [**].
   9. Integrate [**].


The parties may also consider implementing the following functionality in the latter part of the initial term if the parties determine the functionality is feasible and makes commercial sense. These will not be part of the initial implementation.


   1. Design [**]  and reporting [**] as an [**].
   2. Establish [**] an [**] analysis and [**] analysis.
   3. Develop [**] data [**] data.
   4. Integrate [**] this [**] and other [**].
   5. Integrate this [**] with [**] to provide a vehicle for [**] and [**].
   6. Design [**] that [**] or [**] data to [**]. These packaged solutions may also utilize [**]. Following is list of applications and initial prioritization:

          a. [**] and [**] through [**].
          b. [**] and [**], etc.
          C. [**] notice, etc.

  Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

C. Product Development Short Term Milestones

The dedicated resources will work towards the following initial deliverables. The details behind these deliverables will be established by the Steering Committee.

     Number of Days
     After Execution     Deliverable Milestone
     ---------------     ---------------------

           [**]          [**] complete
                         [**] complete
                         [**] complete
                         [**] complete


           [**]          [**] complete
                         [**] complete
                         [**] complete

D. Product Development Medium-Term Milestones

The parties agree to use commercially reasonable efforts to work towards meeting the following additional milestones, provided that Exchange Applications constrains the scope so that it is feasible to complete the project within these timeframes of the milestones.

     Number of Days
     After Execution    Deliverable Milestone
     ---------------    ---------------------

        [**]            [**] complete

        [**]            [**] complete

        [**]            [**] complete
                        [**] complete

        [**]            [**] platforms

                                   Exhibit D
                               Steering Committee

This Exhibit 8 sets forth the general operating parameters of the Steering Committee contemplated by the parties.

A. General Philosophy and Intent

The development effort outlined in this Agreement, will be jointly managed by a four person steering committee. MicroStrategy and Exchange Applications will each provide two members to participate in the steering committee. This committee will meet weekly and will have the responsibility and complete authority for delivering on product commitments.

The steering committee will establish and approve an oversight process to define mechanisms for participation in and approval of key strategy, product and management decisions. The committee will appoint a leader of each of the processes from the organization (either MicroStrategy or Exchange Applications) as identified below.

In the event that the steering committee does not reach agreement on the approval, content or strategy of specific deliverables, the lead organization for each process will have final rights to define the deliverable. The organization identified as lead for each process will have final say in the event that the steering committee deadlocks on specific decisions.

B. Process

Overall this team will be responsible for all processes associated with delivery of Developed Products including the following processes:

Process 1 (Lead Exchange Applications and MicroStrategy) Product direction and planning (including requirements and functional prioritization)

     - Exchange will provide a team leader to establish and manage a standard product planning process to include the following process steps:
     -  Vision Solution Definition
     -  Product description and objectives
     -  Product Requirements
     -  Competitive Analysis
     -  Plan Approval and Coordination
     -  Product Plan Change Management
     -  Specification Approval
     - Each quarter, this team will define deliverables and milestones for the following quarter's delivery to be used as a measure for successful progress for this overall relationship.
     - Technical and functional standards definition and functional and technical specification approval.

Process 2 (Lead Exchange Applications) Release management and final release approval
     - Exchange will assign the team lead for this activity and define the standard processes and deliverables on an ongoing basis.

Process 3 (Lead MicroStrategy) Staffing and Technical Operations

     - MicroStrategy will assign a senior development manager to lead the design and development processes. MicroStrategy will allow Exchange to interview and approve candidates for this role within seven days of the agreement of the OEM agreement.

Process 4 (Lead MicroStrategy) Technical Design and Development processes.

Process 5 (Lead MicroStrategy) QA processes and standards.

C. Escalation

In the event that the parties fail to agree on the items contemplated by Process 1, to the satisfaction of the other party then either party may call a special meeting of the 'Principals' who shall be Sanju Bansal and Andy Frawley. The Principals shall confer at their earliest reasonable opportunity and make their best efforts to agree a resolution within ten (10) working days. If the Principals fail to reach an agreement in that time frame Andy Frawley may make the final decision.

For all other Processes, in the event that any part of the process defined herein fails to be resolved to the satisfaction of the other party then either party may call a special meeting of the 'Principals' who shall be defined as the authorized signatories of this agreement or their mutually agreed upon nominee. The Principals shall confer at their earliest reasonable opportunity and make their best efforts to agree a resolution within ten (10) working days.

                                   EXHIBIT E
                                   ---------

          PAYMENT AND REGISTRATION RIGHTS AGREEMENT dated as of December 28, 1999 (this "Agreement"), between EXCHANGE APPLICATIONS, INC., a Delaware corporation ("Exchange"), and MICROSTRATEGY INCORPORATED, a Delaware corporation ("MicroStrategy").


     The parties hereby agree as follows:

                           ARTICLE I.

                          Definitions and Construction

            Section 1.01. Certain Definitions. As used in this Agreement, the following terms shall have the meanings specified below:

           "Business Day" shall mean any day other than a day, which is a Saturday, or Sunday or any other day on which commercial banks in New York, New York are authorized or required to remain closed.

          "Business Unit" shall have the meaning set forth in the Development Agreement.

          "Closing" shall mean the payment of the Closing Payment on the Closing Date.

          "Closing Date" shall mean December 28, 1999.

          "Closing Share Amount" shall mean the number of shares of Common Stock (rounded to the nearest whole number) equal to the result obtained by dividing (a) $20, 000, 000 by (b) the Fair Market Value of the Common Stock as of the Closing Date.

          "Common Stock" shall mean the Common Stock, par value $0.001 per share, of Exchange.

          "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

          "Designee" shall mean any wholly-owned subsidiary of MicroStrategy designated in writing by MicroStrategy as the recipient and registered holder of any or all of the Payment Shares to be issued under Article II.

          "Development Agreement" shall mean the Software Development and OEM Agreement, dated as of the Closing Date, by and between MicroStrategy and Exchange. The final form of the Development Agreement is attached hereto as Exhibit A.

          "dollars" or "$" shall mean lawful money of the United States of America.

          "Exchange Act" shall mean the Securities Exchange Act of 1934.

          "Fair Market Value" means, as of any date of determination, the lowest closing sale price (if listed on a stock exchange or quoted on the Nasdaq National Market System or any successor thereto), or the lowest of the mean between the closing bid and asked prices (if quoted on NASDAQ or otherwise publicly traded), of the Common Stock during the period commencing on the third trading day prior to (and including) such date and ending on the third trading day after such date.

          "Governmental Authority" shall mean any court, administrative agency or commission or other governmental agency or instrumentality, domestic or foreign, or any arbitrator, of competent Jurisdiction.

          "Group" shall mean a "Group" within the meaning of Section 13(d)(3) of the Exchange Act.

          "Installment Share Amount" shall mean, with respect to any Installment for which Exchange has elected in accordance with Section 2.02(b) to pay all or any portion of the Payment Amount in Common Stock, the number of shares of Common Stock (rounded to the nearest whole number) equal to the result obtained by dividing (a) the Payment Amount to be paid on the applicable Installment Date minus the Cash Component set forth in the applicable Stock Election Notice by (b) the Fair Market Value of the Common Stock as of the originally scheduled Installment Date set forth in the table contained in Section 2.01(c); provided, however, that for purposes of this definition, in no event shall the "Fair Market Value" as at any date be less than 75% of the Fair Market Value determined as of the Closing Date or exceed 125% of the Fair Market Value determined as of the Closing Date.

          "Marketing Agreement" shall mean the Joint Marketing Agreement, dated as of the Closing Date, by and between MicroStrategy and Exchange. The final form of the Marketing Agreement is attached hereto as Exhibit B.

          "MicroStrategy License Agreement" shall mean the License Agreement, dated as of the Closing Date, by and between MicroStrategy and Exchange. The final form of the MicroStrategy License Agreement is attached hereto as Exhibit C.

          "Milestones" shall mean, at any time of determination, the milestones for the Business Unit in effect at such time. On the Closing Date, the Milestones shall be set forth on Exhibit A to the Development Agreement, and thereafter, may be established or modified from time to time by the Steering Committee.

          "Operative Agreements" shall mean this Agreement, the Development Agreement, the Marketing Agreement, the MicroStrategy License Agreement and the Strategy.com Agreement.

          "Payment Shares" shall mean all shares of Common Stock issued to MicroStrategy under Article II.

          "Person" shall mean any individual, firm, corporation, partnership, Group trust, joint venture, Governmental Authority or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "Registration Shares" shall mean (i) all Payment Shares issued to MicroStrategy or a Designee and (ii) all securities issued or issuable to MicroStrategy or a Designee in respect thereof by way of stock dividend, stock split or reclassification or in connection with a combination of shares, recapitalization, merger or, consolidation or other reorganization or otherwise.

          "Registration Statement" shall mean, as applicable, the Shelf Registration Statement or a registration statement filed with the SEC in connection with a Piggyback Registration.

          "Registration Termination Date" means, with respect to any Registration Statement, the earlier of (i) the date when all of the Registration Shares registered thereunder shall have been sold or (ii) the third anniversary of the Closing Date; provided however, that in the event that the right of MicroStrategy or any Designee to use such Registration Statement (and the prospectus relating thereto) is delayed or suspended pursuant to Section 5.07 or 5.09, Exchange shall be required to extend the Registration Termination Date beyond the third anniversary of the Closing Date by the same number of days as such delay or Suspension Period.

          "SEC" shall mean the Securities and Exchange Commission or any successor commission or agency having similar powers.

          "Securities Act" shall mean the Securities Act of 1933.

          "Shelf Registration" shall mean the registration of Registration Shares pursuant to the Shelf Registration Statement.

          "Steering Committee" shall have the meaning set forth in the Development Agreement.

          "Strategy.com Agreement" shall mean the Strategy.com Affiliate Agreement, dated as of the Closing Date, by and between MicroStrategy and Exchange. The final form of the Strategy.com Agreement is attached hereto as Exhibit D.

          "Transactions" shall mean the transactions contemplated by the Operative Agreements.

     "Transfer" shall mean to sell, transfer or assign.

          Section 1. 02. Additional Definitions.

                Defined Term                                 Section Defined in
                ------------                                 ------------------
                Accelerated Installment Date                       2.03(c)
                Closing Payment                                    2.01(a)
                Cash Component                                     2.02(b)
                Election Date                                      2.02(b)
                Extension Date                                     2.03(b)
                Installment Dates                                  2.01(c)
                Installments                                       2.01(c)
                Payment Amounts                                    2.01(c)
                Piggyback Registration                             5.02(a)
                Preferred Stock                                    3.01(c)
                Registered Sale                                    4.01
                Sale                                               4.01
                SEC Documents                                      3. 01(e)
                Securities                                         3.01(c)
                Shelf Registration Statement                       5.01(a)
                Stock Election Notice                              2.02(b)
                Suspension Period                                  5.09
                Unachieved Milestones                              2.03(b)


          Section 1.03. Terms Generally. The definitions in Sections 1.01 and
     1.02 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and, neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. The headings of the Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Unless the context shall otherwise require, any reference to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provision). Any reference in this Agreement to a "day" or a number of "days" (without the explicit qualification of "Business') shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

                                  ARTICLE 11.

                        Payments and Issuance of Shares
                        -------------------------------

          Section 2.01. Payments and Issuance of Shares. In reliance upon the representations, warranties and agreements of MicroStrategy set forth in the Operative Agreements, and upon the terms and conditions set forth herein, in consideration for the rights, services, interests and benefits received or to be received by Exchange under the Development Agreement, the Marketing Agreement, the MicroStrategy License Agreement and the Strategy.com Agreement during the initial terms thereof.

               (a) At the Closing, Exchange shall pay MicroStrategy the sum of $10,000,000 (the "Closing Payment").

               (b) On or before January 20, 2000, Exchange shall issue to MicroStrategy or a Designee the number of shares of Common Stock equal to the Closing Share Amount. Exchange shall prepare and deliver to MicroStrategy on or prior to January 14, 2000 a certificate setting forth its calculation of the Closing Share Amount, which certificate shall be conclusive absent manifest error.

               (c) Subject to Section 2.03, Exchange shall pay to MicroStrategy on the dates set forth below (the "Installment Dates") the amounts (the "Payment Amounts") set forth opposite such dates (the "Installments"):

               Installment Dates        Payment Amounts
               -----------------        ---------------

               June 30, 2000            $ 5,833,333
               September 1, 2000        $ 5,833,333
               December 1, 2000         $ 5,833,333
               March 1, 2001            $ 5,833,333
               June 1, 2001             $ 5,833,333
               September 1, 2001        $ 5,833,335;

     provided, however, that if Exchange has elected in accordance with Section 2.02(b) to pay all or any portion of the Payment Amount due on any Installment Date in Common Stock, the relevant Installment Date shall be extended until the tenth Business Day immediately following the date set forth above. If Exchange has elected to pay all or any portion of any Payment Amount in Common Stock, Exchange shall prepare and deliver to MicroStrategy on the third Business Day prior to the Installment Date (as so extended) a certificate setting forth its calculation of the Installment Share Amount, which certificate shall be conclusive absent manifest error.

     (d) Payments under Section 2.01(a) or (b) are non-cancelable and, once made, are non-refundable. Payments made under Section 2.01(c) are non-refundable.

          Section 2.02. Payment in Common Stock; Stock Election Notice. (a) If Exchange elects in accordance with Section 2.02(b) to pay all or any portion of the Payment Amount for any Installment Date in Common Stock, the

                                      -7-
     number of shares of Common Stock to be issued to MicroStrategy or a Designee on such Installment Date shall be the Installment Share Amount determined as of the Installment Date.

          (b) On or before the fifteenth day prior to Installment Date set forth in the table contained in Section 2.01(c) (such fifteenth day being the "Election Date"), Exchange may by written notice to MicroStrategy (each, a "Stock Election Notice") elect to pay all or any portion of the Payment Amount payable in respect of the Installment in Common Stock. Each Stock Election Notice shall indicate the portion of the Payment Amount in respect of such Installment to be paid in cash (the "Cash Component"), and shall be irrevocable. If Exchange does not deliver a Stock Election Notice to MicroStrategy on or before the Election Date for any Installment, then the entire Payment Amount shall be paid in cash on the applicable Installment Date set forth in the table contained in Section 2.01(c).

          Section 2.03. Termination of Installment Obligations; Extension of Installment Dates. Anything to the contrary notwithstanding:

          (a) If either Exchange or MicroStrategy delivers a notice of termination in accordance with Section 10.3 of the Development Agreement or Exchange delivers a notice of termination in accordance with Section 10.1 of the Development Agreement, the obligations of Exchange to pay any and all Installments not yet due and payable at the time of such notice of termination shall automatically terminate. If either Exchange or MicroStrategy terminates the Development Agreement in accordance with
     Section 11.4 of the Development Agreement, the obligations of Exchange to pay any and all Installments not yet due and payable at the time of delivery of the written notice of default giving rise to such termination shall automatically terminate.

          (b) If any of the Milestones for a particular Installment Date have not been achieved by the Business Unit (the "Unachieved Milestones") on or prior to that Installment Date with respect to any Installment payable after June 30, 2000, Exchange may elect by written notice to MicroStrategy on or before the Installment Date to extend the applicable Installment Date until the earlier (i) the 45th day immediately following the scheduled Installment Date contained in the table set forth in Section 2.01(c) and
     (ii) the third Business Day following the achievement of the Unachieved Milestones. If at the end of the 45 day period described in this Section 2.03(b) (the "Extension Date"), the Business Unit has not achieved the Milestone, then Exchange shall either (a) pay the Payment Amount by the third Business Day following the Extension Date or (b) terminate the Business Unit obligations pursuant to Section 1 0. 1 of the Development Agreement.

          (c) If the Business Unit achieves a Milestone for a particular Installment Date prior to such Installment Date, then MicroStrategy may elect by written notice to Exchange to accelerate the applicable Installment Date to the 20th Business Day following such notice (the "Accelerated Installment Date"). The Accelerated Installment Date shall be deemed an Installment Date for the purposes of Section 2.02 above.

          Section 2.04. Payments: Delivery of Shares. (a) On each date on which Exchange is obligated to make a payment of cash to MicroStrategy under this
     Article II, Exchange shall deliver to MicroStrategy the applicable sum by check or by wire transfer to a bank account designated in writing by MicroStrategy.

          (b) On each date on which Exchange is obligated to deliver shares of Common Stock to MicroStrategy or a Designee under this Article II, Exchange shall deliver to MicroStrategy a certificate representing the applicable number of shares of Common Stock registered in the name of MicroStrategy or such Designee.

          Section 2.05. Designees. Each reference to MicroStrategy in Section 3.02, Article IV and Article V shall be deemed a reference to MicroStrategy and, where applicable, each of its Designees.

                                  ARTICLE III.

                         Representations and Warranties
                         ------------------------------

          Section 3.01. Representations and Warranties of Exchange. Exchange hereby represents and warrants to MicroStrategy on and as of the Closing Date as follows:

         (a) Organization. Exchange is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each Jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect upon Exchange.

         (b) Authorization. All corporate action on the part of Exchange, its officers, directors and stockholders, necessary for the authorization, execution, delivery and performance of this Agreement and the other Operative Agreements and the consummation of the transactions contemplated herein and therein has been taken. Each of this Agreement and the other Operative Agreements constitute the legal, valid and binding obligation of Exchange, enforceable against Exchange in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. Exchange has all requisite corporate power to enter into this Agreement and the other Operative Agreements and to carry out and perform its obligations under this Agreement and the other Operative Agreements.

         (c) Capitalization. The authorized capital stock of Exchange consists of (i) 30,000,000 shares of Common Stock and (ii) 10,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). The number of outstanding shares of each class of capital stock are set forth in Schedule 3.01(c) hereto. Except as set forth in Schedule 3.01(c) hereto, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating Exchange to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of capital stock of Exchange or other equity interests in Exchange or any securities convertible into or exchangeable for such shares of capital stock or other equity interests (collectively, "Securities"). Schedule 3.01(c) sets forth the number of stock options outstanding under Exchange's stock incentive plans, and the number of shares reserved for issuance under such plans that are not subject to outstanding options. Except as set forth in Schedule 3. 01(c), no holder of any capital stock or Securities of Exchange has any outstanding registration rights.

          (d) Valid Issuance of the Payment Share. The Payment Shares to be issued to MicroStrategy or any Designee hereunder, upon issuance pursuant to the terms hereof, will be duly authorized and validly issued, fully paid, nonassessable and free of any liens or encumbrances created by Exchange and, assuming the accuracy of the representations and warranties made by MicroStrategy to Exchange, will be issued and sold by Exchange to MicroStrategy or such Designee in compliance with applicable state and federal securities laws.

          (e) SEC Documents. Exchange has furnished to MicroStrategy (or otherwise provided access by MicroStrategy to) true and complete copies of the documents filed by Exchange with the SEC and set forth on Schedule 3.01(e) hereto (all such documents, collectively, the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, as of their respective filing dates, except to the extent corrected by a subsequently filed SEC Document.

         (f) No Conflict. The execution and delivery of this Agreement and the other Operative Agreements by Exchange and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit or give rise to an event which results in the creation of any lien, charge or encumbrance upon any of Exchange's properties or assets under (i) any provision of the Certificate of Incorporation or By-laws of Exchange or
     (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulation, applicable to Exchange or its respective properties or assets, except where any such event under clause (ii) could not reasonably be expected to have a material adverse effect on the Transactions contemplated by this Agreement and the other Operative Agreements.

          (g) Consents. All consents, approvals, orders, authorizations, registrations, qualifications, and filings required on the part of Exchange to be obtained or made prior to the Closing in connection with the execution, delivery or performance of this Agreement and the other Operative Agreements, and the consummation of the transactions contemplated herein and therein have been obtained or made prior to the Closing.

          (h) Absence of Certain Changes or Events. Since the last filing date of the SEC Documents, no event has occurred that has had a material adverse effect on Exchange (excluding for this purpose the execution or announcement of the transactions contemplated by this Agreement and the other Operative Agreements and any adverse effect resulting therefrom).

          Section  3.02.   Representations   and  Warranties  of  MicroStrategy.
     MicroStrategy hereby represents and warrants to Exchange on and as of the Closing Date as follows:

          (a) Organization. MicroStrategy is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect upon MicroStrategy.

          (b) Authorization. All corporate action on the part of MicroStrategy, its officers, directors and stockholders, necessary for the authorization, execution, delivery and performance of this Agreement and the other Operative Agreements and the consummation of the transactions contemplated herein and therein has been taken. Each of this Agreement and the other Operative Agreements constitute the legal, valid and binding obligation of MicroStrategy, enforceable against MicroStrategy in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. MicroStrategy has all requisite corporate power to enter into this Agreement and the other Operative Agreements and to carry out and perform its obligations under this Agreement and the other Operative Agreements.

          (c) Acquisition Solely for the Purpose of Investment. MicroStrategy is acquiring the Payment Shares being acquired by it hereunder, for investment, for its own account, and not for resale or with a view to distribution thereof in violation of the Securities Act or any other applicable securities law. MicroStrategy has no intention of participating in, and, so long as MicroStrategy holds or has any right to acquire any Payment Shares MicroStrategy will not participate in, the formulation, determination or direction of the basic business decisions of Exchange within the meaning of 16 C.F.R. 801.1(i)(1).

          (d) Investor Status, etc. MicroStrategy certifies and represents to Exchange that, at the time MicroStrategy acquires any of the Payment Shares, MicroStrategy will be an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act. MicroStrategy's financial condition is such that it is able to bear the risk of holding any and all of the Payment Shares acquired by it for an indefinite period of time and the risk of loss of its entire investment. MicroStrategy has been afforded the opportunity to ask questions of and receive answers from the management of Exchange concerning Exchange and its business and this investment, and has also been afforded the opportunity to review any relevant documents and records concerning the business of Exchange. MicroStrategy has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in Exchange.

          (e) Payment Shares Not Registered. MicroStrategy understands that because the Payment Shares are issued by Exchange in a transaction exempt from the registration requirements of the Securities Act, the Payment Shares have not been registered under the Securities Act, and that the Payment Shares must continue to be held by MicroStrategy unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. MicroStrategy understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

          (f) No Conflict. The execution and delivery of this Agreement and the other Operative Agreements by MicroStrategy and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under
     (i) any provision of the Certificate of Incorporation or Bylaws of MicroStrategy or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulation, applicable to MicroStrategy or its respective properties or assets, except where any such event under clause (ii) could not reasonably be expected to have a material adverse effect on the Transactions contemplated by this Agreement and the other Operative Agreements.

          (g) Consents. All consents, approvals, orders, authorizations, registrations qualifications and filings required on the part of MicroStrategy to be obtained or made prior to the Closing in connection with the execution, delivery or performance of this Agreement and the other Operative Agreements and the consummation of the Transactions contemplated herein or therein have been obtained or made prior to the Closing.

          (h) Certain Acknowledgements. MicroStrategy has reviewed and understands the SEC Documents, including the "Risk Factors" set forth therein, and acknowledges that Exchange has made no representations or warranties to MicroStrategy to induce MicroStrategy to enter into the Transactions, except for those set forth herein (or, in the case of the SEC Documents, incorporated herein by reference) and in the other Operative Agreements. MicroStrategy acknowledges that investments in the Common Stock are risky, that the market price of the Common Stock is volatile and subject to a variety of factors, many of which are outside Exchange's control, and that no assurances can be or are given by Exchange or any of its officers or directors as to the market price at which MicroStrategy may be able to sell the Payment Shares.


                                   ARTICLE IV.
                                   -----------
                                 Other Covenants
                                 ---------------

          Section 4.01. Restrictions on Transfer of the Payment Shares. MicroStrategy shall not offer, sell, assign, transfer, endorse, pledge, mortgage, hypothecate or otherwise convey or dispose of (a "Sale") any of the Payment Shares acquired by it, or any interest therein, unless (i) any such sale shall be effected (A) pursuant to and in conformity with an effective registration statement under the Securities Act (a "Registered Sale"), or (B) pursuant to and in conformity with Rule 144 under the Securities Act, and (ii) in the case of any Sale under such Rule 144, if requested by Exchange, MicroStrategy shall have obtained and delivered to Exchange a written legal opinion of counsel (reasonably satisfactory to Exchange as to such counsel and as to the substance of such opinion) to the effect that any such proposed Sale by MicroStrategy does not violate the registration provisions of the Securities Act and any applicable state securities or blue sky laws.

          Section 4.02. Effect of Violation of Transfer Restrictions; Preventive Measures. Any Sale of any Payment Shares, or of any interest therein, 'n violation of this Article IV shall be null and void. Exchange may make a notation on its records or give instructions to any of its transfer agents in order to implement the restrictions on transfer set forth in this
     Article IV. Exchange shall not incur any liability for any delay in recognizing any transfer of any Purchased Shares if Exchange reasonably believes that any such transfer may have been or would be in, violation of the provisions of the Securities Act, applicable blue sky laws or this
     Article IV.

          Section 4.03. Legends. (a) Each certificate evidencing any of the Payment Shares shall be endorsed with the legend set forth below, and MicroStrategy covenants that, except to the extent such restrictions are waived by Exchange, it shall not transfer the Payment Shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, ENDORSED, PLEDGED, MORTGAGED, HYPOTHECATED OR OTHERWISE CONVEYED OR DISPOSED OF, UNLESS SUCH SHARES ARE (1) SO REGISTERED OR (2) AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND, IF REQUESTED BY EXCHANGE APPLICATIONS, INC. (THE "COMPANY"), A WRITTEN LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IS PROVIDED BY THE TRANSFEROR. IF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE NOT TRANSFERRED PURSUANT TO AND IN CONFORMITY WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR IN ACCORDANCE WITH RULE 144 OF THE SECURITIES ACT OF 1933, SUCH SHARES ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN
          ARTICLE IV OF A PAYMENT AND REGISTRATION RIGHTS AGREEMENT DATED AS OF DECEMBER 28, 1999, AND NO TRANSFER OF SUCH SHARES SHALL BE VALID OR EFFECTIVE IF IT IS NOT EFFECTED IN COMPLIANCE WITH ALL OF SUCH RESTRICTIONS ON TRANSFER. A COPY OF SUCH PAYMENT AND REGISTRATION RIGHTS AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF SUCH SHARES TO THE SECRETARY OF THE COMPANY."

               (b) Each certificate evidencing any of the Payment Shares shall be endorsed with any legend required under any applicable state securities or blue sky laws.

                                   ARTICLE V.

                               Registration Rights
                               -------------------

          Section 5. 01. Shelf Registration. (a) As soon as possible and, in any event, on or prior to January 31, 2000, Exchange will prepare and file with the SEC a registration statement on Form S-3 (or Form S-1 if registration on Form S-3 is not available to Exchange at such time) for the purpose of registering under the Securities Act all of the Registration Shares for resale by, and for the account of, MicroStrategy as selling stockholder thereunder (the "Shelf Registration Statement"); provided, however, that Exchange may extend the period to file the Shelf Registration Statement for not more titan an additional 60 days if (i) such delay would relieve Exchange of the obligation to include any interim financial statements in the Registration Statement or (ii) Exchange would be required to disclose in the Registration Statement any material nonpublic information and Exchange concludes that the disclosure of such information would be inadvisable at that time. The Shelf Registration Statement shall permit MicroStrategy to offer and sell, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, any or all of the Registration Shares for the periods set forth herein.

          (b) The initial number of Registration Shares to be registered under the Shelf Registration Statement shall equal 50% of the Closing Share Amount. Exchange agrees to prepare and file such amendments and supplements to the Shelf Registration Statement to increase the number of Registration Shares eligible to be sold thereunder by an amount equal to the balance of the Closing Share Amount on or before May 1, 2000. Exchange also agrees to prepare and file such amendments and supplements to the Shelf Registration Statement as may be necessary so that at any time after May 1, 2000 the Shelf Registration Statement will cover the Payment Shares already issued to MicroStrategy (unless such shares have been sold under the Shelf Registration Statement or sold in connection with a Piggyback Registration) and the Installment Share Amount for the next Installment (assuming that such Installment will be paid entirely in Common Stock and that the Fair Market Value on such Installment Date will equal 75% of the Fair Market Value calculated as of the Closing Date).

          (c) Sales of the Registrable Shares pursuant to the Shelf Registration Statement shall not be underwritten.

          Section 5.02. Piggyback Registrations. (a) If Exchange proposes to register any Common Stock under the Securities Act for sale for cash in an underwritten offering, Exchange shall give MicroStrategy notice of such proposed registration (a "Piggyback Registration") at least 30 days prior to the filing of the registration statement. At the written request of MicroStrategy delivered to Exchange within 10 days after the receipt of the notice from Exchange, which request shall state the number of Registration Shares that MicroStrategy wishes to sell under the registration statement proposed to be filed by Exchange, Exchange will use reasonable efforts to include in such underwritten registration the Registration Shares requested to be included by MicroStrategy.

          (b) If the managing underwriters of a Piggyback Registration advise Exchange in writing that in their opinion the number of securities requested to be included in the registration exceeds the number which can be sold in the offering, Exchange may exclude from the registration any or all Registration Shares that MicroStrategy proposes to sell; provided, however, that no Registration Shares may be excluded if the registration includes Common Stock of holders other than MicroStrategy unless MicroStrategy is permitted to participate in such registration with such holders on pro rata basis.

          (c) All necessary amendments to the Shelf Registration Statement will be made to reduce the number of shares to be sold by MicroStrategy thereunder, in the event that shares are sold by MicroStrategy in a Piggyback Registration.

          Section 5.03. Indemnification by Exchange. In the event of any registration of any Registration Shares of MicroStrategy under the Securities Act, Exchange shall, and hereby does, indemnify and hold harmless MicroStrategy, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such Registration Shares and each other Person, if any, who controls such party or any such underwriter within the meaning of Section 15 of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which such party or any such director or officer or underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Registration Shares were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and Exchange shall reimburse such party and each such director, officer, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that Exchange shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information about such party as a stockholder of Exchange furnished to Exchange through an instrument duly executed by such party specifically stating it is for use in the preparation thereof. Such indemnity shall remain in full force and affect regardless of any investigation made by or on behalf of such party or any such director, officer, controlling Person or underwriter and shall survive any transfer of the Registration Shares.

          Section 5.04. Indemnification by MicroStrategy. Exchange may require, as a condition to including any Registration Shares of MicroStrategy in any registration statement filed pursuant to Section 5. 01 or 5.02, that Exchange shall have received an undertaking satisfactory to it from MicroStrategy to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.03) Exchange, each director of Exchange, each officer of Exchange signing such Registration Statement, each Person who participates as an underwriter in the offering or sale of such Registration Shares and each other Person, if any, who controls Exchange or any such underwriter within the meaning of Section 15 of the Securities Act with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information about MicroStrategy furnished to Exchange through an instrument duly executed by MicroStrategy specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the liabilities of MicroStrategy hereunder shall be limited to an amount equal the net proceeds to MicroStrategy and its permitted assignees from the Registration Shares sold in connection with any such registration statement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or an behalf of Exchange or any such director, officer or controlling Person and shall survive the Transfer by MicroStrategy of the Registration Shares being registered.

          Section 5.05. Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 5.03 or 5.04, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 5.03 or 5.04, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          Section 5. 06. Indemnification Payments. The indemnification required by this Article shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

              Section 5.07. Registration Covenants of Exchange. In the event that any Registration Shares are to be registered pursuant to Section 5.01 or 5.02, Exchange covenants and agrees that it shall use its best efforts to effect the registration and cooperate in the sale of the Registration Shares to be registered and shall as expeditiously as possible:

               (i) notify MicroStrategy, promptly after Exchange shall receive notice thereof, of the time when the Registration Statement becomes effective or when any amendment or supplement or any prospectus forming a part of the Registration Statement has been filed;

               (ii) notify MicroStrategy promptly of any request by the SEC for the amending or supplementing of the Registration Statement or prospectus or for additional information;

               (iii) (A) advise MicroStrategy after Exchange shall receive notice or otherwise obtain knowledge of the issuance of any order by the SEC suspending the effectiveness of the Registration Statement or any thereto or of the initiation or threatening of any proceeding for that purpose and (B) promptly use reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if a stop order should be issued;

               (iv) (A) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus forming a part thereof as may be necessary to keep the Registration Statement effective until the Registration Termination Date and (B) comply with the provisions of the Securities Act with respect to the disposition of all Registration Shares covered by the Registration Statement in accordance with the intended methods of disposition by MicroStrategy set forth in the Registration Statement;

               (v) furnish to MicroStrategy such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including any preliminary prospectus) and such other documents as MicroStrategy may reasonably request in order to facilitate the disposition of the Registration Shares owned by MicroStrategy;

               (vi) notify MicroStrategy, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Registration Statement would contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of MicroStrategy, prepare a supplement or amendment to the Registration Statement so that the Registration Statement shall not, to Exchange's knowledge, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, provided that upon such notification by Exchange, MicroStrategy will not offer or sell Registration Shares until Exchange has notified MicroStrategy that it has prepared a supplement or amendment to such prospectus and delivered copies of such supplement or amendment to MicroStrategy;

               (vii) if the Registration Shares are securities of a class then listed on a securities exchange or traded through a self-regulatory organization, cause the Registration Shares to be so listed or traded;

               (viii) provide a transfer agent and registrar, which may be a single entity, for all the Registration Shares not later than the effective date of the Registration Statement;

               (ix) use its best efforts to cause the Registration Shares covered by the Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary to enable MicroStrategy to consummate the disposition of such Registration Shares; and

               (x) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and timely file all reports required to be filed by it under the Exchange Act, and the rules and regulations adopted by the SEC thereunder, all to the extent required to enable MicroStrategy, to sell, its Payment Shares pursuant to Rule 144 and the Registration Statement.

          Section 5.08. Expenses. Exchange shall pay, on behalf of MicroStrategy, all the expenses in connection with the Shelf Registration or any Piggyback Registration, including all registration, filing and regulatory review fees, all fees and expenses of complying with securities or blue sky laws, all listing fees, all word processing, duplicating and printing expenses, all messenger and delivery expenses, the fees and disbursements of counsel for Exchange and of its independent public accountants (including the expenses of comfort letters required by or incident to such performance and compliance), and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting discounts and commissions and transfer taxes, if any, on the Registration Shares. In any registration, MicroStrategy shall pay for its own underwriting discounts and commissions and transfer taxes, and its own legal fees.

          Section 5.09. Deferral. Notwithstanding anything in this Agreement to the contrary, if Exchange shall furnish to MicroStrategy a certificate signed by the President or Chief Financial Officer of Exchange stating that the Board of Directors of Exchange has made the good faith determination
     (i) that continued use by MicroStrategy of a Registration Statement for purposes of effecting offers or sales of Registration Shares pursuant thereto would require, under the Securities Act, premature disclosure in the Registration Statement (or the prospectus relating thereto) of material, nonpublic information concerning Exchange, its business or prospects or any proposed material transaction involving Exchange, (ii) that such premature disclosure would be materially adverse to Exchange, its business or prospects or any such proposed material transaction significantly less likely and (iii) that it is therefore advisable to suspend the use by MicroStrategy of such Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registration Shares pursuant thereto, then the right of MicroStrategy to use the Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registration Shares pursuant thereto shall be suspended for a period (the "Suspension Period") of not more than 60 days after delivery by Exchange of the certificate referred to above in this Section 5.09. During the Suspension Period, MicroStrategy shall not offer or sell any Registration Shares pursuant to or in reliance upon the Registration Statement (or the prospectus relating thereto). Notwithstanding the foregoing, Exchange shall not be entitled to Suspension Periods totaling more than 90 days in any consecutive twelve-month period during the term of this Agreement.

          Section 5.10. Assignment of Registration Rights. The registration rights set forth in this Article V may not be assigned to any Person, other than an affiliate of MicroStrategy.

                                  ARTICLE VI.

                                 Miscellaneous
                                 -------------

          Section 6.01. Notices. Except as expressly provided herein, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopier, as follows:

          (a)  if to Exchange,

               Exchange Applications, Inc.
               89 South Street
               Boston, Massachusetts 02111
               Telephone:  (617) 737-2244
               Telecopier.   (617) 790-2849
               Attention:  Andrew J. Frawley and Wayne Townsend

          (b)  if to MicroStrategy,

               MicroStrategy Incorporated
               8000 Towers Crescent Drive
               Vienna, Virginia 22182
               Telephone:  (703) 848-8657
               Telecopier:  (703) 848-8748
               Attention:  Adam J. Ruttenberg

     or to such other address or attention of such other person as any party shall advise the other party in writing. All notices and other communications given to a party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          Section 6.02. APPLICABLE LAW: WAIVER OF JURY TRIALS. THE VALIDITY, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, APPLICABLE TO CONTRACTS EXECUTED IN AND PERFORMED ENTIRELY WITHIN SUCH

     COMMONWEALTH, WITHOUT REFERENCE TO ANY CHOICE OF LAW PRINCIPLES OF SUCH COMMONWEALTH. WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER OPERATIVE AGREEMENTS OR ANY TRANSACTION, THE PARTIES EXPRESSLY WAIVE ANY RIGHT THEY MAY HAVE TO A JURY TRIAL AND AGREE THAT ANY SUCH LEGAL PROCEEDING SHALL BE TRIED BY A JUDGE WITHOUT A JURY.

          Section 6.03. Severability. If any provision of this Agreement shall be hold to be illegal, invalid or unenforceable, that provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If necessary to effect the intent of the parties, the parties will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

          Section 6.04. Amendments. This Agreement may be modified or waived only by a written a persons authorized to so bind each party.

          Section 6.05. Waiver. The waiver by any party of any instance of the other party's noncompliance with any obligation or responsibility herein shall not be deemed a waiver of other instances or of any party's remedies for such noncompliance.

          Section 6.06. Counterparts. This Agreement may be executed in one or more counterparts (including by telecopier), all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts shall have been signed by each party and delivered to each other party.

          Section 6.0 7. Entire Agreement. The provisions of this Agreement, and the other Operative Agreements set forth the entire agreement and understanding among the parties as to the subject matter hereof and supersede all prior agreements, oral or written, and all other communications between the parties relating to the subject matter hereof

          Section 6.08. Assignment. (a) Except as expressly set forth in this Agreement, no party shall assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other parties, provided, that no such consent shall be required for a transfer by operation of law in connection with a merger or consolidation of such party (without prejudice to any other rights the parties may have under any other Operative Agreement).

               (b) Any attempted assignment of this Agreement in violation of this Section shall be void and of no effect.

               (c) This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

          Section 6.09. Survival of Agreement. All covenants, agreements, representations and warranties made by any party herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties and shall survive the Closing, regardless of any investigation made by the other parties hereto or on their behalf.

          Section 6.10. No Third-Party Beneficiaries.   This Agreement is for
     the sole benefit of the parties and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties and such assigns, any legal or equitable rights hereunder, except that Sections 5.03 and 5.04 and are intended to be for the benefit of the Persons named therein

          Section 6.11. Expenses. (a) All costs and expenses incurred in connection with the Operative Agreements and the Transactions shall be paid by the party incurring such cost or expense, except as the parties shall otherwise agree.

          (b) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of this Agreement or the consummation of the Transactions.

          Section 6.12. Remedies. In no event will any party be liable to another party for incidental damages, lost profits, lost savings, or any other consequential damages, even if such party has been advised of the possibility of such damages, resulting from the breach of its obligations under any Operative Agreement or from the use of any confidential or other information.

          Section 6.13. Publicity. No public release, announcement or other form of publicity concerning the Transactions shall be issued by any party without the prior consent of the other party, except as such release or announcement may be required by law or the rules or regulations of any securities exchange, in which case the party required to make the release or shall, to the extent possible, allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

          Section 6.14. Construction. This Agreement has been negotiated by the parties and their respective counsel and will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against any party.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                              EXCHANGE APPLICATIONS, INC.


                              By:   ILLEGIBLE
                                -------------------------
                              Name:
                              Title:


                              MICROSTRATEGYINCORPORATED


                              By: /s/ Sanju Bansal
                                 -------------------------
                                      Sanju Bansal
                              Name:
                              Title: COO

                                    EXHIBIT F
                                    ---------

                           JOINT MARKETING AGREEMENT
                           -------------------------

     THIS AGREEMENT is made and entered into effective as of December___, 1999 by and between MicroStrategy Incorporated ("MicroStrategy"), a Delaware corporation with its principal place of business at 8000 Towers Crescent Drive, Suite 1400, Vienna, Virginia 22182 and Exchange Applications, Inc. a Delaware corporation, having its principal place of business at ___________________________________ ("Exchange Applications") (collectively, the
"Parties").

                                    RECITALS

     A. MicroStrategy has developed certain proprietary computer programs and will be developing certain CRM software with Exchange Applications.

     B.  Exchange   Applications  has  developed  certain  proprietary  computer programs and will be jointly developing certain CRM software with MicroStrategy.

     C. The Parties desire to enter into a nonexclusive, nontransferable and terminable agreement pursuant to which the parties will jointly market the CRM products.

                                   AGREEMENT

     NOW, THEREFORE, for good and valuable consideration and in consideration of the mutual covenants and conditions herein contained, MicroStrategy and Exchange Applications agree as follows:

     A.      DEFINITIONS

     For the purposes of this Agreement, the terms set forth below shall be defined as follows:

     1. MicroStrategy Product. The term "MicroStrategy Software" shall have the same meaning as is set forth in the OEM agreement between the parties dated December 28, 1999 ("OEM Agreement").

     2. Exchange Applications Product. The term "EA Products" shall have the same meaning as is set forth in the OEM Agreement.

     3. CRM Product. The term "Developed Software" shall have the same meaning as is set forth in the OEM Agreement.

     B.  MARKETING RIGHTS AND RESPONSIBILITIES

     1. MicroStrategy Marketing Obligations. MicroStrategy will launch a CRM co-marketing campaign, for the term of this Agreement. MicroStrategy will spend at least five million dollars ($5,000,000) on this campaign. If MicroStrategy fails spend the $5,000,000, such a failure shall be considered a material breach of the agreement. It is currently contemplated that MicroStrategy's efforts will include:

          (i.)     A full media advertising campaign touting the benefits of CRM and Exchange Applications abilities in this space.
          (ii.)    Creating joint product collateral for each CRM application and each vertical.
          (iii.)   Launching a full analyst tour with Exchange Applications
                   promoting the partnership and the resulting Applications.
          (iv.)    Launching a complete press tour with Exchange Applications with press briefings in every major city.
          (v.)     Creating a set of white papers on CRM and each vertical
                   industry.
          (vi.)    Creating a complete sales force education program.
          (vii.)   Creating a comprehensive product management programs.
          (viii.)  Promoting the partnership at a major Exchange Applications
                   Partner/User conference.
          (ix.)    Giving Exchange Applications premiere booth space at
                   MicroStrategy's annual user conference.
          (x.)     Creating an article in MicroStrategy's magazine highlighting
                   Exchange Applications and its abilities in the CRM space.
          (xi.)    Creating a dedicated CRM space on MicroStrategy's web page with prominent links and information about Exchange
                   Applications.
          (xii.)   Establishing dedicated marketing contacts.
          (xiii.)  Distributing marketing literature to prospective customers in such quantities and form as is reasonable.
          (xiv.)   Working with Exchange Applications to jointly drive and
                   coordinate all joint marketing and public relations
                   activities.
          (xv.)    Posting joint press releases to MicroStrategy's website.
          (xvi.)   Providing coverage (including Exchange Applications logo) in
                   MicroStrategy's newsletter.
          (xvii.)  Displaying a Exchange Applications link to Exchange
                   Applications' homepage on MicroStrategy's website.
          (xviii.) Displaying a Exchange Applications link to Exchange
                   Applications' homepage from MicroStrategy's web site search engine.
          (xix.)   Coordinating customer case studies with Exchange Applications if strategic joint customers exist.
          (xx.)    Such other activities to which the parties may jointly agree

     2. The parties will develop and implement a joint CRM marketing plan on or prior to March 31, 2000. The parties will work together on the direction and messaging of the marketing initiatives as well as the nature of the branding of the marketing messages. The goal of the parties is to make sure that both parties get equal branding in the overall marketing campaign. As part of the agreement, MicroStrategy will commit to spend at least $5,000,000 for this CRM marketing campaign on or before June 30, 2001. Exchange Applications shall have the right to confirm that this $5,000,000 has been spent as required by the approved marketing plan. If the parties fail to reach agreement as to the joint CRM marketing plan by March 31, 2000 the date by which MicroStrategy must spend the $5,000,000 will be extended by an amount of time equal to the amount of time from March 31, 2000 until the parties reach agreement as to the marketing plan. If MicroStrategy fails spend the $5,000,000, such a failure shall be considered a material breach of the agreement.

     3. Costs. MicroStrategy will pay all costs and expenses incurred in the performance of its obligations under this Agreement.

     4. Coordination. All of these initiatives will be coordinated, planned and implemented in conjunction with Exchange Applications through a working group. Operations of this working group are described in Exhibit A. MicroStrategy and Exchange Applications will meet on a monthly basis to set the direction of the marketing initiatives and evaluate progress. No joint marketing initiatives under the agreement will occur without the agreement of both parties.

     C.     TERM

    The term of this Agreement shall be for eighteen (18) months from the effective date first set forth above. The Agreement shall automatically renew for successive one (1) year term unless, a party provides the other party notice of its intent to terminate at least forty-five (45) days before the expiration of the initial term or any renewal term. In the event this Agreement expires or is terminated in accordance with the provisions hereof, neither MicroStrategy nor Exchange Applications shall be liable to the other because of such expiration or termination for any compensation, damages, reimbursements or loss of prospective or anticipated profits based upon any expenditure, investments of capital, leases, licenses or commitments made by either MicroStrategy or Exchange Applications for any reason whatsoever. If the OEM Agreement terminates for any reason, this Agreement shall automatically terminate.

     D.  LIMITATION OF LIABILITY

         NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES ARISING OUT OF THE PERFORMANCE OF THIS AGREEMENT, WHETHER SUCH CLAIM ARISES IN TORT OR CONTRACT, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR A BREACH OF THE OBLIGATIONS SET FORTH IN SECTIONS 5 AND 6, IN NO EVENT SHALL EITHER PARTY'S LIABILITY FOR DAMAGES HEREUNDER, IF ANY, EXCEED $10,000.000.

      E. PROTECTION OF PROPRIETARY MATERIAL. "Proprietary Material" shall mean any information or data, in written, graphic or machine readable form which by its nature or type should reasonably be considered proprietary or confidential or which the disclosing party labels as being proprietary or confidential, provided, however, that "Proprietary Material" does not include:

 (i) Information which is or becomes available in the public domain other than through disclosure by the receiving party (the "Recipient") in breach of this Agreement;

 (ii) Information disclosed or made available at any time to the Recipient by a third party without restriction and without breach of any relationship of confidentiality to the party having rights to such information (the "Discloser");

 (iii) Information independently developed by the Recipient where the Recipient establishes that such development was accomplished without use of the confidential information of the Discloser;

 (iv) Information which was already known to the Recipient, without an obligation of confidentiality to the Discloser, at the time of disclosure hereunder.

       Each party acknowledges and agrees that Proprietary Material of the Discloser is confidential and constitutes a valuable asset of the Discloser or (as applicable) of the Discloser's third-party licensor. The Recipient shall not use any of the other party's Proprietary Material for any purpose not specifically authorized in this Agreement, shall hold such Proprietary Material in strict confidence, and shall not disclose such Proprietary Material to any third party.

       Each party will limit access to the other party's Proprietary Material to those employees and Authorized Contractors (as defined below) whose use of or access thereto is necessary to the Recipient's authorized use of such Proprietary Material. Each party has entered or will enter into appropriate written agreements with its Authorized Contractors to prevent the unauthorized use, disclosure or copying of the other party's Proprietary Material and shall take all reasonable precautions to protect and maintain the confidentiality of such Proprietary Material, including at a minimum, those precautions which the Recipient employs to protect its own confidential information, but not less than a reasonable degree of care. Each party shall bear the responsibility for any breach of confidentiality by its employees, contractors and consultants.

       "Authorized Contractor" shall mean each of a party's contractors and consultants whose access to the Proprietary Material is required for Recipient's authorized use of such Proprietary Material and with whom a party has executed a written agreement which prevents the unauthorized use, disclosure or copying of the Proprietary Materials; provided, however, that in no event shall any Competitor be permitted to be an Authorized Contractor hereunder even if such person or entity is a consultant to or contractor of a party. For Exchange Applications, "Competitor" means any person or entity that develops, markets or licenses campaign management software.

       Each party agrees not to cause or permit the reverse engineering, reverse assembly or reverse compilation of the other's Proprietary Material for any purpose, or to otherwise attempt to derive source code from the other's Proprietary Material. Each party agrees not to use, or allow any third party to use, any Proprietary Material of the other party to aid in the development and/or marketing of any product similar to or competitive with the other party's Proprietary Material. The Recipient shall not disclose, publish, display or otherwise make available to any person any of the other party's Proprietary Material or copies thereof without the express prior written consent of the Discloser.

       The Recipient shall not duplicate, copy or reproduce any of the other party's Proprietary Material, except with the prior written consent of such party or as otherwise permitted under this Agreement. All title, copyright and other proprietary rights to all of a Discloser's Proprietary Material, including all furnished by to the Recipient and in all copies made by the Recipient shall be retained by such Discloser or (as applicable) by its third party licensor. Neither party shall use any of the other's Proprietary Material to create works that are based on the other party's Proprietary Material.

       Each party recognizes and acknowledges that irreparable damage might result to the other if Proprietary Material is improperly used or disclosed by the Recipient. Accordingly, each party agrees that legal proceedings at law or in equity, including injunctive relief, shall be appropriate in the event of a breach of this Section of the Agreement.

       Nothing herein shall prevent the Recipient from disclosing all or part of the other party's Proprietary Material as necessary pursuant to the lawful requirement of a governmental agency or when disclosure is required by operation of law; provided that prior to any such disclosure, the Recipient shall (i) promptly notify the Discloser in writing of such requirement to disclose, and
(ii) cooperate reasonably with the Discloser in protecting against any such disclosure or obtaining a protective order.

       Each party's rights and obligations under this Section shall survive any termination of this Agreement.

     F.  TRADEMARKS AND TRADE NAMES AND INTELLECTUAL PROPERTY

       1. Exchange Applications Useage During Agreement. During the term of this Agreement, Exchange Applications is authorized by MicroStrategy to use the trademarks set forth in Exhibit A in connection with Exchange Applications' advertisement and promotion of the MicroStrategy Softwares and Exchange Application Products. Exchange Applications' use of such trademarks shall be in accordance with MicroStrategy's policies in effect from time to time, including but not limited to trademark usage and cooperative advertising policies. Nothing contained in this Agreement shall give Exchange Applications any interest in such trademarks. Exchange Applications agrees that it will not at any time during or after this Agreement assert or claim any interest in or do anything that may adversely affect the validity or enforceability of any trademark or trade name belonging to or licensed to MicroStrategy.

       2. MicroStrategy Usage During Agreement. During the term of this Agreement, MicroStrategy is authorized by Exchange Applications to use the trademarks set forth in Exhibit B in connection with MicroStrategy's advertisement and promotion of the EA Products and MicroStrategy Softwares. MicroStrategy's use of such trademarks shall be in accordance with Exchange Applications' policies in effect from time to time, including but not limited to trademark usage and cooperative advertising policies. Nothing contained in this Agreement shall give MicroStrategy any interest in such trademarks. MicroStrategy agrees that it will not at any time during or after this Agreement assert or claim any interest in or do anything that may adversely affect the validity or enforceability of any trademark or trade name belonging to or licensed to Exchange Applications.

       3. After Expiration or Termination. Upon expiration or termination of this Agreement, Exchange Applications and MicroStrategy shall cease all display, advertising and use of the other party's tradenames and marks unless otherwise permitted by the other operative agreements.

       4. Other Intellectual Property Rights. Each party reserves all rights not explicitly granted in this Agreement. Each Party retains ownership in all copyrights, trademarks, patents and trade secrets created by that Party.

     G.  GENERAL

       1. Waiver, Amendment or Modification. The waiver, amendment or modification of any provision of this Agreement or any right, power or remedy hereunder shall not be effective unless in writing and signed by the party against whom enforcement of such waiver, amendment or modification is sought. The terms of this Agreement shall not be amended or changed by the terms of any purchase order, acknowledgment, invoice or similar document, even though MicroStrategy may have signed or accepted such documents. No failure or delay by either party in exercising any right, power or remedy with respect to any of the provisions of this Agreement shall operate as a waiver thereof.

       2. Notices. Any and all notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given two (2) business days after deposit in the United States Mail, certified or registered mail, postage prepaid, or one business day after deposit with an overnight delivery service of national reputation, and in any case addressed as follows:

     To MicroStrategy:

                    MicroStrategy Incorporated
                    8000 Towers Crescent Drive
                    Suite 1400
                    Vienna, VA 22182
                    ATTN: [Contracts Department]

     To Exchange Applications:

       3. No Assignment or Successors. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, assigns and legal representatives. This Agreement shall not be assigned by either party without the prior written consent of the other party; provided, however, that neither party shall unreasonably withhold its consent to the assignment of this Agreement to the successor in interest of the other party. Notwithstanding anything in the foregoing to the contrary, Exchange Applications reserves the right to assign this Agreement to an affiliate without such consent; provided, however, that Exchange Applications shall notify MicroStrategy of any assignment of this Agreement to an affiliate, and Exchange Applications shall indemnify MicroStrategy for any failure of a subsidiary to whom this Agreement has been assigned for any failure of such subsidiary to act in accordance with the terms of this Agreement. Should Exchange Applications either party merge into or be consolidated with any other organization, the other party may, at its option, terminate this Agreement.

       4. Disclaimer of Partnership and Agency. The parties hereto are independent contractors and shall have no power, nor will either of the parties represent that either has any power, to bind the other party or to assume or to create any obligation or responsibility, express or implied, on behalf of the other party or in the other party's name. This Agreement shall not be construed as establishing a partnership between Exchange Applications and MicroStrategy or creating any other form of legal association that would impose liability upon one party for the act or failure to act of the other.

       5. Execution of Agreement, Governing Law, and Arbitration. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the state of New York, excluding that body of law known as conflict of laws. The parties will attempt in good faith to resolve any controversy or claim by negotiation or mediation. If they are unable to do so, and regardless of the causes of action alleged, the claim will be resolved by arbitration before a sole arbitrator in the headquarters city of the non-initiating party pursuant to the then current Commercial Rules of the American Arbitration Association. The arbitrator's award will be final and binding, and may be entered in any court having jurisdiction thereof. The arbitrator will not have the power to award punitive or exemplary damages, or any damages excluded by, or in excess of, any damage limitations expressed in this Agreement. Each party will bear its own attorney's fees and costs related to the arbitration. Any claim or action must be brought within five years after the cause of action accrues.

       6. Severability. If any provision of this Agreement is held by a tribunal of competent jurisdiction to be contrary to the law, all other provisions of this Agreement shall remain in full force and effect.

       7. Authorized Disclosure. Either party may disclose the existence of this Agreement, but not its content, without the prior consent of the other party.

       8. Headings. Section headings are included solely for convenience, are not to be considered a part of this Agreement and are not intended to be full and accurate descriptions of the contents thereof.

       9. Entire Agreement. This Agreement, including the Exhibits hereto that are incorporated herein by reference, represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior representations and agreements, whether oral or written, with respect to the same subject matter.

       10. Mutual Drafting. The parties acknowledge and agree that this Agreement was drafted through the mutual effort of both parties.

     IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement effective as of the day and year first above written.

Exchange Applications, Inc.  MICROSTRATEGY

By:    [Illegible]               By:/s/ Sanju Bansal
       --------------------         -------------------------

Name:_____________________       Name: Sanju Bansal
                                       ----------------------

Title:____________________       Title: COO
                                       ----------------------

Date:_____________________       Date:________________________

                                   EXHIBIT A
                                   ---------

                                   EXHIBIT B
                                   ---------

                                   EXHIBIT G
                                   ---------

Copyright 2000, MicroStrategy Incorporated and Exchange Applications, Inc. All Rights reserved. The information contained herein is confidential.

                                   EXHIBIT H
                                   ---------

This exhibit lists the current trademarks of MicroStrategy. This list will be updated from time-to-time, by MicroStrategy, by giving OEM written notice. MicroStrategy is currently updating this list.

PRODUCT ICONS

[ICON]    MICROSTRATEGY ADMINISTRATOR

[ICON]    MICROSTRATEGY AGENT

[ICON]    MICROSTRATEGY ARCHITECT

[ICON]    MICROSTRATEGY EXECUTIVE

[ICON]    MICROSTRATEGY OBJECTS

[ICON]    MICROSTRATEGY PARTNERS

[ICON]    MICROSTRATEGY SERVER

[ICON]    MICROSTRATEGY TRAINING

[ICON]    MICROSTRATEGY WEB

[ICON]    MICROSTRATEGY CONSULTING

[ICON]    MICROSTRATEGY SUPPORT

[ICON]    MICROSTRATEGY BROADCASTER

PRODUCT LOGOS
-------------

[logo for DSS Administrator]
[logo for DSS Agent]
[logo for DSS Architect]
[logo for DSS Broadcaster]
[logo for DSS Consulting]
[logo for DSS Executive]
[logo for DSS Objects]
[logo for DSS Partners]
[logo for DSS Server]
[logo for DSS Support]
[logo for DSS Training]
[logo for DSS Web]

CORPORATE ART/TAG LINES
-----------------------

[ARTWORK]  MICROSTRATEGY FULL AGENT ART

[ARTWORK]  CRYSTAL BALL ART

Crystal Ball on Every Desk

Information Like Water

The Power of Intelligent E-Business

PRODUCT WORDS

MicroStrategy Broadcaster
MicroStrategy Agent
MicroStrategy Executive
MicroStrategy Web
MicroStrategy Web SE (Standard Edition)
MicroStrategy Web PE (Professional Edition)
Strategy.com
MicroStrategy InfoCenter
MicroStrategy Office
MicroStrategy Architect
Object Manager
Warehouse Monitor
MicroStrategy Administrator
Information Broadcasting
Query Tone
Information Like Water
The Power of Intelligent E-Business

                                   EXHIBIT I
                                   ---------

                                 MicroStrategy
                                Software License
                             And Services Agreement

This Software License Agreement ("Agreement") is entered into by and between MicroStrategy Incorporated ("MicroStrategy"), with its principal place of business at 8000 Towers Crescent Drive, Suite 1400, Vienna, VA 22182, and Exchange Applications ("Licensee"), with its principal place of business at the address listed below. The terms of this Agreement shall apply to each Product license granted and to all services provided by MicroStrategy under this agreement.

1.   DEFINITIONS

1.1  "Affiliate" shall mean any person, corporation or other entity which,
      ---------
directly or indirectly, controls or is controlled by, or is under common control with, Licensee.

1.2  "Agent" shall mean any third party, other than an Affiliate, providing
      -----
services to Licensee and under contract with Licensee.

1.3  "Confidential Information" shall mean, with respect to Microstrategy, the
      ------------------------
Products, Product information, trade secrets and technical information disclosed by MicroStrategy in relation to this Agreement, the terms and pricing under this Agreement, all information clearly identified by MicroStrategy as confidential and all information disclosed hereunder by MicroStrategy in whatever form which by its nature or type should reasonable be considered proprietary or confidential. "Confidential Information" shall mean, with respect to Licensee, trade secrets and technical information disclosed by Licensee in relation to this Agreement, all information clearly identified by Licensee as confidential and all information disclosed hereunder by Licensee in whatever form which by its nature or type should reasonably be considered proprietary or confidential.

1.4  "Effective Date" shall mean, with respect to the Agreement, the date on
      --------------
which the Agreement is signed by MicroStrategy and, with respect to a MicroStrategy Sales Order Form, the date on which such MicroStrategy Sales Order Form is signed by MicroStrategy.

1.5  "MicroStrategy Professional Services Sales Order Form" shall mean the
      ----------------------------------------------------
MicroStrategy document by which Licensee orders consulting and/or training services. To be effective, the MicroStrategy Professional Services Sales Order Form, must reference this Agreement and its Effective Date and be signed and dated by both parties.

1.6  "MicroStrategy Product License Sales Order Form" shall mean the
      ----------------------------------------------
MicroStrategy document by which Licensee orders Product licenses and Technical Support. To be effective, the MicroStrategy Product License Sales Order Form must reference this Agreement and its Effective Date and be signed and dated by both parties.

1.7  "MicroStrategy Sales Order Form" shall mean both the MicroStrategy Product
      ------------------------------
License Sales Order Form and the MicroStrategy Professional Services Sales Order Form.

1.8  "Named User License" shall mean a license to use a Product under which only
      ------------------
one (1) identified User may access the Product.

1.9  "Product" shall mean any of the computer software programs identified in a
      -------
duly executed MicroStrategy Product License Sales Order Form for which Licensee is granted a license pursuant to this Agreement ("Software"); the user guides and manuals for use of the Software ("Documentation"); and any and all Updates to, or patches and fixes for, the Software and Documentation. The term "Product" shall not include any code that has been modified or developed by or for Licensee.

1.10  "Server" shall mean a uniquely identified logical computer with one or
       -----
more CPUs on which the Product resided and which can be accessed by other computers. For example, the term "Server" may refer to web servers, batch servers and application servers.

1.11  "Server License" shall mean a license to use a server-based Product on one
       ---------
(1) Server under which only MicroStrategy Products may act as the user interface.

1.12  "Technical Support Services" shall mean the maintenance and support
       --------------------------
provided by MicroStrategy in accordance with MicroStrategy's then-current technical support policies and procedures for the applicable Product(s). Notwithstanding the foregoing, MicroStrategy shall provide mainten4ence and support for the current Product release and any prior Product release that is not more than twelve (12) months old.

1.13  "Update" shall mean any subsequent release of Software and /or
       ------
Documentation that is made generally available to licensees subscribing to Technical Support Services at no additional charge other than media and handling charges. Updates shall not include any release, option or future product that MicroStrategy licenses separately.

1.14  "User" shall mean an individual (employee or Agent) to whom License has
       ----
assigned an identification number for purposes of tracking use of a Product and who is under an obligation to licensee to protect MicroStrategy's Confidential Information. If and when a User no longer has access to the Product, Licensee may allow an alternate User to assume the initial User'' identification number and use the Product in place of the initial User.

1.15  "Territory" shall mean North America.
       ---------


2.   PRODUCT LICENSE

2.1  Rights Granted.

A. License Grant. MicroStrategy grants to Licensee a non-exclusive and non-transferable license to use the Software in object code form solely for Licensee's own internal data processing operations, and to use the Documentation in support of such use of the Software in the Territory. Use of the Products must be consistent with the type of license grant specified in the MicroStrategy Product License Sales Order Form. The Products may be used only by the number of Users for whom, and on the number of Servers for which, license fees have been paid and only in the Territory. Licensee shall not use the Products except as specified in this Agreement and the applicable MicroStrategy Product License Sales Order Form. Licensee shall assign each User and/or Server a unique identification number. Notwithstanding any other restriction in this Agreement or the license grant specified in any Product Sales Order Form. Licensee shall have the right and license to use the Products to operate and provide services on a time-sharing, service bureau or application service provider basis.

B. Right to Copy. MicroStrategy shall supply one copy of each Product licensed under this Agreement to Licensee. Licensee may make object code copies of the Software licensed under this Agreement for production purposes so long as the total number of copies, including any copies supplied by MicroStrategy, does not exceed the total number of Users for whom, and Servers for which, license fees have been paid. Licensee may also make object code copies of the software obtained under this Agreement for archival or backup purposes as is reasonably necessary. Licensee may copy the Documentation so long as the total number of copies, including any copies supplied by MicroStrategy, does not exceed the total number of Users for whom, and Servers for which, license fees have been paid. All titles, trademarks, copyright and restricted rights notices shall be reproduced in all Product copies. All copies of the Products are subject to the terms of this Agreement. Licensee shall not copy the Products except as specified in this Agreement. Licensee shall not copy the Products except as specified in this Agreement or a MicroStrategy Product License Sales Order Form.

C. Retention of Rights. MicroStrategy shall retain all title, copyright and other proprietary rights in the Products. Licensee shall not acquire any rights, express or implied, in the Products, other than those specified in this Agreement.

D. Reverse Engineering. Licensee shall not reverse engineer, disassemble or decompile the Software or cause or permit the reverse engineering, disassembly or decompilation of the Software.

E. Unauthorized Use. Licensee shall not use the Products for third-party training, except as may be authorized herein.

F. Other Products. Licensee acknowledges that MicroStrategy may deliver the Products licensed under this Agreement to Licensee on media that contains all of MicroStrategy's generally available Products. Licensee shall have no right to use any software that may be delivered with the ordered Products for which Licensee has not paid the applicable license fees.

G. Pre-Release Products. The terms and conditions of this Agreement shall not apply to pre-release versions of the Products. Such Products shall be governed by a separate pre-release agreement.

2.2  Audit.

A. Certification. At MicroStrategy's written request, not more frequently than once per year, Licensee shall furnish MicroStrategy with a signed certification verifying that the Products are being used pursuant to the provisions of this Agreement and applicable MicroStrategy Product License Sales Order Form.

B. Audit. MicroStrategy may, at its expense, audit Licensee's use of the Products upon reasonable prior written notice. Any such audit shall be conducted during regular business hours at Licensee's facilities and shall not unreasonably interfere with Licensee's business activities and shall be limited to inspection of Licensee's applicable records. If an audit reveals that Licensee has distributed or allowed use of the Products in excess of the use permitted by this Agreement, Licensee shall pay MicroStrategy for such unauthorized use based on the MicroStrategy price list in effect at the time the audit is completed, together with interest thereon at the rate of 1.5% per month or, if lesser, the maximum amount permitted by law. If the underpaid license fees (but not including interest) exceed five percent (5%) of the license fees paid, the Licensee shall pay MicroStrategy's reasonable costs of conducting the audit. MicroStrategy shall conduct audits more than once per year.

2.3 Additional Terms for DSS Broadcaster Server. If Products include DDS Broadcaster Server, you should be aware that this product requires Microsoft's SQL Server product to operate. MicroStrategy is not providing any license to SQL Server pursuant to this Agreement.

3.   Technical Services

3.1 Technical Support Services. Subject to the payment by Licensee of the applicable fees, Technical Support Services ordered by Licensee shall be provided in accordance with the terms of this Agreement. If Licensee orders Technical Support Services for a product, Licensee must order Technical Support Services for all licensed copies of that product. Technical Support Services shall be provided on an annual basis, beginning on the Effective Date of the relevant MicroStrategy Product License Sales Order Form. Reinstatement of lapsed Technical Support Services is subject to a reinstatement fee equal to the Technical Support fees Licensee would have paid during the period of lapse.

3.2 Consulting and Training Services. Unless the parties to this Agreement enter into a separate professional services agreement, MicroStrategy shall provide consulting and training services agreed to by the parties under the terms of this Agreement, including a Professional Services Schedule. All consulting services shall be billed on a time and materials basis unless the parties expressly agree otherwise in writing. Any consulting services acquired from MicroStrategy shall be bid separately from the Product licenses, and Licensee may acquire either Product licenses or consulting services without acquiring the other.

3.3 Incidental Expenses. For any on-site services requested by Licensee, Licensee shall reimburse MicroStrategy for all reasonable, actual travel and out-of-pocket expenses incurred by MicroStrategy, its employees and consultants in connection with such services. Upon request, MicroStrategy shall provide reasonable supporting documentation for such expenses.

3.4 Remote Access. MicroStrategy shall be entitled to access Licensee's computer network remotely in connection with the provision of Technical Support Services and consulting services when establishing such access is reasonable necessary and when an employee of Licensee authorizes such access, either orally or in writing.


4.   Term and Termination

4.1 Term. This Agreement shall remain in effect until it is terminated in accordance with the provisions of this Section 4. Any and all licenses granted hereunder shall terminate upon termination of the Agreement.

4.2 Termination by Licensee. Licensee may terminate any Product license or this Agreement at any time, termination shall not, however, relieve Licensee of the obligations specified in Section 4.4.

4.3 Termination for Material Breach. Either party may terminate this Agreement or any license upon written notice if the other party breaches this Agreement and fails to correct the breach within thirty (30) days following written notice specifying the breach.

4.4 Effect of Termination. Termination of this Agreement or any license shall not prevent either party from pursuing other remedies available to it, including injunctive relief, nor shall such termination relieve Licensee's obligations to pay all fees that have accrued prior to the termination date or are otherwise owed by Licensee under any MicroStrategy Sales Order Form or other similar ordering document under this Agreement. The parties' rights and obligations under Sections 2.1 C and 2.1 D, and Articles 4, 5 and 7 shall survive termination of this Agreement.

4.5 Handling of Products Upon Termination. If a license granted under this Agreement expires or otherwise terminates, Licensee shall: (a) cease using the applicable Products, and (b) certify to MicroStrategy within thirty (30) days after expiration or termination that Licensee has destroyed or has returned to MicroStrategy the Products and all copies thereof and any MicroStrategy Confidential Information in Licensee's possession or control; provided, however, that in the event that only certain licenses granted under this Agreement expire or are terminated. Licensee may retain any Confidential Information and Products that relate to the licenses it continues to hold. This requirement applies to copies in all forms, partial and complete, in all types of media and computer memory, and whether or not modified or merged into other materials. In the event of any termination of this Agreement, MicroStrategy shall certify to Licensee within thirty (30) days after expiration or termination that MicroStrategy has destroyed or has returned to Licensee all of Licensee's Confidential Information in MicroStrategy's possession or control.


5.   Indemnity, Warranties, Remedies and Limitations of Liabilities

5.1 Infringement Indemnity. MicroStrategy will defend and indemnify Licensee against all damages, fines, penalties, assessments, liabilities, costs and expenses, including reasonable attorneys' fees and court costs, (collectively, "Damages") arising out of a claim that the Products infringe a third party copyright, trade secret or U.S. patent, provided that: (a) Licensee promptly notifies MicroStrategy of the claim in writing; (b) MicroStrategy has sole control of the defease and all related settlement negotiations; and (c) Licensee provides MicroStrategy with the assistance, information and authority necessary to perform MicroStrategy's obligations under this Section. MicroStrategy shall have no liability for any claim of infringement based on (1) use of a superseded or altered release of Products if the infringement would have been avoided by the use of a current, unaltered (unless altered by or on behalf of MicroStrategy, or otherwise at MicroStrategy's direction) release of the Products made available to Licensee; or (2) the combination of the Product with other software, if such a claim would not have arisen except for such a combination.

In the event the Products are held or believed by MicroStrategy to infringe, MicroStrategy shall have the option, at its expense, to: (a) modify the Products to be non-infringing (provided such modification does not materially degrade the quality or performance of the Product); (b) obtain for Licensee a license to continue using the Products; or if (a) and (b) are not reasonably available, (c) terminate the license for the infringing Products and refund the license fees paid for those Products, prorated over a three and one-half (3 1/2) year term from the Effective Date of the applicable MicroStrategy Product License Sales Order Form. This Section 5.1 states MicroStrategy's entire liability and Licensee's exclusive remedy for infringement.

5.2  Warranties and Disclaimers.

A. Software Warranty. MicroStrategy warrants for a period of ninety (90) days from the initial delivery of the Software (excluding Updates, patches and fixes) that the unmodified Software obtained thereunder will perform in substantial conformance with the technical specifications set forth in the Documentation. MicroStrategy also warrants that until December 31, 2001, the unmodified Software obtained thereunder (a) will not fail or produce incorrect results when processing with four (4) digit dates for any year and (b) will function without material interruption and without changes in operation (in either case associated with the advent of the new century), before, during and after January 1, 2000 when processing with four (4) digit dates, assuming correct configuration; provided, however, that MicroStrategy makes no warranty with respect to any such failure or incorrect result that may arise due to: (i) the quality of the data sought to be processed with the Software; (ii) the effect of other software not licensed by MicroStrategy to Licensee or developed by MicroStrategy for Licensee; or (iii) the use of the Software in an operating environment or on a platform not specified by MicroStrategy.

B. Media Warranty. MicroStrategy warrants the CD-ROMs, diskettes or other media on which the Software is provided to Licensee to be free of defects in materials and workmanship under normal use for thirty (30) days from the Effective Date of the applicable MicroStrategy Product Sales Order Form.

C.  Disclaimers.    THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER
WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

MicroStrategy does not warrant that the Products will meet Licensee's requirements, that the Products will operate in the combination which Licensee may select for use, that the operation of the Products will be uninterrupted or error-free or that all Product errors will be corrected. To the extent Licensee obtains any pre-production releases of Products, such Products are distributed "as is" with no warranty of any kind.

5.3 Exclusive Remedies. For any breach of the warranties contained in Section 5.2, Licensee's exclusive remedy, and MicroStrategy's entire liability, shall be:

A. For Software. At MicroStrategy's sole discretion, the correction of Software errors that cause breach of the warranty, replacement of such Software or return of the license fees paid to MicroStrategy for the license of such Software.

B. For Media. The replacement of defective media returned within thirty (30) days of the Effective Date of the applicable MicroStrategy Product License Sales Order Form.

5.4  Limitation of Liability.

A. Limitation of Liability. Except for (a) either party's breach of its obligations under Section 7.1 (Confidentiality) and (b) MicroStrategy's indemnity obligation in respect of third party Damages pursuant to Section 5.1 (Infringement Indemnity), IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOSS OF PROFITS, REVENUE, DATA OR USE, INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. Except for (a) either party's breach of its obligations under Section 7.1 (Confidentiality) and (b) MicroStrategy's indemnity obligation in respect to third party Damages pursuant to Section 5.1 (Infringement Indemnity), IN NO EVENT SHALL EITHER PARTY'S LIABILITY FOR DAMAGES HEREUNDER EXCEED THE AMOUNT OF FEES PAID BY LICENSEE FOR THE RELEVANT PRODUCT OR SERVICES GIVING RISE TO THE LIABILITY.

B. Allocation of Risk. The provisions of this Agreement allocate the risks between MicroStrategy and Licensee, MicroStrategy's pricing reflects this allocation of risk and the limitation of liability specified herein.

6.   Payment Provisions

6.1 Invoicing and Payment. All fees shall be calculated based upon MicroStrategy's prices in effect at the time of any quote or order, as applicable. All fees shall be payable thirty (30) days from the date of invoice, and shall be deemed overdue if they remain unpaid thereafter. Licensee agrees to pay applicable shipping and handling charges. If Licensee's procedures require it to issue a purchase order, Licensee shall issue a purchase order, or alternative document acceptable to MicroStrategy, on or before the Effective Date of the applicable MicroStrategy Sales Order Form. All Licensee purchase orders or ordering documents shall be governed by the terms of this Agreement. In no event shall the terms of any Licensee-issued purchase order be given any force or effect.

6.2 Taxes. The fees listed in this Agreement or the applicable Sales Order Form do not include taxes. If MicroStrategy is required to pay sales, use, property, value-added or other taxes based on the licenses or services granted in this Agreement or on Licensee's use of Products or services, then such taxes shall be billed to and paid by Licensee. This Section shall not apply to taxes based on MicroStrategy's income.

6.3  General Terms

7.1  Confidentiality

A. During the term of this Agreement, each party may have access to the other party's Confidential Information. A party's Confidential Information shall not include information that; (a) is or becomes a part of the public domain through no breach of this Agreement; (b) was in the other party's possession prior to the disclosure hereunder without an obligation of confidentiality to the disclosing party; (c) is lawfully disclosed to the other party by a third party without breach of any separate obligation of confidentiality to the disclosing party; or (d) is independently developed by the other party without reliance on the Confidential Information. Licensee shall not disclose the results of any benchmark tests of the Products to any third party without MicroStrategy's prior written approval.

B. The parties agree to hold each other's Confidential Information in confidence during the term of this Agreement and for a period of four (4) years after termination of this Agreement. The parties agree that, unless required by the law, they shall not make each other's Confidential Information available in any form to any third party (other than its employees and Agents) or to use each other's Confidential Information for any purpose other than the implementation of this Agreement. Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or agents in violation of the terms of this Agreement. Furthermore, Licensee agrees not to use any Confidential Information of MicroStrategy to create any computer software program or user documentation that is substantially similar to any MicroStrategy product.

C. Each party shall retain all right, tittle and interest in and to its Confidential Information, and the other party shall no acquire any right in respect thereof except for the use contemplated by and in accordance with this Agreement.

7.2 Governing Law. This Agreement, and all matters arising out of or relating to this Agreement, shall be governed by the laws of the State of New York, excluding it conflicts laws.

7.3  Intentionally Omitted.

7.4 Notice. All notices, including notices of address change, required to be sent under this Agreement, shall be in writing and shall be deemed to have been given when mailed by first class mail to the relevant address listed in the signature blocks of this Agreement or the address stated in any applicable notice of change of address. To expedite order processing, Licensee agrees that MicroStrategy may treat documents faxed by Licensee to MicroStrategy as original documents; nevertheless, either party may require the other to exchange original signed documents.

7.5 Severability. In the event any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement shall remain in full force.

7.6 Waiver. The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

7.7 U.S. Government Restricted Rights. Products acquired with United States Federal Government funds or intended for use within or for any United Stated federal agency are provided with "LIMITED RIGHTS" and "RESTRICTED RIGHTS" as defined in DFARS 252.227-7013 and/or FAR 52.227-19.

7.8 Export Administration. Licensee agrees to comply fully with all relevant export laws and regulations of the United States ("Export Laws") to assure that neither the Products nor any direct product thereof is exported, directly or indirectly, in violation of Export Laws; or is intended to be used for any purposes prohibited by the Export Laws, including, without limitation, nuclear, chemical or biological weapons proliferation.

7.11 Force Majeure. Neither party will be responsible for failure of performance, other than for an obligation to pay money, due to causes beyond its control, including, without limitation, acts of God or nature; labor disputes; sovereign acts of any federal, state or foreign governments; or shortage of materials.

7.12 Relationship between the Parties. MicroStrategy is an independent contractor. Nothing in this Agreement shall be construed to create a partnership, joint venture or agency relationship between the parties.

7.13 Press Release. The parties agree that each party may issue an initial press release announcing that Licensee is now a customer of MicroStrategy and MicroStrategy may use Licensee's name in its customer lists. Neither party may announce the terms of this Agreement.

7.14 Entire Agreement and Construction

A. Entire Agreement. This Agreement constitutes the complete agreement between the parties and supersedes all prior agreements and representations, written or oral, concerning the subject matter of this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party; no other act, document, usage or custom shall be deemed to amend or modify this Agreement.

B. Construction. It is expressly agreed that the terms of this Agreement and any MicroStrategy Product License Sales Order Form shall supersede the terms in any Licensee purchase order or other ordering document. This Agreement shall also supersede all terms of any unsigned or "shrink-wrap" license included in any package, media or electronic version of MicroStrategy furnished software and any such software shall be licensed under the terms of this Agreement. When executed and dated by both parties, any MicroStrategy Sales Order Forms that reference this Agreement and its Effective Date shall be incorporated herein.

                                         Licensee (company name and address)
[MicroStrategy logo]                     [Exchange Applications logo]

8000 Towers Crescent Drive
Vienna, VA  22182                        One Lincoln Plaza
Phone: (703) 848-8600                    Boston, MA  02111
Fax:   (703) 848-8748                    Phone:  (617) 737.2244
                                         Fax: (617) 443.9143

Name   /s/ Sanju Bansal                  Name: [Illegible]
       ----------------

Title: Sanju Bansal                      Title:  ________________________
       --------------------------

Signature: COO                           Signature:______________________
           ----------------------

                                 MicroStrategy
                                Escrow Addendum

     This Escrow Addendum (the "Escrow Addendum") made and entered into as of the latest date below the signatures of the parties, by and between MicroStrategy and Licensee, amends the Software License and Services Agreement between MicroStrategy and Licensee dated December 28, 1999 (the "Agreement"). All references are to the Agreement. Unless otherwise defined in this Escrow Addendum, capitalized terms shall have the same meaning as in the Agreement.

     MicroStrategy agrees to keep, an maintain current, a copy of the source code for the Products licensed by Licensee in escrow with a third party (the "Escrow Agent"), pursuant to an escrow agreement by and between MicroStrategy and the Escrow Agent (the "Escrow Agreement"). MicroStrategy further agrees to name Licensee as a third-party beneficiary to the Escrow Agreement within ten
(10) business days after execution of this Escrow Addendum.

     MicroStrategy shall pay all costs of providing and maintaining the source code in escrow, except the annual license registration fee, which shall be paid by Licensee. Changes made to the source code from time to time by MicroStrategy shall be delivered to the Escrow Agent in a timely fashion following the general release of that version of the licensed Product.

     Licensee agrees to seek release of the source code for any Product only in accordance with the procedures set forth in the Escrow Agreement. Notwithstanding anything to the contrary in the Escrow Agreement, Licensee shall be entitled to seek release of the source code for a Product only in the event that: (a) MicroStrategy ceases to offer Technical Support Services for the Product; (b) MicroStrategy files or is the subject of the filing of a petition for relief under the United States Bankruptcy Code except when such filing is for purposes or reorganization or is dismissed within sixty (60) days of the filing; or (c) MicroStrategy ceases business operations generally.

     If the source code is released to Licensee, Licensee shall have a limited, non-exclusive, non-transferrable license to use such source code only to support Licensee's use of the Products as authorized under the Agreement and for no other purposes whatsoever. Licensee shall have no right to reproduce the source code, except for one (1) archival copy, or grant access to the source code to any third party, except that Licensee's Agents may access the source code so long as Licensee assumes full responsibility for any failure of such Agents to comply with the terms of the Agreement or this Addendum. Licensee acknowledges and agrees that all title and proprietary rights in and to the source code shall remain at all times with MicroStrategy, and nothing contained herein shall operate or be deemed to transfer to Licensee any ownership interest or proprietary rights in or to the source code. The source code shall be considered Confidential Information of MicroStrategy and be treated as such.

     The license to use the source code shall commence as of the date of delivery of the source code to Licensee and shall expire upon expiration or termination of the licenses for the Products to which the source code relates. Notwithstanding the foregoing, Licensee shall return the source code and all copies thereof to MicroStrategy in the event that MicroStrategy resumes offering Technical Support Services for the Products and continues to do so for a period of sixty (60) days, or resumes and maintains normal business operations for a period of sixty (60) days, depending upon the circumstances entitling Licensee to seek release of the source code.

     EXCEPT AS AMENDED AND MODIFIED by this Escrow Addendum, the Agreement shall otherwise remain in full force and effect, the parties hereto hereby ratifying and confirming the same.

     IN WITNESS WHEREOF, MicroStrategy and Licensee have caused this Escrow Addendum to be duly executed.


EXCHANGE APPLICATIONS                    MICROSTRATEGY INCORPORATED

______________________________           ______________________________________
Signature                                Signature

_______________________________          ______________________________________
Name and Title (Please Print)            Name and Title (Please Print)

_______________________________          _______________________________________
Date                                     Date

                                   Exhibit J

This Exhibit details the delivery schedule for the MicroStrategy Software.

I.  Delivery Stages

MicroStrategy will deliver the software set forth below on or before the dates indicated below. For example, MicroStrategy will deliver all of the MicroStrategy Software for Stage 1 on or before January 15, 2000. Each stage may contain several Phases, as outline in Section II below.

                                                   Stage 1         Stage 2      Stage 3      Stage 4
                                                   -------         -------      -------      -------
                                                 Delivery on     Delivery on  Delivery on  Delivery on
                                                 Or before       or before    or before    or before
                                                  1/15/00         4/15/00      7/15/00      9/30/00
                                                  --------        --------     --------      -------

MicroStrategy Software                           Deliverable    Deliverable   Deliverable  Deliverable
----------------------                           -----------    -----------   -----------  -----------
MicroStrategy Intelligence Server (4 proc)            310          225            225       Unlimited
MicroStrategy Web Server (4 proc)                     310          225            225       Unlimited
MicroStrategy Broadcast Server                        310          225            225       Unlimited
MicroStrategy InfoCenter Server                       325          138            138       Unlimited
MicroStrategy Development Bundle                      310          225            225       Unlimited
MicroStrategy Architect                               310          225            225       Unlimited
MicroStrategy Administrator                           310          225            225       Unlimited
MicroStrategy Executive                               310          225            225       Unlimited
MicroStrategy Enterprise Reporting Module             325          138            138       Unlimited
MicroStrategy Agent                               106,000      362,000        362,000       Unlimited
MicroStrategy Web PE                            1,700,000      950,000        950,000       Unlimited
MicroStrategy Web SE                            1,700,000      950,000        950,000       Unlimited
MicroStrategy Broadcaster                       3,500,000    2,250,000      2,250,000       Unlimited

II.    Delivery Phases.

Each Stage set forth above, will have the following phases:


                                 Phase I Phase II Phase III Phase IV   Phase V  Phase VI  Phase VII Phase VIII    Total
                                 ------- -------- --------- --------   -------  --------  --------- ----------    -----
MicroStrategy
Intelligence
Server (4 proc)                      62       62       62       62        62        225        225  Unlimited        760

MicroStrategy
Web Server(4 proc)                   62       62       62       62        62        225        225  Unlimited        760

MicroStrategy
Broadcast
Server                               62       62       62       62        62        225        225  Unlimited        760

MicroStrategy
InfoCenter
Server                               65       65       65       65        65        138        138  Unlimited        600

MicroStrategy
Development
Bundle                               62       62       62       62        62        225        225  Unlimited        760

MicroStrategy
Architect                            62       62       62       62        62        225        225  Unlimited        760

MicroStrategy
Executive                            62       62       62       62        62        225        225  Unlimited        760

MicroStrategy
Enterprise
Reporting
Module                               65       65       65       65        65        138        138  Unlimited        600

MicroStrategy
Agent                            21,200   21,200   21,200   21,200    21,200    362,000    362,000  Unlimited    830,000

MicroStrategy
Web PE                          340,000  340,000  340,000  340,000   340,000    950,000    950,000  Unlimited  3,600,000

MicroStrategy
Web SE                          340,000  340,000  340,000  340,000   340,000    950,000    950,000  Unlimited  3,600,000

MicroStrategy
Broadcaster                     700,000  700,000  700,000  700,000   700,000  2,250,000  2,250,000  Unlimited  8,000,000


                                Delivery on or                                Delivery   Delivery   Delivery
                                behalf On or before                           on or      on or      on or
                                1/15/00                                       before     before     before
                                                                              4/15/00    7/15/00    9/30/00

                                   EXHIBIT K
                                   ---------

     "Competitor" means any third party or entity that offers for sale to the general public a competing software product in relation to the disclosing party's generally available software products.

                                   EXHIBIT L
                                   ---------

                                  STRATEGY.COM
                                  ------------
                               AFFILIATE AGREEMENT
                               -------------------

This Strategy.com Affiliate Agreement is made on this 28th day of December, 1999 (the "Effective Date"), by and between MicroStrategy Incorporated
("MicroStrategy"), a Delaware Corporation and Exchange Applications, Inc., a Delaware corporation ("Affiliate").

                                    RECITALS

A. MicroStrategy has developed Strategy.com, the Personal Intelligence Network, a new network that distributes to its customers personalized, real-time information in various subject categories (e.g., news, weather, sports) via numerous receiving devices (e.g., email, pager, telephone).

B. Affiliate desires to acquire a license from MicroStrategy to market these personalized programming services to Affiliate's customers.

C. MicroStrategy desires to grant Affiliate a license to market these personalized programming services to Affiliate's customers.

                                   AGREEMENT

    In consideration of the mutual promises contained herein, the Parties agree as follows:

 1.  DEFINITIONS.
    ------------

 1.1 "Advertising Inventory" means the space available in the Services distributed over the Local Network for the placement of advertisements. Advertising Inventory can refer to a single space, for example, a banner ad at the top of an email alert, or it can refer to the cumulative amount of such spaces in the Services delivered over the Local Network.

 1.2 "Affiliate Subscriber" means an individual who has completed the Co-branded Subscription Web Page and agrees to adhere to the terms and conditions of the Strategy.com subscription agreement.

 1.3 "Agreement" means the terms and conditions contained in this Agreement, any Attachments to this Agreement and any other documents made a part of this Agreement or incorporated into this Agreement by reference, including any written amendments to this Agreement that have been signed by an authorized representative for each Party.

 1.4 "Basic Services" means the part of the Services determined by MicroStrategy to be the Basic Services and may include the types of information set forth in the Scope of Services section set forth in subparagraph 2.1. Basic Services specifically exclude Premium Services.

 1.5 "Co-branded" means an email message, web page, text pager message, or any other medium in which the trademarks, service marks and trade dress of Affiliate and the Network appear in approximately equal weight.

 1.6 "Co-Branded Subscription Web Page" means the subscription interface that Affiliate Subscribers access via Affiliate's website and use to give identifying and billing information, as well as indicate their preferences for the types of information about which they want to be alerted (e.g., news about one's employer, updates on a favorite sports team, a forecast for snow for Aspen). The Co-branded Subscription Web Page is the only Co-branded space on the Web.

 1.7 "Channel" means a personalized information service in which Content is aggregated, formatted and grouped into a unique subject category (e.g., finance, weather, sports) and delivered to individuals using various delivery mechanisms (e.g., email, pager, fax) through the Network. The initial Channels are expected to be: (1) Strategy.com Finance;
     (2) Strategy.com Weather; (3) Strategy.com News;(4) Strategy.com Sports and
     (5) Strategy.com Traffic.

 1.8 "Confidential Information" means the Content, the trade secrets and technical information of either Party disclosed in relation to this Agreement; the terms and pricing under this Agreement; and all information clearly identified in writing as confidential.

 1.9 "Content" means both MicroStrategy and Procured Content.


1.10 "Electronic Commerce Service" means a service that offers Subscribers, via the Network, the opportunity to purchase or sell any good or service through an electronic medium such as the Internet or a two-way pager.
     For example, if through the Strategy.com Finance Channel, a Subscriber is offered an opportunity to purchase or sell a stock via a two-way pager or e-mail, then that offer would be an Electronic Commerce Service.

1.11 "Local Network" means the limited part of the Network that delivers the Services to only Affiliate Subscribers (i.e., the parts of the Services that are Co-branded with Affiliate and Network Logos, or are intended to be Co-branded pursuant to Paragraph 2.)

1.12 "MicroStrategy Content" includes any design elements, graphics, formatting, facts, narratives, information, other textual materials, SQL code, data models and other software, code or technology developed by MicroStrategy for use with the Services.

1.13 "Network" means Strategy.com, the network formed by MicroStrategy to deliver the Services and provide related customer support.

1.14 "Party" refers to MicroStrategy or Affiliate individually; "Parties" refers to MicroStrategy and Affiliate collectively.

1.15 "Premium Services" means the part of the Services determined by MicroStrategy to be the Premium Services, which are likely to contain specialized information that is highly valued by a limited number of Subscribers. Premium Services specifically exclude Basic Services.

1.17 "Procured Content" means any and all design elements, graphics, formatting, facts, narratives, information, stories, photographs, maps, illustrations and other materials relating to the Services created by a third party and licensed by MicroStrategy for use with the Services. The providers of Procured Content are referred to herein as "Content Providers".

1.18 "Services" means the Content, including the Basic and Premium
     Services, that MicroStrategy makes available to Affiliate Subscribers over the Local Network.

1.19 "Web" means the World Wide Web. The meaning of Web does not include electronic mail messages ("email") distributed through the Network.

2.   LICENSES.
     --------

2.1 Scope of Services: MicroStrategy will make available to Affiliate Subscribers the Basic and Premium Services as set forth below on the Strategy.com Finance Channel and will make available other Strategy.com channels when they become generally available.

     (a) The Basic and Premium Services: MicroStrategy has a commitment to provide a set of Basic Services in order to offer "one stop shopping" for personal intelligence. MicroStrategy may make available to Affiliate Subscribers the Basic Services distributed through the Channels listed above and also may make available Premium Services distributed through these Channels. MicroStrategy may also make available to Affiliate new Channels, when they become generally available, under the same terms and conditions set forth in this Agreement.

     (b) Affiliate's Right to Opt Out of Certain Services: Affiliate is under no obligation to offer any particular Channel or Service, and may decide, for any reason, that any Channel or Service is inappropriate for delivery under the brands of both Affiliate and the Network. These reasons may include: (a) the Service is dilutive to the Affiliate brand or inconsistent with Affiliate's image; (b) Affiliate would like to see how other markets are reacting to new programming before offering it to Affiliate customers, or (c) Affiliate believes the subscription fee too high or the royalty share too low.

2.2. Marketing the Services: MicroStrategy grants to Affiliate a non-transferable, nonexclusive, worldwide license to market to Affiliate customers the Channels and Services made available to Affiliate Subscribers pursuant to subparagraph 2.1, subject to the terms of this Agreement.

2.3 Co-branding of Services: The Co-branded Subscription Web Page and email messages sent to Affiliate Subscribers as part of the Services will be Co-branded with both an Affiliate and Network Logo, and will contain the trade dress of both the Affiliate and the Network. In addition, it is understood between the Parties that the Services delivered via wireless and telephonic receivers will also be Co-branded when such Co-branding is technologically and commercially feasible. MicroStrategy also retains the right to Co-brand any other parts of the Services that are delivered to Affiliate Subscribers. The parts of the Services that are Co-branded, or are intended to be Co-branded under this subparagraph, make up the Local Network. Use of Network logos shall be subject to the guidelines issued by MicroStrategy from time to time.

2.4. Use of Service Marks: MicroStrategy grants to Affiliate a limited, non-transferable and revocable license to use the Network service marks hosted on the MicroStrategy server and made available to Affiliate via an absolute link for the limited purpose of advertising, promoting and marketing the Services and Network to Affiliate customers, including without limitation, for the marketing commitments set forth in this Agreement. Affiliate shall not use said marks for any other purpose. Affiliate grants to MicroStrategy a limited, non-transferable and revocable license to use the Affiliate service marks provided by Affiliate or hosted on Affiliate's server and made available to MicroStrategy via an absolute link, to Co-brand the Services as set forth in this Agreement and to advertise, promote and sell the Services and Network, including, without limitation, to Affiliate customers. MicroStrategy shall not use said marks for any other purpose.

2.5 Subscription Data: MicroStrategy grants to Affiliate a royalty-free license to access and use the Subscription Data collected by MicroStrategy and associated with Affiliate Subscribers in conformance with Affiliate's Privacy Policy, attached hereto as Attachment A, so long as the Affiliate's Privacy Policy does not violate any applicable laws or MicroStrategy's ethical mores.

2.6 Seat on Programming Council: Affiliate shall be entitled to a membership seat on the Network's Programming Council, through which seat it may offer input regarding the Network's programming.

2.7 Reservation of Rights: Affiliate shall not acquire any rights, express or implied, in the Network, Services, or Content other than those specified in this Agreement. MicroStrategy and/or its Content Providers shall retain all title, copyright and other proprietary rights in the Network, Services and Content. All rights not expressly granted herein are reserved by MicroStrategy.

3.   MICROSTRATEGY RIGHTS AND RESPONSIBILITIES.
     -----------------------------------------

3.1 The Network: MicroStrategy shall form the Network and provide maintenance and support for the Services, including customer service and engineering support. The Network shall provide the operational infrastructure necessary for the delivery of the Services, including all required hardware, information feeds, Procured Content and MicroStrategy Content.

3.2 Subscriptions, Fees, Packages and Pricing: MicroStrategy will be the sole entity to enter into subscription agreements with Affiliate Subscribers and collect subscription fees. MicroStrategy will have complete pricing authority with respect to the Services, including the Basic and Premium Services.

3.3 Creation of Co-branded Subscription Web Page: MicroStrategy will, at no cost to Affiliate, create a Co-branded, custom web subscription interface for use by Affiliate's Subscribers. The Co-branded Subscription Web Page will be co-branded with both an Affiliate and Network logo and contain the trade dress of both the Affiliate and the Network.

3.4 Advertising Inventory/Electronic Commerce Services: MicroStrategy will be responsible to price and sell the Advertising Inventory and Electronic Commerce Services (the "ECS") and to collect all fees associated with the sale of such Advertising Inventory and ECS. MicroStrategy's failure to establish advertising on the Service or to create the ECS, for any reason, shall not be a breach of this Agreement.

3.5 Customization of the Service: MicroStrategy will make available to Affiliate, on a time and materials basis, specialized engineering and consulting services to: (a) create additional custom features, such as development and support for new devices offered by Affiliate or customization of styles and formats of existing Network services, and (b) provide custom integration services, such as determining appropriate protocols, custom data loads, optimizing service schedules, and working within current infrastructure requirements such as bandwidth constraints. The charges for the time spent by MicroStrategy engineers and consultants on such services will be at MicroStrategy then current rates for engineers and consultants.

3.6 Editorial Control/Right to Reject Advertisements: MicroStrategy reserves complete editorial control and freedom in the form and content of the Services and may alter the same from time to time. In addition, MicroStrategy reserves the right to reject any advertisement for any reasonable commercial purpose, including, without limitation, because MicroStrategy believes the advertisement to be: (a) indecent, (b) discriminatory on the basis of race, gender or ethnicity, (c) in violation of any federal, state or local law or regulation,
(d) for a direct competitor of MicroStrategy or the Network or (e) requires a technology for distribution that the Network cannot support.

3.7 Subscription Data: MicroStrategy will use the subscription data collected by MicroStrategy and associated with Affiliate Subscribers in accordance with the MicroStrategy Privacy Policy, such policy attached as Attachment B.

3.8 Modification or Cancellation of a Channel or Service: MicroStrategy may modify without notice any Channel or Service, including any Basic or Premium Service, for any reason whatsoever, including, if the provision of all or part of such Channel or Service: (a) becomes the subject of a claim of infringement of third-party ownership rights; (b) becomes illegal or contrary to any applicable law or (c) depends on an agreement between MicroStrategy and a third party, and that agreement is re-interpreted, modified or terminated for any reason or breached by the third party and as a result MicroStrategy is unable to continue to provide all or part of the Channel or Service upon terms reasonably acceptable to MicroStrategy. If any of the foregoing events occurs, MicroStrategy's sole obligation will be to use commercially reasonable efforts to procure substitute content.

4.   AFFILIATE RIGHTS AND RESPONSIBILITIES.
     --------------------------------------

4.1 Marketing Commitments: Affiliate will make at least the following marketing commitments to promote the Services as delivered over the Local Network:

     (a) Affiliate and MicroStrategy may issue a joint press release announcing this relationship, but not its financial terms, within ten days of the execution of the Agreement and Affiliate agrees to support secondary press releases (e.g., announcement of new upgrades to the services).

     (b) Affiliate will give prominent placement of the Strategy.com logo on Affiliate's homepage (e.g., the logo should, at the least, be "above the fold") and ensure that "clicking" on the logo will transport the customer to a Co-branded part of the Strategy.com wesbite.

4.2 No Right to Modify the Services:Other than the Affiliate's right to opt out of certain services, the Parties do not expect that Affiliate will ever be in a position to alter the Services or the Content prior to their delivery to Affiliate Subscribers. To the extent that Affiliate is ever in such a position, Affiliate shall display the Services in the exact form in which they are received by Affiliate, and shall not modify or edit any Service without MicroStrategy's prior, written consent. In addition, Affiliate shall comply with any and all limitations or restrictions placed by MicroStrategy or any third party provider of Procured Content on the use, display or distribution of any of the Content or Services.

4.3 Compliance with Applicable laws: Affiliate shall comply with all applicable international, national, state, regional and local laws and regulations in performing its duties hereunder and in any of its dealings with respect to the Services.

4.4 Protection of MicroStrategy's Intellectual Property: Affiliate shall use commercially reasonable efforts to protect the rights of MicroStrategy and its Content Providers in all applicable trademarks, patents, logos, service marks, copyrights and trade secrets including that:

     (a) Personal, Noncommercial Use of Subscribers: Affiliate acknowledges that the Services are provided to the Subscriber for the Subscriber's personal, noncommercial use and that the Subscriber shall be prohibited from distributing or otherwise giving access to the Services or Content to any third party. Accordingly, Affiliate agrees not to cause or permit any Subscriber to use the Services or Content for any purpose other than for Subscriber's personal, noncommercial use or from distributing or otherwise giving access to the Services or the Content to any third party, unless otherwise permitted in writing by MicroStrategy.

     (b) Derivative Works/Reverse Engineering: Affiliate agrees not to cause or permit anyone to modify or create any derivative work of the Services or Content or to adapt the Services or Content for use on any computer system, or to reverse assemble, decompile or reverse engineer, or otherwise attempt to derive the source code for the Services, or to otherwise take any action in derogation of the intellectual property rights of MicroStrategy or its Content Providers.

     (c) What to do if unauthorized use: If Affiliate learns of any misuse or unauthorized distribution of the Services, including, without limitation, any Subscriber misuse or distribution, Affiliate shall immediately notify MicroStrategy, Director of Contracts, and cooperate fully with MicroStrategy to limit any damages to MicroStrategy or its Content Providers. Affiliate further agrees not to use MicroStrategy and Network trademarks and service marks other than as provided for in this Agreement.

4.5 Costs of Affiliate Obligations: Except as expressly provided herein or agreed to in writing by MicroStrategy and Affiliate, Affiliate shall pay all costs and expenses incurred in the performance of Affiliate's obligations under this Agreement.

4.6 Cooperation in Delivery of Services: Affiliate shall provide MicroStrategy with all reasonable cooperation necessary to enable MicroStrategy to deliver the Services.

4.7 Misleading Practices: Affiliate shall: (a) refrain from deceptive, misleading or unethical practices in connection with providing the Services to Affiliate Subscribers; (b) make no false or misleading representations with regard to MicroStrategy, the Network or the Services; and (c) refrain from publishing or employing, or cooperating in the publication or employment of, any misleading or deceptive advertising material with regard to MicroStrategy, the Network or the Services.

5.   ROYALTIES AND PAYMENTS
     ----------------------

5.1  This Section is intentionally omitted.
     -------------------------------------

5.2 Basic Services Royalty: MicroStrategy shall pay Affiliate a royalty equal to forty percent (40%) of the Net Revenue associated with the Basic Services as delivered over the Local Network, such revenue to be derived from subscription fees, the sale of advertising inventory and commissions on e-commerce services. For the purposes of this subparagraph, "Net Revenue" means the total dollar amount actually collected by MicroStrategy minus taxes and third party costs, including, without limitation, credit card fees, transaction fees, and fees paid to, or for, advertising agencies, fulfillment houses, cost of collection and carrier charges. For example, if MicroStrategy collects $100,000 in revenue associated with the Local Network, and pays $15,000 in advertising agency fees, $5000 to fulfillment houses, $2500 in credit card fees, and $200 in collection fees, Net Revenue will equal $77,300. Accordingly, Affiliate will be paid 40% of $77,300 or $30,920.

5.3 Premium Services Royalty: The royalty share for each Premium Service will be determined on a case-by-case basis.

5.4 Quarterly Reports: MicroStrategy will provide Affiliate with quarterly reports regarding the matters with respect to the royalty obligations. The reports due in any given quarter shall be provided within twenty (20) days of the end of such quarter. The royalty payments due for any given quarter shall be paid within thirty (30) days of the submission of the report; however, in no event will payment be later than fifty (50) days of the end of the applicable quarter.

5.5 Payment of Taxes: Affiliate shall be solely responsible for any and all sales or use taxes of whatever nature, including without limitation federal, state and local taxes and surcharges, applicable to Affiliate's marketing of the Services.

6.   WARRANTIES AND DISCLAIMERS.

6.1 Disclaimer of Completeness, Accuracy or Timeliness: The Content for the Services are obtained from sources believed by MicroStrategy to be reliable. MicroStrategy warrants that it will endeavor to ensure that the Content is complete, accurate and timely and that there will be no interruption in the Services. MicroStrategy does not, however, represent, warrant or guarantee such completeness, accuracy or timeliness, nor that there will be no interruption in the Services. In addition, MicroStrategy does not make any warranty as to the results that may or may not be obtained by Affiliate or its Subscribers in connection with this Agreement or the Services. MICROSTRATEGY EXPRESSLY DISCLAIMS ALL WARRANTIES OF FITNESS OF THE SERVICES OR ITS CONTENT FOR A PARTICULAR PURPOSE OR USE. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES AND EACH PARTY HERETO SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

6.2 EXPRESS DISCLAIMERS: THE EXPRESS WARRANTY SET FORTH ABOVE CONSTITUTES THE ONLY WARRANTY WITH RESPECT TO THE SERVICES OR CONTENT. MICROSTRATEGY MAKES NO OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND WHETHER EXPRESS OR IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW) WITH RESPECT TO THE SERVICES OR THE CONTENT.

6.3 If Non-conformity: MicroStrategy shall have no obligation under the warranty provisions set forth in this Paragraph for any nonconformity if caused by: (a) Affiliate's or Affiliate Subscriber's incorporation, attachment or engagement of any attachment, feature, program, or device to the Services, or any part thereof, (b) accident; transportation; neglect or misuse; alteration, modification, combination with materials not supplied by MicroStrategy, or enhancement of the Services by Affiliate or Affiliate Subscriber or (c) use of the Services by Affiliate or Affiliate Subscriber for other than the specific purpose for which the Services were designed.

6.4 Remedy for Breach: For any breach of the warranties contained in this Paragraph, Affiliate's exclusive remedy, and MicroStrategy's entire liability, shall be, at MicroStrategy's sole discretion, the correction of errors that cause breach of the warranty or replacement of such Services with substitute Services.

7. LIMITATION OF LIABILITY. IN NO EVENT WILL MICROSTRATEGY'S LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE USE OR PERFORMANCE OF THE CONTENT OR SERVICES EXCEED $1,000,000. MICROSTRATEGY WILL NOT BE LIABLE, UNDER ANY THEORY OF LIABILITY INCLUDING BREACH OF CONTRACT, WARRANTY, TORT, OR OTHERWISE, FOR ANY COSTS OF PROCUREMENT OF SUBSTITUTE PRODUCTS OR SERVICES OR FOR ANY LOSS OF USE, INTERRUPTION OF BUSINESS, OR INDIRECT, SPECIAL, INCIDENTAL, RELIANCE OR CONSEQUENTIAL DAMAGES OF ANY KIND. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY AND REGARDLESS OF WHETHER MICROSTRATEGY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. The provisions of this Agreement allocate the risks between MicroStrategy and Affiliate. MicroStrategy's pricing reflects this allocation of risk and the limitation of liability.

8.   INDEMNITY.
     ---------

8.1 Affiliate Indemnification: Affiliate shall indemnify and hold MicroStrategy, and its affiliates and their respective officers, directors and employees harmless from all settlements agreed to by Affiliate and all damages and costs (including reasonable attorneys' fees) arising out of or relating to:
(a) any activities of Affiliate, including, without limitation, any activities that constitute an infringement of any third-party copyright, patent or trademark; (b) any misrepresentation or breach of representation or warranty of Affiliate contained herein; or (c) any breach of any covenant or agreement to be performed by Affiliate hereunder.

8.2 MicroStrategy Indemnification: MicroStrategy shall indemnify and hold Affiliate and its respective officers, directors and employees harmless from all settlements agreed to by MicroStrategy and all damages and costs (including reasonable attorneys' fees) arising out of or relating to: (a) any misrepresentation or breach of any representation or warranty of MicroStrategy contained herein; (b) any breach of any covenant or agreement to be performed by MicroStrategy hereunder; or (c) claims that the Services infringe any third person copyright, patent or trademark; provided, that (i) the relevant claim does not arise from any modification to the Services made by Affiliate or any subscriber, or (ii) the relevant claim is not based on any Procured Content. In the event that any such claim of infringement is asserted against Affiliate based on any Procured Content, MicroStrategy's sole liability will be to assert against the provider of such Procured Content any rights of indemnity it may have with respect to such claim and Affiliate will be entitled to the benefits of such indemnity. MicroStrategy commits to use reasonable commercial efforts to seek indemnification clauses protecting MicroStrategy and its licensees (including Affiliate) in its agreements for Procured Content.

8.3 Conditions for Indemnification: The obligations under this paragraph are subject to the following conditions: (a) a Party seeking indemnification pursuant to this paragraph (an "Indemnified Party") will give prompt notice to the Party from whom indemnification is sought (the "Indemnifying Party"); (b) the Indemnifying Party has sole control of the settlement, compromise, negotiation and defense of any such action and (c) the Indemnified Party gives all reasonably available cooperation, information, assistance and authority, at the Indemnified

Party's reasonable expense, to enable the Indemnifying Party to do so. To the extent that a conflict of interest precludes counsel of the Indemnifying Party from representing both Parties, the Indemnified Party may assume its own defense but the cost of such defense shall be borne by the Indemnified Party.

9.   PROTECTION OF PROPRIETARY MATERIAL AND INTELLECTUAL PROPERTY
     ------------------------------------------------------------

9.1 Proprietary Material: "Proprietary Material" shall mean any information or data, in written, graphic or machine readable form which by its nature or type should reasonably be considered proprietary or confidential or which the disclosing party labels as being proprietary or confidential, provided, however, that "Proprietary Material" does not include:

(i) Information which is or becomes available in the public domain other than through disclosure by the receiving party (the "Recipient") in breach of this Agreement;

(ii) Information disclosed or made available at any time to the Recipient by a third party without restriction and without breach of any relationship of confidentiality to the party having rights to such information (the "Discloser");

(iii)Information independently developed by the Recipient where the Recipient establishes that such development was accomplished without use of the confidential information of the Discloser;

(iv) Information which was already known to the Recipient, without an obligation of confidentiality to the Discloser, at the time of disclosure hereunder.

9.2 Use of Proprietary Material. Each party acknowledges and agrees that Proprietary Material of the Discloser is confidential and constitutes a valuable asset of the Discloser or (as applicable) of the Discloser's third-party licensor. The Recipient shall not use any of the other party's Proprietary Material for any purpose not specifically authorized in this Agreement, shall hold such Proprietary Material in strict confidence, and shall not disclose such Proprietary Material to any third party.

9.3 Access to Proprietary Material. Each party will limit access to the other party's Proprietary Material to those employees and Authorized Contractors (as defined below) whose use of or access thereto is necessary to the Recipient's authorized use of such Proprietary Material. Each party has entered or will enter into appropriate written agreements with its Authorized Contractors to prevent the unauthorized use, disclosure or copying of the other party's Proprietary Material and shall take all reasonable precautions to protect and maintain the confidentiality of such Proprietary Material, including at a minimum, those precautions which the Recipient employs to protect its own confidential information, but not less than a reasonable degree of care. Each party shall bear the responsibility for any breach of confidentiality by its employees, contractors and consultants.

9.4 Authorized Contractor. "Authorized Contractor" shall mean each of a party's contractors and consultants whose access to the Proprietary Material is required for Recipient's authorized use of such Proprietary Material and with whom a party has executed a written agreement which prevents the unauthorized use, disclosure or copying of the Proprietary Materials; provided, however, that in no event shall any Competitor be permitted to be an Authorized Contractor hereunder even if such person or entity is a consultant to or contractor of a party. For Affiliate, "Competitor" means any person or entity that develops, markets or licenses campaign management software.

9.5 Reverse Engineering and Third Party Access. Each party agrees not to cause or permit the reverse engineering, reverse assembly or reverse compilation of the other's Proprietary Material for any purpose, or to otherwise attempt to derive source code from the other's Proprietary Material. Each party agrees not to use, or allow any third party to use, any Proprietary Material of the other party to aid in the development and/or marketing of any product similar to or competitive with the other party's Proprietary Material. The Recipient shall not disclose, publish, display or otherwise make available to any person any of the other party's Proprietary Material or copies thereof without the express prior written consent of the Discloser.

9.6 Copying and Proprietary Rights. The Recipient shall not duplicate, copy or reproduce any of the other party's Proprietary Material, except with the prior written consent of such party or as otherwise permitted under this Agreement. All title, copyright and other proprietary rights to all of a Discloser's
Proprietary Material, including all furnished by to the Recipient and in all copies made by the Recipient, shall be retained by such Discloser or (as applicable) by its third party licensor. Neither party shall use any of the other's Proprietary Material to create works that are based on the other party's Proprietary Material.

9.7 Injunctive Relief. Each party recognizes and acknowledges that irreparable damage might result to the other if Proprietary Material is improperly used or disclosed by the Recipient. Accordingly, each party agrees that legal proceedings at law or in equity, including injunctive relief, shall be appropriate in the event of a breach of this Section of the Agreement.

9.8 Disclosure Required by Law. Nothing herein shall prevent the Recipient from disclosing all or part of the other party's Proprietary Material as necessary pursuant to the lawful requirement of a governmental agency or when disclosure is required by operation of law; provided that prior requirement to disclose, and (ii) cooperate reasonably with the Discloser in protecting against any such disclosure or obtaining a protective order.

9.9 Survival. Each party's rights and obligations under this Section shall survive any termination of this Agreement.

9.10 Intellectual Property: Affiliate has paid no consideration for the use of MicroStrategy's trademarks or copyrights, and nothing contained in this Agreement will give Affiliate any right, title or interest in any of them except as provided for herein. Affiliate acknowledges that MicroStrategy owns and retains all trademarks, copyrights and other proprietary rights in the Services, and agrees that it will not at any time during or after this Agreement assert any interest in or do anything that may adversely affect the validity of any trademark or copyright owned by or licensed to MicroStrategy. Affiliate acknowledges that the Services consist of factual information gathered, selected and arranged by MicroStrategy and its content providers by special methods and at considerable expense; that all titles, formats and other descriptive headings associated with the Services are the sole property of MicroStrategy and its content providers; that MicroStrategy owns all rights in the data relating to Affiliate Subscribers collected by MicroStrategy, and that Affiliate shall not sell or otherwise dispose of or distribute the Services to any third party.
Upon notice thereof, Affiliate will act promptly to prevent any breach or continuation of a breach by a subscriber of the provisions of this Agreement, or its subscriber agreements, such action to include termination of services, if required by MicroStrategy.

9.11 Termination and Proprietary Material: Upon expiration or termination of this Agreement, Affiliate will immediately cease all display, advertising and use of the Services, all MicroStrategy trademarks, trade names, logos or designations and will not thereafter use, advertise or display an trademark, trade name, logo or designation which is, or any part of which is, similar to or confusable with any trademark, trade name, logo or designation associated with any MicroStrategy product or service. In addition, Affiliate will cease all use of the subscription data associated with Affiliate Subscribers and return all such data to MicroStrategy within ten (10) days of termination.

9.4

10.  TERM & TERMINATION.
     -------------------

10.1 Term: This Agreement shall become effective on the Effective Date and shall continue in effect for a period of twenty four (24) months (the "Initial Term"). This Agreement shall thereafter renew for subsequent twelve (12) month terms unless it is terminated by either party with ninety (90) days written notice prior to the end of any term. This Agreement may also be terminated in any of the following ways:

10.2 MicroStrategy   Termination  with  Cure  Period:  This  Agreement  may  be terminated by MicroStrategy at any time in the event Affiliate fails to pay any fee due hereunder within sixty (60) days following the date of notice of nonpayment or in the event that Affiliate commits any other material default hereunder, including, without limitation, a breach of confidentiality or a violation of MicroStrategy's intellectual property rights, which Affiliate fails to remedy within ten (10) days after having been notified in writing of the default.

10.3 Affiliate Termination with Cure Period: This Agreement may be terminated by Affiliate at any time in the event MicroStrategy fails to pay any royalty due hereunder within sixty (60) days following the date of notice of nonpayment or in the event that MicroStrategy commits a material default hereunder (such as a breach of confidentiality) which MicroStrategy fails to remedy within ten (10) days after having been notified in writing of the default.

10.4 Immediate Termination for Cause: Either Party may terminate this Agreement at any time without prior notice if. (a) a receiver is appointed for the other Party or any of its property, the other Party makes an assignment for the benefit of its creditors; any proceedings are commenced by, for or against the other Party under any bankruptcy, insolvency or debtor's relief law; or the other Party is liquidated or dissolved or (b) the other Party is in material breach of any other written agreement between the Parties.

10.5 Survival: Paragraphs and subparagraphs 5.5, 6, 7, 8, 9, 10.5, 11, 12, 13, 16, and 17 of this Agreement shall survive the termination or expiration of this Agreement for any reason.

11.  CONTACTS OR NOTICES.
     --------------------

11.1 Notice Requirements: All notices, demands or communications required or permitted hereunder shall be in writing, delivered personally or by facsimile, certified, registered or express mail (postage prepaid) at the respective addresses set forth below (or at such other addresses as shall be given in writing by either Party to the other). All notices, requests, demands or communications shall be deemed effective upon personal delivery or on the calendar day following the date of the telex, telegram, or electronic mail or when received if sent by registered, certified or express mail.

11.2 Contacts: Contacts with MicroStrategy regarding this Agreement shall be made with: Director of Contracts, MicroStrategy Incorporated, 8000 Towers Crescent Drive, Vienna, Virginia 22182, Phone: 703-848-8657, Fax: 703-848-8748

Contact with Affiliate regarding this Agreement shall be made with the Affiliate representative named below:

     Affiliate:



12. INDEPENDENT CONTRACTOR. MicroStrategy's relationship to Affiliate in the performance of this Agreement shall be that of an independent contractor, as that term is understood generally at common law. Affiliate's relationship to MicroStrategy in the performance of this Agreement shall be that of sales agent.

13. APPLICABLE LAW. This Agreement shall be interpreted, construed and governed by the laws of the Commonwealth of Virginia, without regard to its conflict of laws provisions.

14. FORCE MAJEURE. MicroStrategy shall not be liable for any delay or failure under this Agreement if such delay or failure is due to any cause beyond the control of MicroStrategy, including, without limitation, restrictions of law or regulations, labor disputes, acts of God or mechanical or electronic breakdowns. MicroStrategy's obligations hereunder are subject to MicroStrategy's ability to obtain and maintain any and all governmental licenses, permits or other authorizations, and MicroStrategy's ability to comply with any and all laws, regulations, orders and other governmental directives which may be imposed on the Services or on MicroStrategy with respect to the Services.

15. ARBITRATION. Any dispute arising out of or related to this Agreement, which cannot be resolved by negotiation, shall be settled by binding arbitration in accordance with the American Arbitration Association as amended by this Agreement. The costs of arbitration, including the fees and expenses of the Arbitrator, shall be shared equally by the Parties unless the arbitration award provides otherwise. Each Party shall bear the cost of preparing and presenting its case. The Parties agree that this provision and the Arbitrator's authority to grant relief shall be subject to the United States Arbitration Act, 9 U.S.C. 1-16 et seq. ("USAA"), the provisions of this Agreement, and the ABA-AAA code of Ethics for Arbitrators in Commercial Disputes. In no event shall the Arbitrator have the authority to make any award that provides for punitive or exemplary damages. The Arbitrator's decision shall follow the plain meaning of the relevant documents, and shall be final and binding. The award may be confirmed and enforced in any court of competent jurisdiction. All post-award proceedings shall be governed by the USAA.

16. ASSIGNMENT. Either Party may assign this agreement to any entity who acquires all or substantially all of the assets or stock of the Party. MicroStrategy shall also have the right to assign this Agreement, or assign any of its rights and/or delegate any of its duties under this Agreement to the Network or any subsidiary. In the event of any such assignment or delegation, such an assignee, the Network or the subsidiary shall be afforded the same protections as this Agreement affords the assigning Party.

17. MISCELLANEOUS. Nothing in this Agreement shall be construed to make either Party an agent, joint venturer or partner of or with the other, and neither Party shall have the right or authority to legally bind the other in any manner. This Agreement may be amended only in a writing executed by both Parties. This Agreement contains the entire agreement of the Parties with respect to the subject matter herein, and supersedes all prior and contemporaneous proposals, discussions, agreements, understandings and communications, whether written or oral. The headings and sub-headings in this Agreement are intended only for the convenience of the reader and should not be used in construing the meaning of this document. This Agreement may be signed in counterparts, and each counterpart shall be a part of the same whole.

IN WITNESS WHEREOF, the Parties have executed this Agreement effective on the Effective Date.

Exchange Applications, Inc.                     MicroStrategy Incorporated

By: /s/ Sanju Bansal              By: [Illegible]
   --------------------               -------------------

Name: Sanju Bansal                Name: _________________
     --------------------

Title: COO                        Title: __________________
     --------------------

Date: ____________________        Date: __________________

                             ---------

                              RIDER TO STRATEGY.COM
                           AFFILIATE AGREEMENT BETWEEN
                            EXCHANGE APPLICATIONS AND
                           MICROSTRATEGY INCORPORATED

   The Strategy.com Affiliate Agreement between Exchange Applications, Inc. ("Master Affiliate") and MicroStrategy Incorporated ("MicroStrategy"), including any Exhibits thereto, and dated December 28, 1999 (the "Agreement") is hereby amended with regard to the following provisions. All defined terms and references are to the Agreement.

Master Affiliation: MicroStrategy grants to Exchange Applications the right to become a Master Affiliate. Master Affiliate will receive the royalties set forth below by referring and actively assisting in signing up other entities as Strategy.com affiliates (each a "Referred Affiliate"). MicroStrategy retains the right to control the terms of affiliation for all new affiliates.

    (a) Referral Process: Master Affiliate will receive Master Affiliate Royalties (as defined below) when the following conditions are met:

          (i) Master Affiliate registers the account by submitting a completed form to MicroStrategy's Director of Contracts. The form will list the account name, account contacts, description of the opportunity and the Master Affiliate contact.
         (ii) MicroStrategy does not reject the referral within ten (10) business days of its receipt of the referral. MicroStrategy retains the right to reject a referral because MicroStrategy is already engaging the referral or MicroStrategy is in a position where it does not want to, or cannot, do business with the referred company.
        (iii)  Master Affiliate undertakes the sales activity.
         (iv)  MicroStrategy is not required to conduct more than three executive sales calls or two product demonstrations.
          (v)  an agreement is executed between the Referred Affiliate and
               MicroStrategy within one hundred twenty (120) days of the referral registration.

    (b) Master Affiliate Royalties. For the term of the Agreement and pursuant to subsection (a) of this Rider, for every credited Referred Affiliate, MicroStrategy will pay Master Affiliate a royalty of forty percent (40%) of the Licensing Fee actually collected by MicroStrategy from any Referred Affiliate and fifteen percent (15%) of the Net Royalty Income from the Local Network of the Referred Affiliate ("Master Affiliate Royalties"). To determine the "Net Royalty Income" MicroStrategy will determine (i) the Net Revenue associated with the Local Network of the Referred Affiliate, (ii) subtract the royalty paid the Referred Affiliate and (iii) multiply the remainder by fifteen percent (15%).

    (c) Quarterly Reports: MicroStrategy will report and pay its royalty obligations under this Rider, pursuant to the Quarterly Reports mandated by the Agreement.

    (d) Term of Master Affiliate Royalty Provisions For Any One Referred Affiliate. Master Affiliate will receive Master Affiliate Royalties for any particular Referred Affiliate for a period of two years, commencing from the date when the Referred Affiliate first becomes an affiliate.

     IN WITNESS WHEREOF, the Parties have executed this Agreement effective on the Effective Date.

     Exchange Applications, Inc.  MicroStrategy Incorporated

      By:   [Illegible]          By: /s/ Sanju Bansal
           -----------------         -------------------

      Name: ________________     Name: Sanju Bansal
                                      ----------------

      Title: _________________   Title: COO
                                        ---------------

      Date: _________________    Date: ___________________